SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of
        the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant /X/
Filed by a party other than the Registrant /  /

Check the appropriate box:
/x/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Soliciting Material pursuant to Section 24.14a-11(c) or Section
     240.14a-12


            MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP
-------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/x/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:

           Limited Partnership Units
          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          10,907 Units
          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          Total consideration to be received of $12,377,275, multiplied by 1/50th of 1 percent
          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

           Same as above
          ---------------------------------------------------------------

     (5)  Total fee paid:

          $2,475.00
          ---------------------------------------------------------------

/x/ Fee paid previously with preliminary materials.

/x/ Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

           $2,475.00
          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          Preliminary Proxy Materials
          ---------------------------------------------------------------

     (3)  Filing Party:

          Medical Income Properties 2B Limited Partnership
          ---------------------------------------------------------------

     (4)  Date Filed:

           February 19, 1997
          ---------------------------------------------------------------

          MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP
                   7000 Central Parkway, Suite 850
                       Atlanta, Georgia 30328

                           March ___, 1997

Dear Limited Partner:

     The enclosed materials solicit your consent to the sale of the operating assets of Medical Income Properties 2B Limited Partnership (the "Partnership") to OMEGA HEALTHCARE INVESTORS, INC. ("OMEGA"), and the distribution of the Partnership's remaining assets to the Limited Partners. If the transaction is consummated, it is anticipated that the holders of Limited Partner Units of the Partnership (the "Units") would receive approximately $921 for each Unit, of which approximately $725 would be paid within 30 days of the closing date upon surrender of Limited Partnership Certificates; up to $153 per Unit within one year of the closing date, and up to $43 per Unit within 40 months of the closing date in connection with the dissolution of the Partnership. Additional information about the proposed transaction is set forth in the accompanying Consent Solicitation Statement.

     The managing general partner of the Partnership, QualiCorp Management, Inc. (the "MGP"), has approved the Purchase and Sale Agreement by and among OMEGA, the MGP, and the Partnership (the "Sale Agreement") subject to the consent of the holders of a majority of the Units. The investment banking firm of The Robinson-Humphrey Company, Inc. has reviewed the terms of the transaction for the MGP and has opined that the consideration to be received by the Limited Partners under the Sale Agreement is fair from a financial point of view. THE MGP RECOMMENDS THAT YOU VOTE YOUR UNITS TO CONSENT TO THE SALE AND DISSOLUTION OF THE PARTNERSHIP FOR THE REASONS SET FORTH UNDER "SALE OF PARTNERSHIP ASSETS - BACKGROUND AND REASONS FOR THE SALE" IN THE ATTACHED CONSENT SOLICITATION STATEMENT.

     PLEASE SIGN, DATE AND MAIL THE ENCLOSED REPLY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A vote may be revoked or changed at any time prior to April 10, 1997, the date set for the tabulation of the vote on the proposed transaction, by providing written notice to the MGP at 7000 Central Parkway, Suite 850, Atlanta, Georgia 30328 or by executing a later-dated Reply Card.

     The transaction cannot proceed without the consent of the holders of a majority of the Units. Consequently, it is important that you submit your Reply Card prior to the April 10, 1997 tabulation date. The sale of the Partnership's operating assets pursuant to the Sale Agreement is also conditioned on the closing of the sale of the operating assets of three other partnerships which are also managed by the Managing General Partner or an affiliated company, RWB Medical Income Properties 1 Limited Partnership, Medical Income Properties 2A Limited Partnership and RWB Medical Properties Limited Partnership IV, each of which has entered into substantially similar facility acquisition agreements with OMEGA. Accordingly, if each of the other partnerships does not sell its operating assets to OMEGA, or if OMEGA fails to purchase the operating assets of each of the other partnerships, the Partnership's transaction will not close, the distributions will not be made, and the Partnership will not be dissolved.

     Please do not send your Limited Partnership certificates to the Partnership or the Exchange Agent at this time. If the sale is approved and consummated, you will receive further instructions regarding the procedure for exchanging the certificates evidencing your Units for cash.

                              Very truly yours,



                              John M. DeBlois
                              Chairman of the Board
                              QualiCorp Management, Inc.,
                              Managing General Partner


               PLEASE COMPLETE, SIGN, DATE AND RETURN
                   THE ENCLOSED REPLY CARD TODAY.

          MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP
             SOLICITATION OF CONSENT OF LIMITED PARTNERS

          This Consent Solicitation is Dated March __, 1997

               Voting on the Proposal Described Below
                    Will Close on April 10, 1997


     QualiCorp Management, Inc. (the "Managing General Partner"), the managing general partner of Medical Income Properties 2B Limited Partnership (the "Partnership"), hereby solicits the written consent of the limited partners of the Partnership (the "Limited Partners"):

     To sell substantially all of the assets of the Partnership to Omega Healthcare Investors, Inc., a real estate investment trust ("Omega"), pursuant to the terms and conditions of the Purchase and Sale Agreement by and among the Partnership, the Managing General Partner and Omega (the "Sale Agreement") to distribute the Partnership's net assets and to dissolve the Partnership, all as set forth in the Consent Solicitation Statement.

     It is anticipated that the total cash distributions for each Limited Partner Unit of the Partnership (the "Units") resulting from the sale will be approximately $921. The Board of Directors of the Managing General Partner has fixed the date of mailing of the Consent Solicitation Statement as the record date for determining the Limited Partners having the right to receive notice of, and to vote on, the proposal described herein, and only holders of record of Units at the close of business on such date are entitled to notice of and to vote on the proposal. A list of Limited Partners entitled to vote pursuant to the Consent Solicitation will be available during ordinary business hours at the Partnership's executive offices, 7000 Central Parkway, Suite 850, Atlanta, Georgia 30328, for ten days prior to April 10, 1997, for examination by any Limited Partner for purposes germane to the Consent Solicitation.
In addition, in accordance with the Partnership's Limited Partnership Agreement, the Managing General Partner will mail to any Limited Partner a list of the names and addresses of, and number of Units held by, the Limited Partners upon payment of a reasonable fee as determined by the Managing General Partner and receipt of a representation from the requesting Limited Partner that it will not sell or disclose the list to anyone or use the list for commercial purposes unrelated to the Partnership.

                              By Order of the Managing General
                              Partner


                              John M. DeBlois
                              Chairman of the Board of Directors and
                              Secretary
                              QualiCorp Management, Inc.
Atlanta, Georgia
March ___, 1997


THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU VOTE "YES" TO
APPROVE THE SALE AGREEMENT AND THE SUBSEQUENT TERMINATION OF THE
PARTNERSHIP.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND MAIL PROMPTLY THE ENCLOSED REPLY CARD WHICH IS BEING SOLICITED BY THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP.

A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                             REPLY CARD

                        CONSENT SOLICITATION

                      LIMITED PARTNERSHIP UNITS
          MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

      THIS CONSENT IS SOLICITED BY THE MANAGING GENERAL PARTNER

     The following proposal is submitted for approval by written consent to the holders of limited partnership units (the "Units") of Medical Income Properties 2B Limited Partnership (the "Partnership") by the managing general partner of the Partnership, QualiCorp
Management, Inc. (the "Managing General Partner"):

     To sell substantially all of the assets of the Partnership to Omega Healthcare Investors, Inc., a real estate investment trust ("Omega"), pursuant to the terms and conditions of the Purchase and Sale Agreement by and among the Partnership, the Managing General Partner and Omega, to distribute the Partnership's net assets and to dissolve the Partnership, all as set forth in the Consent Solicitation Statement.

     THE UNDERSIGNED LIMITED PARTNER HEREBY VOTES HIS OR HER UNITS FOR THE ABOVE PROPOSAL AS FOLLOWS:

                    CONSENT        WITHHOLD CONSENT       ABSTAIN
                     (YES)               (NO)            (NO VOTE)

                 ____________        ____________       ____________


 A PROPERLY-EXECUTED AND DATED REPLY CARD MUST BE RECEIVED BY APRIL
       10, 1997, TO BE INCLUDED IN THE TABULATION OF CONSENTS.
 THE MANAGING GENERAL PARTNER URGES THE LIMITED PARTNERS TO CONSENT
                          TO THE PROPOSAL.

Please sign this Reply Card exactly as the registered name appears on the label affixed to this Reply Card [DESCRIPTION OF LABEL
LOCATION].

______________________________

______________________________

Note: When signing as attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date__________________________

   PROPERLY EXECUTED BALLOTS WHICH DO NOT INDICATE A VOTE WILL BE
         COUNTED AS VOTES FOR THE PROPOSAL DESCRIBED HEREIN

                      CONSENT SOLICITATION STATEMENT
                            TABLE OF CONTENTS

CONSENT SOLICITATION STATEMENT                              2
     Voting in the Consent Solicitation                     2
     Solicitation Expenses                                  3
PROPOSED SALE OF PARTNERSHIP ASSETS AND
SUBSEQUENT DISSOLUTION OF PARTNERSHIP                       4
     Sale of Partnership Assets                             4
     Anticipated Distributions                              5
     Recommendation of the Managing General Partner         8
     Background and Reasons for the Sale                    8
     Opinion of Financial Advisor                           13
     The Sale Agreement                                     17
     The Other Sellers                                      30
     Interest of Certain Persons in the Transactions        30
     Tax Section Of Consent Solicitation                    31
        Summary Of Federal Income Tax Consequences          31
        Taxation Of Partnerships In General                 33
        Basis Of Partnership Interests                      33
        Allocation Of Income, Gain, Loss And Deduction
           Among The Partners                               34
        Sales Of Partnership Properties                     34
        Liquidation Of The Partnership                      36
        Alternative Minimum Tax                             37
        Conclusion                                          37
     Dissenters' Rights                                     38
     Exchange of Limited Partnership Certificates           38
     Operations Following the Sale and Effect of the Sale on
        Limited Partners                                    39
THE PARTNERSHIP                                             40
     Summary Historical Financial and Operating Data        40
     Description of Business                                40
     Legal Proceedings                                      44
     Security Ownership of Certain Beneficial Owners
        and Management                                      44
     Comparative Per-Unit Data                              44
     Information Concerning the Units                       45
     Management's Discussion and Analysis of Financial
        Condition and Results of Operations for the Years
        Ended December 31, 1996, 1995, 1994 and 1993        45
     Experts                                                47
INDEX TO FINANCIAL STATEMENTS                               48
SALE AGREEMENT                                      Appendix A
FAIRNESS OPINION                                    Appendix B

                   CONSENT SOLICITATION STATEMENT

     This Consent Solicitation Statement is being furnished by the Board of Directors of QualiCorp Management, Inc., the managing general partner (the "MGP") of Medical Income Properties 2B Limited Partnership, a Delaware limited partnership (the "Partnership"), to limited partners of the Partnership (the "Limited Partners") for the solicitation of written consents from the Limited Partners in connection with the proposal to sell substantially all of the operating assets of the Partnership (the "Sale") and dissolve the Partnership following the distributions to the Limited Partners, all as described in greater detail herein.

     The Partnership provides a range of long-term care services in the one nursing home it owns, Edwardsville Care Center East in Edwardsville, Illinois. In addition, the Partnership provides long-term care services in three homes owned and operated pursuant to joint ventures with Medical Income Properties 2A Limited
Partnership, Medical Park Convalescent Center in Decatur, Alabama
(45.45% interest owned by the Partnership, with the majority interest owned by Medical Income Properties 2A Limited Partnership), Renaissance Place-Katy in Katy, Texas (50% interest owned by the Partnership) and Renaissance Place-Humble in Humble, Texas (50% interest owned by the Partnership). The principal executive offices of the Partnership and the MGP are located at 7000 Central Parkway, Suite 850, Atlanta, Georgia
30328, and their telephone number at such address is (770) 668-1080.
For most Limited Partners, a toll free telephone number is available at (800) 226-0024.

     This Consent Solicitation Statement is first being mailed to Limited Partners on or about March __, 1997.

VOTING IN THE CONSENT SOLICITATION

     RECORD DATE; UNITS ENTITLED TO VOTE. Only holders of record of Partnership units (the "Units") at the close of business on March __, 1997 (the "Record Date"), the date on which this Consent Solicitation Statement was first mailed to Limited Partners, are entitled to notice of and to vote in the Consent Solicitation. As of the Record Date, there were 10,907 Units outstanding and entitled to vote in the Consent Solicitation. Each Unit is entitled to one vote.

     VOTE REQUIRED FOR APPROVAL. Under the Partnership's Amended and Restated Articles of Limited Partnership and Delaware law, the affirmative consent of the holders of a majority of the issued and outstanding Units must be received by April 10, 1997, the date set by the MGP for tabulating the consents, or by such later date as may be determined by the MGP for approval of the Sale Agreement. Abstentions and broker non-votes will count as a vote AGAINST the proposal described herein. As of the date of this Consent Solicitation Statement QualiCorp, Inc., the parent corporation of the MGP ("QualiCorp"), held 44 Units, which constitutes less than one half of one percent of the Units outstanding on such date. QualiCorp will execute consents to the transaction with respect to each of the Units owned by it.

     REPLY CARDS. All properly executed Reply Cards returned to the MGP will be voted in accordance with the specifications thereon, or, if no specifications are made, will be voted FOR approval of the proposal described herein. Any Reply Card may be revoked by a Limited Partner by delivering written notice to the MGP stating that the Reply Card is revoked or by execution of a later-dated Reply Card.

SOLICITATION EXPENSES

     The Partnership will bear the cost of the solicitation of consents from the Limited Partners, which costs are estimated by the MGP not to exceed approximately $75,000, including printing costs, postage and legal, accounting and investment banker fees. In addition to solicitation by mail, the directors, officers and employees of the MGP and the Partnership and their representatives may solicit consents from Limited Partners by telephone, fax or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for their reasonable, out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of Units held of record by such entities, and the Partnership will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") will assist in the solicitation of consents by the MGP for a fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses, all of which will be paid by the Partnership. However, Robinson-Humphrey will receive the $12,500 fee only if responses with respect to more than 80% of the Units are received. See "Opinion of Financial Advisor."

                 PROPOSED SALE OF PARTNERSHIP ASSETS
              AND SUBSEQUENT DISSOLUTION OF PARTNERSHIP

SALE OF PARTNERSHIP ASSETS

     GENERAL. The following is a brief summary of the material aspects of the Sale. This summary is qualified in all respects by the Purchase and Sale Agreement effective as of February 3, 1997 (the "Sale Agreement"), by and among the Partnership, the MGP and Omega Healthcare Investors, Inc. ("Omega"), which is attached as Appendix A to this Consent Solicitation Statement and is incorporated herein by this reference.

     The Sale Agreement provides for the sale to Omega of the Partnership's ownership interests in the Facilities, including the real property on which the Facilities are located (the "Real Property") and the personal property and intangible assets related to the operation of the Facilities. The Sale will not include any assumption by Omega of the Partnership's debts or the payment of any trade payables, and the Partnership will retain all of its cash or cash equivalents and accounts receivable.

     Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of November 30, 1996, its portfolio included 221 healthcare facilities with more than 20,000 licensed beds located in 26 states. As a real estate investment trust, Omega is restricted by law from operating the facilities that it owns. Therefore, Omega leases the health care facilities owned by it to third party operators. Upon consummation of the Sale, Omega intends to lease the Partnership's Facilities to one or more independent third-party operators who have not yet been identified (the "New Operator").

     Consummation of the Sale is not dependent upon Omega's ability to locate the New Operator. If the New Operator has not been identified as of the date of closing (the "Closing Date") or, even if identified, the New Operator has not received applicable government permits, licenses or approvals to operate one or more of the Facilities (the "Regulatory Approvals"), the Sale and the distributions of funds to the Partnership will nonetheless occur as contemplated. In this event, the Partnership would enter into a lease agreement with Omega or, if identified, the New Operator, to lease such facilities for a period which will not extend beyond December 31, 1997 (the "Interim Leasing Agreement"). The

Partnership's current manager, Atrium Living Centers, Inc.
("Atrium") has agreed to manage the Facilities for Omega pursuant to a management agreement between the Partnership and Atrium with funding for operations and management fees to be provided by Omega. See "Interim Operating Arrangements."

     Closing of the Sale Agreement is subject to a number of conditions, including the closing of facility acquisition agreements between Omega and three other partnerships managed by wholly-owned subsidiaries of QualiCorp (the "Other Sellers" - the Partnership and the Other Sellers are sometimes collectively referred to herein as the "Sellers"). For a description of the Other Sellers, see "The Other Sellers." The Sellers own a total of 11 long-term care facilities that are subject to purchase by Omega (collectively, along with the Sale, the "Asset Sales"). Approval for the sale of the assets and subsequent dissolution of RWB Medical Properties Limited Partnership IV has already been obtained. Contemporaneously with this Consent Solicitation, the consents of the holders of the remaining Other Sellers, RWB Medical Income Properties 1 Limited Partnership and Medical Income Properties 2A Limited Partnership, are being solicited for the approval of the respective Asset Sales and the eventual dissolution of each such entity. Because consummation of each Asset Sale is contingent upon consummation of the others, if the limited partners of RWB Medical Income Properties 1 Limited Partnership and Medical Income Properties 2A Limited Partnership do not approve the sale of the assets of those entities, or if each Asset Sale is not otherwise consummated, the Sale will not be consummated, the distributions described herein will not be made and the Partnership will not be terminated pursuant to this Consent Solicitation, regardless of whether the Limited Partners approve the Proposal described herein.

ANTICIPATED DISTRIBUTIONS

     Those Limited Partners who purchased their Units in the initial public offering and have held them since that time have already received periodic distributions of $277.63 per Unit.

     Based on the MGP's analysis of the Sale Agreement and of the assets to be retained by the Partnership following the Sale, taking into account all liabilities or obligations which must be paid by the Partnership, together with an analysis of the obligations of the Partnership in the Sale Agreement to indemnify Omega against certain losses following the Sale, the MGP believes that the total sales consideration of $12,377,275 will be reduced by accrued expenses of $325,207 for vacation pay, sick pay, taxes and trust fund obligations as provided in the Sale Agreement, by $1,741,052 of closing costs, brokerage fees, third party settlements and other obligations, and by $1,898,867 for the payment of debt, resulting in estimated net proceeds from the sale of $8,412,149. These net proceeds will be augmented by estimated current assets in excess of current liabilities of $1,629,269 which will increase the total amount available for distribution to $10,041,418 which will be

distributed to the Limited Partners in three installments as follows:

   1. FIRST INSTALLMENT. All Limited Partners will receive a check in the amount of $725 per Unit, payable within 30 business days of the closing and surrender of Partnership certificates (an anticipated aggregate distribution to all of the Limited Partners of $7,909,761);

   2. SECOND INSTALLMENT. A second distribution of approximately $153 per Unit is anticipated to be made within one year of the closing. This distribution is primarily attributable to the collection of accounts receivable in the period subsequent to the closing less the payment of accounts payable and other liabilities (an anticipated aggregate distribution to all of the Limited Partners of $1,668,632); and

   3. FINAL INSTALLMENT. A final distribution of up to $43 per Unit is anticipated to be made following the expiration of the Partnership's representations and warranties to Omega and any additional period required to finally resolve any claims for indemnification against the Partnership brought prior to the termination of such period (an anticipated aggregate distribution to all of the Limited Partners of $463,025). See "The Sale Agreement - Indemnification and Joint Account." The MGP anticipates that the final distribution will be made approximately 40 months following the closing.

     The amount of the First Installment is based on the amount of consideration to be received for certain of the Partnership's assets and the Partnership's cash reserves as of such date, less the payment of Partnership indebtedness, expenses associated with the sale, and estimated liabilities to third-parties, and less the amount placed into a joint signature bank account (hereinafter referred to as the "Joint Account") with NationsBank or another FDIC insured bank with offices in Atlanta, Georgia selected by the Partnership and reasonably acceptable to Omega (the "Bank") to be held and disbursed in accordance with an agreement (the "Letter Agreement") for the purposes of securing the indemnity and certain other obligations of the Partnership under the Sale Agreement that

will survive the Closing. The amount of indebtedness, expenses and obligations are estimated by the Partnership to be Three Million
Nine Hundred Sixty Five One Hundred Twenty Six Dollars ($3,965,126). The amount to be deposited in the Joint Account will be Three Hundred Ninety Five Thousand Four Hundred Fifty Dollars ($395,450).

     The Second Installment represents the MGP's good faith estimate of the amount of accounts receivable that will be collected by the Partnership, offset by the anticipated amount of remaining accounts payable and other liabilities of the Partnership. Although the amount and date of payment of the Second Installment is not determinable, the MGP believes, based on an analysis of historical collection rates, that it is probable that the Second Installment will be paid in the amount and at the time contemplated herein. The amount of the Second Installment may also be affected by the amount of claims for indemnification, if any, made by Omega prior to the estimated date of payment of the Second Installment.

     Following the expiration of the representations and warranties of the Partnership and the resolution of any claims for indemnity against the Partnership made prior to such expiration, the Joint Account will be terminated and all funds remaining therein, together with any other funds retained by the Partnership, less administrative expenses, will be distributed to the Limited Partners as the Final Installment based on the terms of the Partnership Agreement. There can be no exact determination of the amount of the Final Installment, if any, nor of the date on which the Final Installment will be made, although the MGP believes, based on all the facts and circumstances known to the MGP as of the time of this Consent Solicitation Statement, that all or substantially all of the estimated Final Installment will be paid within 40 months of the Effective Time (as hereinafter defined). The estimated 40-month period relates primarily to statutory periods within which representatives of the Medicare and Medicaid programs are permitted to make assessments against the Partnership for funds received under those programs.

     The MGP will provide each Limited Partner with updated summaries of the status of the anticipated payment of the Second Installment and the Final Installment at least annually. See "Operations Following the Sale and Effect of the Sale on Limited Partners."

RECOMMENDATION OF THE MANAGING GENERAL PARTNER

     For the reasons described below, the MGP, acting pursuant to the unanimous approval of its directors, has approved the Sale Agreement, the distribution of the remaining net assets in cash, and the subsequent dissolution of the Partnership and recommends that the Limited Partners consent to the Sale Agreement, the distributions, and the subsequent dissolution of the Partnership.
As described in further detail below, the MGP believes that the terms of the Sale are fair and reasonable, and are in the best interests of the Partnership and its Limited Partners.
Background and Reasons for the Sale

     BACKGROUND. The Partnership was organized in 1987. From its inception, the business plan of the Partnership was to sell or finance its properties within five to ten years after the acquisition of such properties, to distribute the proceeds of such sales or financings to the Limited Partners and to terminate upon the sale and liquidation of all of its properties and investments. The MGP has continually evaluated the possible sale of some or all of the Partnership's assets in the ordinary course of business.

     Recently, legislative initiatives have been proposed that, if passed, would effect significant changes in the national and state health care systems. Among the proposals under consideration are various restructurings or cut-backs in the Medicare and Medicaid programs. Although it is not certain which, if any, of such proposals will be adopted, or, if adopted, what effect, if any, such proposals would have on the business of the Partnership, the MGP believes that certain of the initiatives proposed, if adopted, could adversely affect the business of the Partnership. In addition, various cost containment measures adopted by the government and private pay sources have limited, or in the future could limit, the scope and amount of reimbursable health care expenses and increases in reimbursement rates for medical services, including certain of the expenses incurred or services offered by the Partnership.

     In fact, cost containment mechanisms both by governmental and third-party payors have already begun to restrict the scope and amount of reimbursable health care expenses. As a result of the federal government's recent decision to increase the minimum wage to $4.75 per hour in 1996 and $5.15 per hour in 1997, the Partnership has been required to increase the hourly wage of many employees previously compensated at less than the new minimum wage in order to remain competitive in the labor market. The Partnership has also experienced a "ripple effect" in wages for some employees who had been paid slightly more than the new minimum wage. Accordingly, the


increase in the minimum wage and consequent increases in other hourly wages have adversely impacted the Partnership, and will in the future continue to adversely impact the Partnership, unless Medicare and Medicaid reimbursement rates are increased to cover such increases. To date, the State of Alabama has increased its reimbursement rates to reimburse actual expenses due to the 1996 minimum wage increase to $4.75, but the State of Texas has not. Although the State of Illinois has recently increased its reimbursement rates, but these increases were not related to, and do not reimburse providers for, the 1996 minimum wage increase. None of the states are committed to reimbursing nursing home expenses due to the 1997 increases in the minimum wage to $5.15 per hour, and there is considerable doubt as to whether such increases will be forthcoming.

     In light of the uncertain future of the health care system and the effect of cost containment measures and wage increases on the business of the Partnership, as outlined above, the MGP has become increasingly concerned that, as federal and state governments continue to attempt to control escalating health care costs, additional measures could be adopted that would impair the profitability of the Partnership. In order to remain competitive in the current environment, health care providers larger than the Partnership have begun to diversify to provide therapy services, pharmaceuticals, and medical and other supplies. The Partnership currently contracts with third parties for the provision of such services. The MGP believes that in order for the Partnership to remain profitable, it would have to provide such services and supplies itself without continued reliance upon third-party vendors. However, even if the Partnership had the ability and resources to support such diversification, any effort to develop new lines of business to preserve and enhance the Partnership's profitability in the long-term would likely have short-term start-up costs and debt service requirements which would adversely affect the profitability of the Partnership and distributions to its investors in the short to intermediate term. In addition, even if successfully developed, there is no assurance that the Partnership would be able to operate such new lines of business profitably.

     In response to the concerns outlined above, the MGP determined to conduct a valuation of the Partnership's assets in early 1996.
At the same time, based on similar concerns, the managing general partners of the Other Sellers determined to seek a valuation of those entities' assets. Commencing in January 1996, representatives of the Partnership and the Other Sellers had discussions with various investment bankers concerning a potential valuation for Units. In February, 1996, Robinson-Humphrey was retained by the Sellers to value the various Sellers' assets and advise the Sellers as to the possible sale of their assets. As a result of the valuation and the MGP's concerns about the Partnership's capacity to continue to compete effectively in the rapidly-changing health care environment, the MGP asked Robinson-Humphrey to seek potential


purchasers of the Partnership's assets. In the first quarterly report to the Limited Partners in 1996, the MGP informed the Limited Partners that an investment banking firm had been retained to conduct such a valuation and advise the Partnership of a possible sale of assets. By letter dated June 10, 1996, to the Limited Partners, the MGP informed the Limited Partners that it had determined to seek a buyer of the Partnership's assets based on the Robinson-Humphrey valuation. The MGP based its decision to seek a purchaser for the Partnership's assets on its belief that the Partnership did not have adequate resources to continue to grow the business of the Partnership in the manner that would be necessary to maintain its level of profitability in the changing competitive health care environment.

     Robinson-Humphrey advised the Sellers that they were likely to obtain a higher price from a large company with a significant presence in the nursing home industry, but that such a large company would likely not be interested in acquiring individual assets, and that the larger the asset group offered for sale, the higher the price per facility was likely to be. Accordingly, Robinson-Humphrey solicited indications from those companies that it believed would be interested in purchasing all of the assets of the Sellers. Pursuant to Robinson-Humphrey's solicitation, eighteen potential purchasers requested additional information regarding the proposed sale. Of the eighteen potential purchasers, five submitted written indications of interest in acquiring the assets. Starting in April 1996, Robinson-Humphrey had various discussions with representatives of each of the parties, and ultimately, two initial proposals for the acquisition of all of the Sellers' operating assets were received in a price range deemed appropriate by Robinson-Humphrey. However, the party making the lower of these initial proposals also introduced unacceptable financing conditions. The Partnership entered into negotiations with the party making the better proposal, and entered into a letter of intent with that party. Later, that party withdrew from negotiations after learning of a threatened change in Alabama's Medicaid reimbursement policy that would have affected all nursing homes in Alabama.

     By a letter dated October 22, 1996, the Partnership informed Limited Partners that the aforementioned negotiations and letter of intent had been abandoned, but that the Partnership would engage Robinson-Humphrey to renew its efforts to sell the assets of the Partnership in the near future. During November 1996, Robinson-Humphrey again solicited interest in the purchase of the

Partnership's assets, and received four additional written expressions of interest in further discussions. Two proposals were made, but the Omega proposal was deemed to be the most serious offer capable of being accepted and to be in the best interest of the Partnership.

     Omega is one of the largest healthcare real estate investment trusts in the United States. As a real estate investment trust, Omega cannot operate nursing homes owned by it and, as a result, Omega typically leases its properties to third-party operators. Omega's lessees include some of the largest long-term care providers in the United States. Virtually all of Omega's lessees have substantially more resources available to operate the Partnership assets more competitively than the Partnership.

     Based on the terms of the Omega proposal, including the absence of contingencies similar to those demanded by the other potential purchaser, the managing general partners of the Sellers commenced discussions with Omega in December 1996 concerning the sale of substantially all of the assets of the Sellers, including the Partnership. In mid-December, following the MGP's consultation with Robinson-Humphrey regarding an exclusive negotiation period with Omega, the MGP and Omega agreed to negotiate exclusively with one another for a thirty (30) day period. In December, 1996 the Board of Directors of the MGP met to approve the execution of a term sheet for the exclusive negotiation period. Subsequently, the MGP negotiated the Sale Agreement and conducted certain financial due diligence investigations with respect to Omega. Negotiations were completed and the Sale Agreement was executed effective on February 3, 1997. The execution of the Sale Agreement was announced to the Limited Partners by letter dated February 6, 1997. Robinson-Humphrey acted as financial advisor to the Partnership in connection with the negotiation, approval by the Board of Directors and execution by the MGP on behalf of the Partnership of the Sale Agreement. No independent representative of the Limited Partners of the Partnership was retained by the Partnership or the MGP to participate in the negotiation of the terms of the Sale Agreement with Omega.

     The terms of the Sale are the result of arms-length negotiations between the MGP and Omega and were approved by the Board of Directors of the MGP at the meeting held on January 31, 1997. At the meeting, the Board received presentations concerning, and reviewed carefully the terms and conditions of, the proposed Sale with Partnership management with legal counsel and the Partnership's financial advisor, Robinson-Humphrey. As part of the meeting, the Board of Directors considered, among other things, the historical Limited Partnership trading prices and trading

information for the Units and information presented by Robinson-Humphrey, including an analysis of other comparable companies being sold in the nursing home industry, an analysis of comparable publicly-traded nursing home companies, and an asset analysis. The MGP and Robinson-Humphrey also discussed the Partnership's results of operations for 1995 and 1996, as well as its growth potential for succeeding years.

     REASONS FOR ENTERING INTO THE SALE AGREEMENT WITH OMEGA. In approving the Sale Agreement and recommending such approval to the Limited Partners, the MGP, acting through its Board of Directors, considered the following principal factors in addition to the factors listed above:

     1. The sale consideration to be received by the Limited Partners of $725 cash payable within 30 days of Closing, plus an estimated $196 payable over time in the second and third installments in relationship to the historical trading ranges for Units and that, as a result of the Sale, the Limited Partners would receive immediate cash in an amount equal to more than two times the average prior trading value for the Units (excluding trades made after the MGP disclosed its efforts to sell all Partnership assets) and would be eligible to receive additional distributions in the future following the collection of accounts receivable and expiration of the Partnership's representations and warranties;

     2. Financial and other information concerning the financial strength of Omega;

     3.   The terms, other than the financial terms, of the proposed
          Sale;

     4. The likelihood of the Sale being approved by appropriate regulatory authorities;

     5.   The relative strengths of each entity;

     6. The difficulties faced by the Partnership in taking advantage of new opportunities in the health care industry if the Sale were not consummated;

     7. Industry conditions generally, including the ongoing trend of consolidations in health care in response to health care reform movements; and


     8. The opinion of Robinson-Humphrey that the consideration to be received by the Limited Partners pursuant to the Sale Agreement is fair to the Limited Partners from a financial point of view.

OPINION OF FINANCIAL ADVISOR

     BACKGROUND. The managing general partners of the Sellers engaged Robinson-Humphrey to consult with and advise them concerning the sale of assets of the Sellers, to solicit offers for the sale of such assets, to assist in the negotiation of such sale, and to render fairness opinions at or about the date of the various facility acquisition agreements to each of the Sellers with respect to the fairness, from a financial point of view, to the Limited Partners of such Sellers regarding the consideration to be received pursuant to the Asset Sales by each Seller.

     The terms of Robinson-Humphrey's engagement were set forth in a letter agreement dated February 6, 1996 (the "Robinson-Humphrey Engagement Letter"). Under the terms of the Robinson-Humphrey Engagement Letter, the Sellers paid Robinson-Humphrey a retainer of $50,000 upon engagement plus a fee of $15,000 upon renewal (the "Retainer") and fees aggregating $100,000 upon delivery of fairness opinions to the various Sellers (the "Opinion Fees"). The Opinion Fees are payable by the Sellers even if the Limited Partners reject the Sale or the Sale does not occur for any other reason. The Sellers also agreed to pay Robinson-Humphrey a proxy solicitation fee of $12,500 (the "Proxy Solicitation Fees") each upon the receipt of responses of greater than 80% of the outstanding limited partner units of the Sellers. See "Solicitation Expenses." If the Asset Sales occur either during the term of Robinson-Humphrey's engagement or within six months of the termination of such engagement to a party of which Robinson-Humphrey notified the Sellers, then Robinson-Humphrey will also receive a success fee (the "Success Fee") equal to 1.5% of the first $50 million in total consideration, 2.5% of any additional consideration up to $60 million and 3% of any additional consideration in excess of $60 million. If the Asset Sales are consummated and the Success Fee is paid by the Sellers, then the amount previously paid in connection with the Retainer, Opinion Fees and Proxy Fees will be deducted from the Success Fee. The Robinson-Humphrey Engagement Letter also provides that the Sellers will reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses up to $15,000 and will indemnify Robinson-Humphrey against certain liabilities and expenses, including certain liabilities under the Federal Securities laws. The Partnership's share of the Robinson-Humphrey Success Fee and expenses is based on its pro rata share of the gross purchase price and is estimated to be approximately $211,600 in the event all of the fees are earned and expenses of $15,000 are incurred.

     Robinson-Humphrey is a recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with acquisition and mergers, negotiated underwritings, private placements, and valuations for corporate and other purposes. The MGP selected Robinson-Humphrey primarily because of its expertise and reputation, and secondarily because of its availability to complete the assignment on a timely basis.
Prior to its engagement pursuant to the Robinson-Humphrey Engagement Letter, Robinson-Humphrey had never performed services for any of the Sellers or any of their affiliated companies.

     THE OPINION. On February 12, 1997, Robinson-Humphrey delivered its Fairness Opinion to the Board of Directors of the MGP, to the effect that, as of such date, the consideration to be received by the Limited Partners as set forth in the Sale Agreement was fair to such Limited Partners from a financial point of view (the "Fairness Opinion"). No limitations were imposed by the MGP upon Robinson-Humphrey with respect to the investigations made or the procedures followed by it in rendering its opinions or on the conclusions it should reach, nor did Robinson-Humphrey determine or recommend the amount of consideration to be paid pursuant to the Sale.

     THE FAIRNESS OPINION OF ROBINSON-HUMPHREY, DATED FEBRUARY 12, 1997, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, APPEARS AS APPENDIX B TO THIS CONSENT SOLICITATION STATEMENT. THE LIMITED PARTNERS ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY. ROBINSON-HUMPHREY'S FAIRNESS OPINION WAS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS OF THE PARTNERSHIP. ROBINSON-HUMPHREY'S FAIRNESS OPINION WAS DELIVERED FOR THE INFORMATION OF THE PARTNERSHIP AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY LIMITED PARTNER SHOULD VOTE ON THE SALE AND SUBSEQUENT DISSOLUTION OF THE PARTNERSHIP. THIS SUMMARY OF THE FAIRNESS OPINION OF ROBINSON-HUMPHREY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In rendering its Fairness Opinion, Robinson-Humphrey reviewed and analyzed: (1) the Sale Agreement; (2) financial and operating information with respect to the business, operations and prospects of the Partnership furnished to Robinson-Humphrey by the MGP; (3) a comparison of the historical financial results and present financial condition of the Partnership with those of other companies that

Robinson-Humphrey deemed relevant; (4) an analysis of financial and stock market information of selected publicly-traded companies that Robinson-Humphrey deemed comparable to the Partnership; (5) a comparison of the financial terms of the Sale with the financial terms of certain other recent transactions that Robinson-Humphrey deemed relevant; and (6) certain historical data relating to the transaction multiples paid in the acquisition of selected comparable publicly traded companies. In addition, Robinson-Humphrey held discussions with the management of the Partnership and of the MGP concerning the business and operations, assets, present condition and future prospects of the Partnership and undertook such other studies, analyses and investigations as it deemed appropriate but did not make an independent appraisal of the assets of the Partnership.

     In rendering its Fairness Opinion, Robinson-Humphrey assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information furnished by the Partnership and MGP. Robinson-Humphrey further relied upon the assurances of the management of the Partnership and MGP that they were not aware of any facts that would make such information inaccurate or misleading. Robinson-Humphrey did not conduct a physical inspection of all the properties and facilities of each of the partnerships. Robinson-Humphrey's Fairness Opinions was based upon market, economic and other conditions as they existed, and which were capable of being evaluated, as of the date of the Fairness Opinion.

     In connection with the preparation of the Fairness Opinion, Robinson-Humphrey performed certain financial and comparative analyses, including those described below. The summary set forth below includes all of the financial analyses used by Robinson-Humphrey and deemed by it to be material but does not purport to be a complete description of the analyses performed by Robinson-Humphrey in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its Fairness Opinion, Robinson-Humphrey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.
Accordingly, Robinson-Humphrey believes its analyses must be considered as a whole and that considering any portions of such analyses without considering all analyses and factors could create a misleading or incomplete view of the process underlying the opinion. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the price at which businesses may actually be sold. No public company used as a comparison is


identical to the Partnership. An analysis of the results of such a comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the companies to which the Partnership is being compared.

     The generally accepted financial analyses Robinson-Humphrey used in reaching its opinions included (1) comparisons with selected publicly-traded companies, which consisted of reviewing market statistics and financial and operating information with respect to selected companies considered to have businesses similar to that of the Partnership; (2) analysis of other selected transactions, which consisted of reviewing operating statistics and purchase price information with respect to selected acquisitions of assets or businesses similar to those of the Partnership; and (3) analysis of asset values based on the appraised value of the Partnership's Facilities and the net tangible asset value of the Partnership. The material portions of these analyses (which are all of the material valuation methodologies performed by Robinson-Humphrey) as represented in its Fairness Opinion are summarized below.

     COMPARISON WITH SELECTED COMPANIES. Robinson-Humphrey compared selected financial data and market information for the Partnership to the corresponding financial data and market information for 18 selected public companies in the health care industry (the "Public Health Care Companies"). Robinson-Humphrey used this analysis to derive implied equity values (i.e., the value of the total equity of the Partnership implied by multiplying certain ratios derived from selected companies other than the Partnership by the Partnership's own financial data) for the Partnership. This comparison showed, among other things, that based on closing stock prices on February 10, 1997, (1) the average ratio of price to earnings for the last 12 months was 17.8x for the Public Health Care Companies; (2) the average ratio of price to projected calendar 1996 earnings was 16.6x for the Public Health Care Companies; (3) the average ratio of market value to book value was 2.1x for the Public Health Care Companies; (4) the average ratio of firm value (firm value equals equity value plus total debt less cash) to revenues for the last 12 months was 1.12x for the Public Health Care Companies; (5) the average ratio of firm value to earnings before interest and taxes ("EBIT") for the last 12 months was 11.8x for the Public Health Care

Companies; and (6) the average ratio of firm value to earnings before interest, taxes, depreciation and amortization ("EBITDA") for the last 12 months was 8.4x for the Public Health Care Companies.
In addition to applying these multiples directly, Robinson Humphrey took into consideration the Partnership's smaller size relative to the comparable companies and applied a discount (the "Small Company Discount") to these multiples. Based upon these values and these and other multiples, Robinson-Humphrey calculated an average implied equity value for the Partnership of approximately $8,500,000 based on a direct comparison, and $6,400,000, assuming a Small Company Discount of 25%.

     ANALYSIS OF SELECTED TRANSACTIONS. Robinson-Humphrey analyzed 11 acquisitions and mergers occurring since 1993 involving health care companies, using publicly available information. In each such acquisition, Robinson-Humphrey calculated the implied equity value as a multiple of earnings for the last 12 months, as well as the implied firm value as a multiple of revenues for the last 12 months, EBIT for the last 12 months, and EBITDA for the last 12 months. The resulting average multiples were as follows: earnings, 19.9x; revenues, 1.22x; EBIT, 14.1x; and EBITDA, 10.5x. Based upon the multiples for these transactions, Robinson-Humphrey calculated an average implied equity value for the Partnership of approximately $10,700,000 based on a direct comparison, and $8,000,000 assuming a Small Company Discount of 25%..

     ASSET VALUATION ANALYSIS. Robinson-Humphrey used two techniques to analyze the Partnership's asset value: (i) appraised value of the Partnership's Facilities and (ii) net tangible asset value of the Partnership at September 30, 1996. The appraised value of the Facilities as of December 31, 1996, was approximately $9,500,000, and the net tangible asset value of the Partnership at December 31, 1996, was approximately $8,900,000.

THE SALE AGREEMENT

     GENERAL. The Sale Agreement provides that, upon satisfaction or waiver of conditions to the Sale, the Partnership will sell, and Omega will purchase, substantially all of the operating assets of the Partnership, including the Facilities, the Real Property, all buildings and improvements thereon, and the personal and intangible property used in connection with the Facilities, including equipment, vehicles, furniture, fixtures, inventories of food and supplies, books, records, licenses, franchises, permits and trade names. As part of the Sale, Omega will assume certain contract obligations of the Partnership related to the operation of the Facilities, but Omega will not assume any debt or trade payables. The Partnership will retain all cash and cash equivalents and accounts receivable of the Partnership as of the Effective Time. The Sale Agreement is reproduced in its entirety as Appendix A to this Consent Solicitation Statement, and all references in this


Consent Solicitation Statement to the Sale Agreement are qualified by reference thereto. All exhibits to the Sale Agreement have been omitted from Appendix A, but may be obtained from the MGP upon request.

     EFFECTIVE TIME OF THE SALE. The Sale will become effective (the "Effective Time") at the closing of the transaction, which will occur as promptly as practical after the requisite Limited Partner approval has been obtained and all the conditions to the closing of the Sale have been satisfied or waived, including the consummation of the sale of the operating assets of the Other Sellers to Omega. It is currently anticipated that all conditions, other than the closing of the Asset Sales, will have been satisfied prior to the date on which the vote is taken. The Effective Time is anticipated to occur on or about April 30, 1997.

     CONSIDERATION. At the Effective Time, Omega will pay the Partnership, subject to certain adjustments based on certain accrued vacation and sick pay for employees at the Facilities, as outlined in the Sales Agreement, Twelve Million Three Hundred Seventy Seven Thousand Two Hundred Seventy Five Dollars ($12,377,275) for the Partnership's operating assets. The Partnership will either use a portion of the proceeds to pay Partnership indebtedness or the Partnership will direct Omega to use a portion of the sale price to pay Partnership indebtedness which encumbers Partnership properties. The Partnership has received an opinion from Robinson-Humphrey that such consideration is fair to the Limited Partners from a financial perspective. See "Opinion of Financial Advisor."

     REPRESENTATIONS AND WARRANTIES. The Sale Agreement contains various representations and warranties of the Partnership and the MGP relating to, among other things: (a) organization and similar matters; (b) the authorization, execution, delivery, performance and enforceability of the Sale Agreement; (c) financial statements; (d) the absence of certain material adverse changes; (e) required licenses, permits and authorizations; (f) compliance with certain laws; (g) resident relations and services; (h) books and records;
(i) real property; (j) the absence of certain union-related activity; (k) tax matters; (l) environmental matters; (m) litigation matters; (n) the absence of certain kinds of illegal payments; (o) facilities; (p) inventories; (q) admission agreements; (r) patient rosters; (s) contracts; (t) insurance; (u) employee fringe benefits; and (v) employee benefit plans and matters relating to the Employment Retirement Income Security Act of 1974, as amended.

     OPERATIONS PENDING CLOSING. Pursuant to the Sale Agreement, the Partnership has agreed that, during the period following the date of the Sale Agreement and prior to the Effective Time, and, if necessary, during the time of the Interim Operating Agreement, they will:

     (a) Furnish Omega with certain documents, information and updates of certain information concerning the Real
          Property, the Facilities, and the operation of the Facilities, including title insurance, security interests, surveys, environmental matters, government authorizations, financial statements, litigation, and certain other matters;

     (b) Conduct the business and operations of the Facilities in the ordinary course with due regard for the proper maintenance and repair of the Facilities, the timely filing of tax returns and Medicare and Medicaid cost reports for the Facilities, and the payment of accounts payable related to the Facilities;

     (c) Take all reasonable action to preserve the goodwill and occupancy levels of the Facilities;

     (d) Except in the ordinary course of business, make no material changes in the Facilities or the operation thereof;

     (e) Use its reasonable efforts to retain the goodwill of employees of the Facilities, and promptly notify Omega of any known union organizing or contract negotiations at any of the Facilities;

     (f)  Maintain insurance upon the Facilities;

     (g) Except in the ordinary course of business, maintain compensation levels for employees without increases;

     (h)  Not enter into written employment agreements;

     (i) Except in the ordinary course of business, not enter into certain types of commitments without Omega's approval;

     (j) Allow Omega, New Operator and their representatives, upon appropriate notice, access to the Facilities and the Partnership's books and records during normal business hours for the purposes of performing certain audits, investigations and inspections, all to be performed with a representative of the Partnership present;

     (k) Take all reasonable actions to maintain substantial compliance with all laws applicable to the Facilities; and

     (l) Use its best efforts to cause all conditions to the consummation of the Sale to be satisfied.

     The Partnership has also agreed that after the Closing Date it will:

     (a) At no cost to the Partnership, reasonably cooperate with Omega in the event Omega is required to include audited financial statements with respect to the Facilities in its filings with the SEC;

     (b) Take any and all reasonably necessary actions to complete the transfer of the Partnership's assets to Omega as provided in the Sale Agreement;

     (c) Retain funds in an amount sufficient to satisfy its remaining financial obligations including its obligations under the indemnification provisions of the Sale
          Agreement; and

     (d) Timely file annual cost reports for the Facilities, together with appropriate supporting documentation, with Medicare, Medicaid and any other third party payor.

     Omega has agreed that during the period following the date of the Sale Agreement and prior to the Effective Time, it will:

     (a) Provide the Partnership and the MGP timely notice of, and permit the cure of, any conditions or circumstances unsatisfactory to it that could prevent or inhibit the Sale from being consummated;

     (b) Proceed with all due diligence to conduct such investigations with respect to the Partnership's assets as it deems reasonably necessary;

     (c) Obtain all licenses, permits, consents and approvals required or desirable in order for it to consummate the Sale, or, where applicable, obtain assurances reasonably satisfactory to it that the same will be received in a timely manner;

     (d) Advise the Partnership and the MGP which, if any, of the Facilities the New Operator will assume responsibility for operating at the Effective Time; and

     (e) Use its best efforts to cure any circumstances within its control that would prevent or inhibit the Sale from being timely consummated;

     Omega has further agreed that after the Closing Date it will:

     (a) Provide the Partnership, or cause the New Operator to provide the Partnership, with access during normal business hours to the Facilities and any books or records which it needs in connection with tax and other government filings, litigation and certain other administrative matters;

     (b) Take such other reasonable steps requested by the Partnership necessary to complete and consummate the Sale Agreement;

     (c) Ensure the maintenance of patient records for three (3) years after the Closing Date and, upon proper notice, provide the Partnership with access thereto; and

     (d) For two (2) months following the Closing Date, cause the New Operator to use commercially reasonable efforts to collect accounts receivable for the Partnership for the period prior to and including the Closing Date.

     AGREEMENT NOT TO SOLICIT ADDITIONAL OFFERS. The MGP and the Partnership have agreed that from the date of the Sale Agreement until the earlier of the Effective Time or the termination of the Sale Agreement, neither will directly or indirectly initiate, solicit, or take any action to facilitate any alternative acquisition proposal involving the Partnership or its assets.

     CONDITIONS TO CLOSING OF THE SALE. The respective obligations of the Partnership, the MGP and Omega to consummate the Sale are subject to a number of conditions, including among others:

     (a) Approval of the Sale by the holders of more than 50% of the Units held by the Limited Partners;

     (b)  Approval of the Sale by the Board of Directors of Omega;

     (c) The compliance by all parties with the provisions of the Sale Agreement applicable to them and the truth of each party's representations and warranties as of the closing;

     (d) Approval of the Sale by the appropriate governmental authorities and receipt of all required licenses and permits for operation of the Facilities, or an indication satisfactory to Omega that the same will be forthcoming in a timely manner;

     (e) Delivery by the Partnership of certain title commitments or insurance policies for each of the facilities, surveys, environmental site assessments and UCC searches, and Omega's satisfaction with the same;

     (f) The delivery of the Facilities in the same condition as of the date of the Sale Agreement, reasonable wear and tear excepted;

     (g) The absence of any undisclosed defaults and materially adverse events by the Partnership; and

     (h) Upon request by Omega or the New Operator, the Partnership's entrance into the Interim Leasing Agreement and execution of the Interim Management Agreement concurrently with the Closing.

     CONSUMMATION OF OTHER ASSET SALES. The closing of the Sale Agreement is also conditioned upon the closing of the sale of the operating assets of each of the Other Sellers to Omega. See "Sale of Partnership Assets - General." Omega and the MGP negotiated the cross-closing contingency because Omega desires to purchase all of the operating assets of the Sellers, and is not willing to purchase them separately for the overall consideration offered by it for all of the assets. The managing general partners of the Sellers agreed to the cross-closing contingency of the Asset Sales, because, based on their experience in negotiating the sale of the Sellers' assets and the advice of Robinson-Humphrey, they believed that they would be unable to find purchasers for the individual assets of the Sellers who would be willing to pay as much for the individual assets as Omega was willing to pay for such assets collectively. See "Background and Reasons For the Sale."

     The closings of the other Asset Sales are subject to a number of conditions, in addition to the cross-closing contingency. The conditions to closing of the other Asset Sales are substantially similar to the conditions to the closing of the Sale. See "The Sale Agreement - Conditions to Closing of the Sale."

     INTERIM OPERATING AGREEMENTS. In order for Omega to be taxed a real estate investment trust, Omega cannot operate the health care facilities it owns. Therefore, Omega customarily leases the operation and management of its health care facilities to third party operators, many of whom are among the largest health care operators in the United States. Omega intends to lease the operation of the Facilities to the New Operator, but Omega's ability or inability to procure the New Operator will not have any effect on the ability of the parties to consummate the Sale. In the event that Omega is unable to procure the New Operator prior to the Effective Time, or in the event the New Operator, if identified, has not received the Regulatory Approvals prior to the Effective Time, the Partnership will enter into the Interim Leasing Agreement with Omega or, if identified, the New Operator, to permit Omega more time to locate the New Operator and/or for the New Operator to receive the Regulatory Approvals.

     INTERIM LEASING AGREEMENT. The Interim Leasing Agreement, if entered into by the Partnership and Omega or the New Operator, will provide that (a) the Partnership will have no financial responsibility for funding the operations of the Facilities during the term of the Interim Leasing Agreement; (b) the rent payable under the Interim Leasing Agreement will be equal to the cash flow generated by operation of the Facilities under the Interim Leasing Agreement; and (c) the Interim Leasing Agreement shall terminate no later than December 31, 1997. If the Partnership enters into the Interim Leasing Agreement, Atrium has agreed to manage the Facilities for the Partnership and Omega pursuant to the terms of an Interim Management Agreement prepared and agreed to by Atrium, the Partnership and Omega.

     INTERIM MANAGEMENT AGREEMENT. The Interim Management Agreement, if entered into by the Partnership and Atrium for the benefit of Omega, will provide that Atrium will receive a monthly management fee during the term of the agreement equal to a certain percentage of the adjusted gross income of the Facilities, such percentage to be determined based on the total number of facilities Atrium is managing for the Partnership and the Other Sellers as outlined in the Sale Agreement. The Interim Management Agreement, if entered into by the Partnership and Atrium, will terminate on or before the termination of the Interim Lease Agreement.

     RIGHT TO TERMINATE. The Sale Agreement may be terminated without any further liability or obligation of either party (except with respect to liability for damages resulting from willful breaches of representations, warranties, covenants, or agreements) as follows:

     BY THE PARTNERSHIP AND OMEGA at any time by mutual consent of Omega and the Partnership.

     BY THE PARTNERSHIP (a) Upon Omega's failure to meet its obligations pursuant to the conditions to closing the sale; or
(b) as the result of certain kinds of material adverse changes in Omega's representations, warranties, or disclosures pursuant to the Sale Agreement.

     BY OMEGA (a) upon the Partnership's failure to meet its obligations pursuant to the conditions to closing the Sale; (b) as the result of certain kinds of material adverse changes in the Partnership's representations, warranties, or disclosures pursuant to the Sale Agreement; or (c) in the event a material portion of any of Real Property or the Facilities is damaged by fire or other casualty, or is taken or condemned by public or quasi-public authorities, unless the estimated cost of repairs to be made by the Partnership is less than $100,000 and the damage to the property as of the closing will not interfere with the operation of such Facility.

     BY THE PARTNERSHIP OR OMEGA (a) if the required percentage of Units have not been voted in favor of the Sale or if such approval is not obtained by July 15, 1997; (b) in the event of a material breach by the other party, provided that the terminating party is not in breach; (c) in the event the Sale has not been consummated on or before July 31, 1997; (d) if any permanent injunction or order of a court or other competent authority preventing the consummation of the Sale has become final or non-appealable; or (e) otherwise in accordance with the Sale Agreement.

     CONSEQUENCES TO THE PARTNERSHIP RELATED TO FAILURE TO CLOSE THE SALE. In the event that 1) the Sale is not consummated because the Limited Partners fail to approve the Sale Agreement and the transactions contemplated thereby, 2) a material adverse change in information contained in the Partnership's representations and warranties due to certain types of events occurring after the signing of the Sale Agreement, or 3) a material breach of the Sale Agreement by the Partnership, Omega will be entitled to the lesser of One Hundred Twenty Five Thousand Dollars ($125,000) or reimbursement of its documented, out-of-pocket expenses. However, the maximum amount Omega may receive in the event the Partnership commits the breaches listed above, together with amounts received by Omega for any similar breaches committed by the Other Sellers, will not exceed One Hundred Twenty Five Thousand Dollars ($125,000).

     In the event that the Sale is not consummated because the MGP
1) withdraws, modifies or amends the MGP's recommendation of the approval of the Sale Agreement by the Limited Partners, 2) accepts and recommends an alternative acquisition proposal put forth by any third party, or 3) announces, and fails to withdraw within ten (10) days, the MGP's intention to recommend an acquisition proposal other than the Sale Agreement to the Limited Partners, then Omega will be paid by the Partnership, as Omega's sole remedy, Four Hundred Six Thousand Eight Hundred Dollars ($406,800) as liquidated damages. Such amount would be paid on the earlier to occur of consummation of the other acquisition or one hundred twenty (120) days after termination of the Sale Agreement.

     RIGHT OF FIRST REFUSAL. If the Sale Agreement is terminated because the requisite approval for any of the Asset Sales, including the required approval of the Limited Partners, is not received and, if at the time of termination the Partnership has not accepted a competing acquisition proposal, the Partnership has agreed to grant Omega a right of first refusal to purchase any Facility owned by the Partnership on the same terms as set forth in a written offer from a third party for the purchase of the Facility received by the Partnership prior to December 31, 1997.

     REGULATORY APPROVALS. The Sale is subject to various federal, state and local regulatory approvals:

     HART-SCOTT-RODINO APPROVAL. If prior to the Closing Date Omega has not identified the New Operator, or, if identified, the New Operator has not entered into operating leases for the Facilities with Omega, the Sale will still be consummated, but the Partnership will enter into the Interim Operating Agreements with Omega or the New Operator, and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") will not be required.

     However, in the event that the New Operator has been identified and has entered into operating leases for the Facilities with Omega at the Effective Time, consummation of each Asset Sale, including the Sale, is subject to the pre-acquisition notification requirements of the HSR Act and expiration or early termination of the waiting period requirement thereunder. Under the HSR Act, the Federal Trade Commission (the "FTC") evaluates the anti-competitive effects of transactions meeting the threshold for a HSR Act filing. Companies filing under the HSR Act must wait at least 30 days following the filing prior to consummating the transaction, and such period may be extended by the FTC if it requests additional information. On the other hand, the FTC may grant early termination of the waiting period at the request of the parties to a transaction. The federal government may seek an injunction to block a transaction if it believes that the transaction would violate federal antitrust laws. The filing pursuant to the HSR Act was made with the FTC on ______________, 1997. The waiting period under the HSR Act with respect to the Asset Sales will expire on February ___, 1997, and the MGP anticipates that early termination of the waiting period will be sought.

     OTHER FEDERAL, STATE AND LOCAL REGULATORY APPROVALS. If prior to the Closing Date Omega has not identified the New Operator, or, if identified, the New Operator has not entered into operating leases for the Facilities with Omega at the Effective Time, then the Sale will be consummated, but the Partnership will enter into the Interim Operating Agreements with Omega or the New Operator, and the approval of various federal, state and local government agencies will not be required.

In the event that the New Operator has been identified and has entered into operating leases for the Facilities with Omega at the Effective Time, then the approval of various federal, state and local governmental agencies will be required in connection with each Asset Sale, including the Sale, in order for Omega to own the purchased facilities and for them to be operated by their respective

lessees. In particular, each state in which any Seller operates requires the prior approval of the applicable state regulatory authorities before the sale of a long-term care facility in such state may be consummated. New Operator has filed all such required applications with applicable regulatory authorities with respect to the Asset Sales. In addition, New Operator has applied to receive Medicare Provider Agreements with respect to the facilities acquired. As of the date of this Consent Solicitation Statement, all required regulatory approvals have not yet been obtained, but the MGP anticipates that all regulatory approvals, or, where applicable under the Sale Agreement, assurances of forthcoming regulatory approval satisfactory to Omega, and/or New Operator will be received prior to the date that the vote of Limited Partners is taken.


     INDEMNIFICATION AND JOINT ACCOUNT. The Sale Agreement provides that the Partnership will indemnify and hold Omega and Omega's assigns, including the New Operator, harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgments, including, but not limited to, reasonable attorney's fees and reasonable costs and expenses of litigation, arising out or in any manner related to (i) obligations relating to the ownership of the Partnership's assets and the operation of the Facilities which existed or accrued immediately prior to the Closing Date; (ii) any operating contracts that the New Operator does not assume; (iii) any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement under the Sale Agreement or from any misrepresentations in any certificate furnished or to be furnished to Omega or the New Operator thereunder; (iv) any failure in connection with the Sale Agreement to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and (v) any sums due by the Partnership for Medicare and Medicaid adjustments arising from the operation of Facilities conveyed pursuant to this Agreement. Notwithstanding the foregoing, however, Omega has agreed that it shall be responsible for the first $25,000 of claims against the Partnership with respect to each Facility, except for claims relating to title to Seller's Assets, Seller's authority to enter into the Sale Agreement or claims for money by third party payors or reimbursers.

     The Partnership's liability for breach of representations and warranties, excluding any claims relating to the willful dishonesty or fraud by the Partnership, title to the Partnership's Assets or the Partnership's authority to enter into the Sale Agreement, will be limited to Eight Hundred Ninety Five Thousand Four Hundred Fifty Dollars ($895,450), but there will be no limit on the Partnership's liability for any other claims against the Partnership under the Sale Agreement.

     The Sale Agreement also provides that Omega or the New Operator, if identified prior to the Closing and reasonably satisfactory to Seller, will indemnify the Partnership and its officers and directors from all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgments, including reasonable attorney's fees and reasonable costs and expenses of litigation, arising out of or in any manner related to
(i) any and all obligations relating to the ownership of Seller's Assets and the operation of the Facilities from and after the Closing Date, including any obligations which arise or accrue following the Closing Date; (ii) any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Omega under the Sale Agreement or from any misrepresentations in any certificate furnished or to be furnished to Purchaser hereunder; and (iii) any claim that Omega or the New Operator failed to pay employees vacation or sick pay which accrued prior to the Closing Date with respect to employees whose accrued vacation and sick pay was taken into account in computing the adjustment to the Purchase Price.

     THE JOINT ACCOUNT AND LETTER AGREEMENT.

     At the Effective Time, the Partnership will deposit Three Hundred Ninety Five Thousand Four Hundred Fifty Dollars ($395,450) into the Joint Account pursuant to the Letter Agreement with Omega which will secure certain of the Partnership's obligations under the Sale Agreement. In addition, the MGP will hold an amount greater than Five Hundred Thousand Dollars ($500,000) (the "Additional Reserves") to secure the Partnership's remaining obligations to Omega or others, including indemnification and certain other obligations under the Sale Agreement.

     The funds deposited in the Joint Account will be used to satisfy indemnity claims of Omega until such funds are depleted before an indemnified claim may be made against the Partnership. At the expiration of all relevant indemnity periods, any remaining funds in the Joint Account plus all earnings thereon but less all administrative expenses related thereto will be returned to the Partnership. The indemnity obligations of the Partnership for certain representations and warranties will survive for a period of 12 months following the Effective Time. Other representations and warranties, particularly with respect to Medicare and Medicaid cost reports, will remain outstanding for a period of three years following the dates on which such reports are finalized, plus any additional time required to finally determine any claim for indemnity made prior to the termination of such period. The indemnity obligation of the Partnership with respect to any claims by a person or entity arising from acts or omissions of the Partnership or the employees, agents or contractors of the Partnership in the operation of the Facilities prior to the closing, together with any tax liabilities or other liabilities to any governmental authority or third party payors or service providers against the Partnership will survive until the expiration of the applicable statute of limitations and until any claim for indemnity made prior thereto is finally resolved. The Partnership's liability to parties other than Omega, such as third party payors is not limited by the Sale Agreement.

     Pursuant to the terms of the Letter Agreement, funds in the Joint Account shall be withdrawn to pay indemnity and certain other obligations of the Partnership upon the presentation of joint signatures of representatives from Omega and the Partnership. Up to One Hundred Nineteen Thousand Three Hundred Twelve Dollars and Fifty Cents ($119,312.50) may be paid out of the fund to satisfy amounts owed by the Partnership for depreciation recapture, as determined by Medicare and Medicaid (the "Recapture Liability"). Any amount owed pursuant to the Recapture Liability in excess of to One Hundred Nineteen Thousand Three Hundred Twelve Dollars and Fifty Cents ($119,312.50) will be paid by the Partnership out of its other assets.

     Upon the later of one year following the Closing Date or the expiration of certain time periods related to the filing of Medicare and Medicaid reimbursement claims by the Partnership, Omega and the Partnership shall agree to an amount, if any, which will be retained in the Joint Account to secure the Partnership's payment of any remaining liability claims against the Partnership under the Sale Agreement as of such date (the "Remaining Claims") and any funds in the Joint Account in excess of such amount will be disbursed to the Partnership. Upon resolution of the Remaining Claims, if any, the funds remaining in the Joint Account, less administrative expenses, shall be disbursed by the Partnership and the Joint Account shall be closed.

THE OTHER SELLERS

     The MGP and RWB Management Corporation, another subsidiary of QualiCorp, serve as managing general partners of four limited partnerships, including the Partnership. The other limited partnerships are RWB Medical Income Properties 1 Limited
Partnership, Medical Income Properties 2A Limited Partnership and
RWB Medical Properties Limited Partnership IV.

INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS

     The MGP and QualiCorp are currently parties to an Employment Agreement with John H. Stoddard, pursuant to which Mr. Stoddard has been employed as President of both companies. Mr. Stoddard is one of the directors of the MGP and of QualiCorp. Mr. Stoddard's Employment Agreement extends to May 1, 1998, although he has indicated that he will relinquish his employment rights under the Employment Agreement within ninety (90) days of the Closing Date without additional cost to the Partnership. The MGP anticipates that he will continue to work for the Partnership as a consultant, through, and including, the survival period contemplated in the Sale Agreement. See "Operations Following the Sale and Effect of the Sale on Limited Partners."

     No directors or officers of the MGP, officers of the Partnership, or officers or directors of affiliates of the Partnership or MGP, have been, or are expected to be, offered either employment or Board positions with Omega following consummation of the Sale. It is currently anticipated that operating personnel of the Facilities will be largely unchanged.

     Neither the MGP nor any affiliate thereof will receive any distributions as a result of the Sale, except that QualiCorp will be entitled to distributions pursuant to its ownership of 44 Units, although the MGP will receive distributions pursuant to the liquidation of the RWB Medical Properties Limited Partnership IV, based solely on the terms of the limited partnership agreement of such Seller. As of December 31, 1996, QualiCorp, the parent corporation of the managing general partners of each of the Sellers, was owed approximately $157,000 by the Partnership, for services provided and cost reimbursements. All amounts owed to QualiCorp by the Partnership will be satisfied prior to any distributions to limited partners of the Sellers. John M. DeBlois, a director of the MGP, is the majority shareholder of QualiCorp.

                 TAX SECTION OF CONSENT SOLICITATION
           SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes the federal income tax provisions relating to the proposed transactions. Management has received an opinion from special counsel for each Partnership addressing certain Federal income tax consequences of the proposed sale of substantially all of the assets of each Partnership and the liquidation of each Partnership. The opinion is to the effect that if the sale of assets by each Partnership and the liquidation of each Partnership occur as set forth in the Sale Agreement and as otherwise described in this Consent Solicitation, it is more likely than not that:

     a. The proposed sale of assets will result in the recognition of gain or loss by each Partnership computed by comparing the amount realized by each Partnership on the sale of each of the assets to each Partnership's adjusted basis in each of the assets sold;

     b. The gain and/or loss recognized on the sale of the assets by each Partnership will pass through to the partners of each Partnership in accordance with the terms of each Partnership Agreement;

     c. A portion of any gain recognized is projected by the Partnership to be characterized as ordinary income and a portion as short term and/or long term capital gain;

     d. The satisfaction of liabilities out of the proceeds of the sale of the assets may reduce each partner's basis in its Partnership interest;

     e. Cash received by the partners of each Partnership in complete liquidation of their Partnership interests will result in the recognition of taxable gain or loss. The amount of such gain or loss will be the difference between the cash received and each partner's basis in the Partnership interests surrendered in exchange therefor;

     f. The character of any gain or loss recognized by the partners on the liquidation of each Partnership will be capital gain or loss, subject to the application of
          Section 751 of the Internal Revenue Code.

     g. During the years of sale and liquidation, each Partnership may have income or loss from its remaining operations which may result in ordinary income or loss to the partners in those years. Each Partnership may make distributions in the year of sale prior to the distributions in complete liquidation which would reduce each partner's basis in its partnership interest. If the amount of the distribution exceeds a partner's basis in its partnership interest, said partner will recognize gain equal to the excess of the cash received over the partner's basis in its partnership interest.

     The opinion received is subject to the following qualifications. A tax opinion of special counsel is not binding upon the Internal Revenue Service or the Courts. It is uncertain whether the Internal Revenue Service would issue a favorable ruling on the proposed sale transaction and no such ruling has been attempted to be obtained. An opinion of the special counsel does not provide the same degree of assurance with respect to the consequences of the transaction as would a ruling from the Internal Revenue Service. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of the special counsel's opinions.

     The special counsel's opinion is subject to a number of assumptions and qualifications that are critical to the opinion and is based on numerous factual assumptions, representations and assurances made by the Partnership, management of the Partnership, its advisors, and entities in control of the Partnership. If such factual information, representations, warranties, or assumptions are not true when made or subsequently change, the special counsel's opinion may be inapplicable. The opinions are based upon existing law and applicable current and proposed regulations, other published IRS positions and court decisions, which are subject to change either prospectively or retroactively. The special counsel has expressed no opinion concerning the consequences of the proposed sale or liquidation to the partners under any applicable state, local, or non-U.S. tax laws. Further, the tax opinion of the special counsel expressly excludes a review of tax consequences other than federal income tax consequences to the partners of this transaction. In addition, the special counsel's opinion does not cover partners of special tax status such as non-U.S. persons, tax-exempt partners, partners that are corporations, or other non-individual status entities, partners whose tax year is not the calendar year, alternative minimum tax considerations or other non-federal income tax matters. Finally, the special counsel's opinion expressly assumes the tax status of each Partnership as a partnership for federal income tax purposes as opposed to an association taxable as a corporation. The special counsel's opinion is limited to matters set forth above. No other opinion can be inferred beyond the matters expressly stated therein. Because of all of the above, partners should consult their own tax advisors with respect to all of the tax consequences of the proposed transactions.

                 TAXATION OF PARTNERSHIPS IN GENERAL

     An entity classified as a partnership for federal income tax purposes is not subject to federal income tax. Instead, income or loss "flows through" from the partnership to its partners who are taxable in their individual capacities on their allocable shares of partnership items of income, gain, loss, deduction and credit ("taxable income or loss"). However, the partnership is a tax reporting entity that must make an annual return of partnership taxable income or loss. The tax treatment of partnership items of taxable income or loss is generally determined at the partnership level. Each partner is required to treat partnership items on its return in a manner consistent with the treatment of such items on the partnership return and may be penalized for intentional disregard of the consistency requirement. This consistency requirement may be waived if the partner files a statement identifying the inconsistency or shows that it resulted from an incorrect schedule furnished by the partnership.

     Each partner generally must account for its allocable share of partnership taxable income or loss in computing its income tax, whether or not any actual cash distribution is made to such partner during its taxable year. A partner's basis in its partnership interest is increased by its allocable share of partnership taxable income. It is this basis increase that generally allows distributions of taxable income to the partners to be made without recognition of gain, since the basis increase generally offsets corresponding decreases in basis that result from such distributions. As a result, a partner is generally not taxed on distributions of cash or property received from a partnership, except to the extent that any money distributed exceeds the partner's adjusted basis in its partnership interest immediately before the distribution.

                   BASIS OF PARTNERSHIP INTERESTS

     A partner's basis in its interest is equal to its cost for such interest (i.e., the amount of money actually contributed by the partner to the partnership or paid to another to purchase the interest), reduced (but not below zero) by its allocable share of partnership distributions, taxable losses and expenditures of the partnership not deductible in computing its taxable income and not properly chargeable to its capital account, and increased by its allocable share of partnership taxable profits, income of the partnership exempt from tax and additional contributions to the partnership. For purposes of determining basis, an increase in a partner's share of partnership liabilities is treated as a contribution of money by that partner to the partnership. Conversely, a decrease in its share of partnership liabilities is treated as a distribution of money to it.

     Generally, a limited partner may not take liabilities into account in determining its basis except to the extent of any additional capital contribution it is required to make under the partnership agreement. However, in the case of a limited partnership, if a partnership asset is subject to a liability for which no partner has any personal liability ( a "nonrecourse liability"), in general, the partner's allocable share of the non-recourse liability will be taken into account to determine basis.

           ALLOCATION OF INCOME, GAIN, LOSS AND DEDUCTION
                         AMONG THE PARTNERS

     A partner's distributive share of a partnership's taxable income or loss generally is determined by reference to the allocation of such items in the partnership agreement. However, if the allocation under the partnership agreement is determined not to have "substantial economic effect," then the partnership agreement may not govern, and the partner's allocable share will be determined according to the partner's interest in the partnership taking into account all the facts and circumstances. An allocation is considered to have "substantial economic effect" if the allocation may actually affect the dollar amount of the partner's shares of the total partnership income or loss independent of tax consequences. Management believes that the allocations made under the Partnership Agreements for the partnership have substantial economic effect.

                   SALES OF PARTNERSHIP PROPERTIES

     The sale of each Partnership's assets will be a taxable event to the Partnership and to the partners. Gain or loss on the sale is measured by the difference between the adjusted basis of the assets disposed and the amount realized. On a sale, the amount realized is the sum of any money received, plus the fair market value of any property received, plus the amount of liabilities from which the Partnership is discharged as a result of the sale or disposition (which includes the amount of any nonrecourse liability to which the transferred property is subject). The adjusted basis of such property is generally its cost less deductions, allowed or allowable, for depreciation. In general, gains from the sale or other disposition of partnership properties which are treated as long-term capital gains are taxed at the partner level at a lower rate than ordinary income and short-term capital gains.

     Since a partnership's gain on a sale of property will be measured by the difference between the sales proceeds (including the amount of any indebtedness to which the property is subject) and the adjusted basis of the property, the amount of tax payable by a partner in respect of its share of such gain may in some cases exceed its share of the cash proceeds therefrom.

     A substantial portion of the assets to be sold (including buildings, land, furniture, fixtures and equipment) which were held for more than one year and are not "dealer property," are expected to be treated as "section 1231 assets." Section 1231 assets are property used in the trade or business of a character which is subject to the allowance for depreciation, held for more than one year, and real property used in the trade or business held for more than one year. Gains or losses from the sale of section 1231 assets would be combined with any other section 1231 gains or losses incurred in that year, and the section 1231 gains or losses would be allocated to the partners as provided in the partnership agreement and combined with any other section 1231 gains or losses incurred by the partner in that year. The partner's net section 1231 gains or losses would be taxed as capital gains or constitute ordinary losses. If a partnership is deemed a "dealer" and its investment in any property that constitutes the partnership is considered not to be a capital asset or section 1231 asset, any gain or loss on the sale of such property would be treated as ordinary income or loss. Each partnership has attempted to operate in such a manner so as not to be deemed a "dealer."

     A portion of a partner's gain recognized on disposition of a partnership's buildings and furniture, fixtures and equipment may be subject to recapture as ordinary income under the provisions of sections 1245 or 1250 of the Internal Revenue Code of 1986, as amended. Such recapture gain will be recognized in the year of the disposition.

     A non-corporate partner's share of any losses from the sale of Partnership properties which is treated as a capital loss is deductible in any year only to the extent of the partner's long and short-term capital gains for that year. Any excess of capital losses over capital gains is deductible by a non-corporate partner up to $3,000 ($1,500 in the case of a separate return for a married individual) although the unused portion of such capital losses could be carried over to later years, and deducted as a long-term or short-term capital loss until fully exhausted.

                   LIQUIDATION OF THE PARTNERSHIP

     Generally, upon the liquidation of a partnership, gain will be recognized by and taxable to a partner to the extent the amount of cash and marketable securities distributed to it exceeds its basis in the partnership at the time of the distribution. Gain or loss on the liquidation of a partnership interest generally is considered to be capital gain or loss.

     An exception to such treatment is provided in Code section 751, which states that the proceeds of a sale, exchange or liquidation of a partnership interest will be considered an amount realized from the sale or exchange of property other than a capital asset to the extent that such proceeds are attributable to the partnership's "unrealized receivables" or to "substantially appreciated inventory." The term "unrealized receivables" includes amounts not previously includible in income under the partnership's method of accounting, rights to payment for services rendered or to be rendered and for goods delivered or to be delivered and a partner's pro rata share of any potential Code section 1245 or 1250 income, short-term obligations, market discount bonds, franchises, trademarks and trade names and several other categories of property which would be treated as amounts received from the sale or exchange of property other than a capital asset. Thus, the difference between the amount realized that is attributable to a partnership's "section 751 property" and the adjusted basis to the partner of such "section 751 property" is treated as ordinary income or loss to the partner. The difference between the remainder, if any, of the partner's adjusted basis for its partnership interest and the balance, if any, of the amount realized, is the partner's capital gain or loss on the liquidation of the partnership interest.

     Capital loss will be recognized in the event only cash and unrealized receivables are distributed, and only to the extent the partner's adjusted basis for its interest exceeds the sum of money distributed and the partnership's adjusted basis for unrealized receivables.

     In addition, each partner may be in receipt of income or loss from the normal operations of a partnership during the year of dissolution. Such income may constitute ordinary income or loss.

     There are three commonly encountered limitations on a partner's ability to take into account its share of a partnership's loss in computing its individual tax liability. A partner is entitled to deduct its share of the partnership's loss only after satisfying all three rules. A partner's deductible share of losses is limited to its basis in its partnership interest. The at-risk rules limit a partner's deductible share of losses to the amount it is considered to be economically at-risk in the venture. If a partner's share of the partnership's losses are considered "passive losses," the partner must combine them with its passive losses from other sources and is allowed to deduct the total only to the extent of its passive income from all sources. Losses that are disallowed due to any of these three limitations are deductible in the year of the termination of a partnership interest and would offset any gain from liquidation.

                       ALTERNATIVE MINIMUM TAX

     The above summary of the federal income tax provisions relating to the proposed transactions has not taken into account the federal alternative minimum tax. This tax was designed to ensure that at least some tax is paid by high income taxpayers who obtain benefits from large exemptions and deductions. A taxpayer's alternative minimum tax liability is determined by adjusting its regular tax liability for alternative minimum tax preference items. Both of the proposed transactions may result in alternative minimum tax preference items flowing through to the partners.

                             CONCLUSION

     The preceding is intended only as a summary of income tax consequences relating to the proposed sale of assets by the Partnership and the Partnership's liquidation. The partners of the Partnership should consult their own tax advisors with respect to all matters discussed herein and their own particular tax circumstances.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SALE AND DOES NOT
PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX

EFFECTS RELEVANT TO A DECISION OF WHETHER TO VOTE IN FAVOR OF THE SALE. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR LIMITED PARTNER WHO IS SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THE LIMITED PARTNERS ARE URGED TO CONSULT AND RELY ON THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE SALE TO THEM.

DISSENTERS' RIGHTS

     Under Delaware statutory law and the Partnership's Limited
Partnership Agreement, no Limited Partner is entitled to exercise dissenter's rights with respect to the Sale and subsequent dissolution of the Partnership.

EXCHANGE OF LIMITED PARTNERSHIP CERTIFICATES

     Upon consummation of the Sale, holders of certificates representing Units (the "Certificates") outstanding at the Effective Time will, upon surrender thereof (duly endorsed, if required) to the designated Exchange Agent, be entitled to receive Sale consideration as outlined in "Sale of Partnership Assets -
Consideration."  THE EXCHANGE AGENT WILL PROVIDE YOU WITH
INSTRUCTIONS REGARDING EXCHANGING CERTIFICATES FOR CASH, INCLUDING LOST CERTIFICATES.

     After the Sale has closed, the Exchange Agent will mail a letter of transmittal with instructions to all owners of record of the Units as of the Effective Time describing in detail the process for surrendering Certificates in exchange for the anticipated distributions. Certificates should NOT be surrendered until the letter of transmittal and instructions are received. NO DISTRIBUTIONS WILL BE MADE TO A UNIT HOLDER UNTIL HIS OR HER UNITS OR A LOST CERTIFICATE AFFIDAVIT HAVE BEEN DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL.

OPERATIONS FOLLOWING THE SALE AND EFFECT OF THE SALE ON LIMITED
PARTNERS

     Following the consummation of the Sale and the termination of the Interim Operating Agreements, if any, the Limited Partners will not have any interest in the Facilities or Omega, except to the extent that individual Limited Partners have an independent equity or other interest in Omega. Following payment of the Final Installment, the dissolution of the Partnership will be completed, and the Limited Partners will have no further interest in the Partnership.

     Upon consummation of the transactions contemplated by the Sale Agreement, the Partnership will use Sale proceeds to pay off its debt and other payables associated with the operations of the Partnership and the Facilities. Based on the existing debts of the Partnership, the anticipated expenses related to the Sale and current and historical accounts payable, the MGP believes that these payments will total approximately Three Million Nine Hundred Sixty Five Thousand One Hundred Twenty SixDollars ($3,965,126) without estimating the cost of settlement of third-party payor cost reports. Thereafter, representatives of the Partnership and Omega will endeavor to collect outstanding accounts receivable of the Partnership, which the MGP anticipates will total approximately One Million Six Hundred Sixty Eight Thousand Six Hundred Thirty Two Dollars ($1,668,632) based on the amount of accounts receivable on the date of this Consent Solicitation Statement, anticipated accounts receivable as of the Closing Date and historical collection rates. The Partnership has agreed to deposit the sum of Three Hundred Ninety Five Thousand Four Hundred Fifty Dollars ($395,450) into the Joint Account in order to secure the indemnification and certain other obligations of the Partnership in the Sale Agreement. See "The Sale Agreement - Indemnification and Joint Account."

     In order to reduce expenses and maximize the final distributions to the Limited Partners, the Partnership will begin to wind down its affairs following consummation of the Sale. Annual Reports containing audited financial statements and informing the former Limited Partners of the status of the distributions will be sent to the former Limited Partners until the Final Installment has been paid, although the MGP anticipates that distributions of quarterly reports to Limited Partners containing unaudited financial statements will be discontinued following the Effective Time. The Partnership will continue to maintain books and records and file tax returns until the affairs of the Partnership have been settled. Initially following the Sale, the Partnership will retain a limited number of personnel. The MGP anticipates that eventually John H.

Stoddard, the President of the MGP, will perform consulting services for the Partnership on an as-needed basis until the final distributions have been made. See "Interests of Certain Persons in the Transaction."

                           THE PARTNERSHIP

Summary Historical Financial and Operating Data

     The following selected financial information of the Partnership for the years ended December 31, 1996, 1995, 1994, and 1993, has been derived from the Partnership's financial statements, which have been audited by Self & Maples, P.A. for such periods. All such financial information should be read in conjunction with the financial statements of Partnership and the notes thereto included elsewhere herein.

     (000's omitted except for per share data and distributions)

                                                        Year Ended December 31,
                                       1996             1995             1994             1993
 Summary of Operations:
  Total Revenue                  $       3,448    $     3,433      $     3,059      $    2,989
  Operating Income                        (222)          (216)              36             264
  Net Income                               582            331              459             615

 Per Share Data:
  Net Income per Limited
    Partner Unit                         49.62          28.23            39.14           52.44

 Financial Condition:
  Total Assets                          11,087        11,206           10,954           10,597
  Bond, Notes and Capitalized
  Lease Obligations                        704           763              816              879
  Partners' Capital                      8,949         8,836            8,974            8,954

 Distributions per Limited
 Partner Unit:
  First Quarter                          10.00         10.00             7.50             7.50
  Second Quarter                         10.00         10.00            10.00             7.50
  Third Quarter                          10.00         10.00            10.00             7.50
  Fourth Quarter                         10.00         10.00            10.00             7.50

     GENERAL. The Partnership is a Delaware limited partnership which was organized on April 29, 1987. The Partnership is one of a series of three limited partnerships as represented by the registration statement filed with the Securities and Exchange Commission on October 22, 1986 (the Effective Date), providing for the sale of $10,000,000 of limited partnership units (the Units), with an option to increase the offering by an additional $10,000,000. The offering closed on January 31, 1988, upon the sale of 10,907 units for an aggregate purchase price of $10,907,000.

     The purpose of the Partnership is to engage in the business of acquiring and holding for investment income-producing health care related properties, primarily nursing homes, and operating such properties as skilled and intermediate care nursing homes. As of December 31, 1996, the Partnership owned a 100% interest of one nursing home, a 45.45% interest in a nursing home in Decatur, Alabama and a 50% interest in two joint venture nursing homes in the Houston, Texas area. The Partnership employed approximately 88 employees as of February 12, 1996.

     BUSINESS STRATEGY. The Partnership intends to hold its real property investments until such time as a sale or other disposition appears to be advantageous. Such factors as potential capital appreciation, industry trends, cash flow and federal income tax consequences to the Limited Partners will be considered before Partnership property dispositions are made.

   LONG TERM CARE INDUSTRY. The long term care industry is composed of many facilities offering services to subacute, skilled, assisted living, and personal care residents. The Partnership's nursing homes are considered to be in the skilled segment of the industry, although several of its homes offer subacute services. Subacute services have allowed many providers to expand their services and at the same time become more profitable. In addition, providers have taken advantage of these higher returns to consolidate their operations either through initial public offerings or through merging with one another. Subacute, however, is not for everyone. Many companies have established a different criteria, including minimum population levels, in order to operate a subacute program in a profitable manner. This is necessary due to the shorter lengths of stay of patients and the need to obtain more and more admissions to fill the shorter stay beds. Even with higher costs in the nursing and service departments, nursing home industry subacute care is considered to be more cost effective in caring for patients than hospital care.

     Historically, nursing homes have derived their revenues from Medicare, Medicaid and private pay patients. In the past few years, the industry has seen an increase in private insurance patients and to a greater extent, contractual services from Health Maintenance Organizations (HMO's) and Preferred Provider Organizations (PPO's).

     The industry has always faced a challenge in staffing facilities, particularly with regard to Registered Nurses, Licensed Practical Nurses and Certified Nurse Aides. Depending upon the geographic area, the Partnership competes with hotels, motels and restaurants for other employees, including dietary and housekeeping staff. The Partnership owns nursing facilities in the States of Illinois, Texas and Alabama. Each state reimburses nursing facilities on a prospective basis, although Alabama is the only state which bases reimbursement on the nursing facilities' actual cost. Texas and Illinois use average cost derived from all filed cost reports. Texas reimburses nursing facilities on a patient specific need called Texas Index of Level of Effort (TILE).
Illinois pays nursing facilities based upon different cost parameters, including paying additional incentives based on facility services provided. Approximately fifty percent of the Partnership's operating costs consist of employee salaries and benefits. In 1995 a federal law was passed which increased the minimum wage level to $4.75 per hour in 1996 and to $5.15 per hour in 1997. Management of the Partnership has already responded to these increases, and to a corresponding "ripple effect" for wages of employees paid above the new minimum wage, by increasing wages accordingly. To date, the State of Texas and the State of Illinois have not agreed to increase reimbursement rates to compensate for the federally mandated increase in the minimum wage. Although the State of Illinois has recently increased its reimbursement rates, these increases were not intended to, and have not, compensated providers, including the Partnership, for the minimum wage increases. The State of Alabama increased its reimbursement rates in response to the 1996 minimum wage increase, but Alabama has not agreed to increases have not compensate providers, including the Partnership, for the 1997 minimum wage increase or for "ripple effect" wage increases made necessary by the 1997 minimum wage increase. See "Background and Reasons For the Sale."

     The federal government has been discussing changes in Medicare and Medicaid as it looks for ways to downsize government. The Medicaid program could be impacted through block grant or level funding programs which would cap federal funding. If federal funding were capped, and a state wished to retain the current level of services, significant additional funding would be required, particularly if the Omnibus Budget Reconciliation Act regulations were not repealed. The Medicare program is being examined by the federal government for possible changes, including the implementation of cost limits on ancillary services (such as therapy programs, equipment and diagnostic services), capital cost reductions, a continued freeze of the routine cost limits and perhaps a prospective payment system. The potential impact of such changes, either alone or in combination, cannot be determined at this time. See "Background and Reasons For the Sale."

     Information regarding industry segments is not applicable to the Partnership's business.

     SEASONALITY. The Partnership's revenue and operating income fluctuate from quarter to quarter and tend to be higher in the first and second quarter of each fiscal year. This seasonality is due primarily to the state Medicaid programs in which the Partnership operates, rate increases and census cycles.

     ROUTINE SERVICES. All of the nursing facilities operated by the Partnership are licensed as skilled care facilities by the appropriate regulatory agencies. Routine services include the provision of skilled care services and assistance with activities of daily living, depending upon the needs of each resident. Skilled nursing care is rendered 24 hours per day by registered or licensed nurses and nurses aides.

     ANCILLARY SERVICES. The Partnership provides a variety of rehabilitative services at its facilities for residents. These services include physical, speech, occupational, and respiratory therapy programs. The Partnership continues to expand these services as the needs of its residents and the requirements of third-party payor programs warrants. In addition, the Partnership has added subacute care programs to several of its facilities.

                                                                                        Average Daily Census
                                      No. of    Type of
                          Date of     Licensed  Medical                      Year Ended December 31,
Property                  Acquisition Beds      Real Estate      1996     1995       1994     1993    1992
--------                  ----------- --------  -----------      ----     ----       ----     ----    ----
Edwardsville Care
Center East                                     Long Term
Edwardsville, Illinois       3/1/88   120       Care Facility     110       110       112      113     115

In addition, the Partnership has invested in joint ventures consisting of three nursing homes with Medical Income Properties 2A Limited
Partnership:

                                                                        Owner-
                                 Date of      No. of                    ship             Avg. Daily Census
     Property                 Acquisition     Beds    Description       %         1996    1995   1994    1993    1992
     --------                 -----------     ------  -----------       -------   ----    ----   ----    ----    ----
Medical Park                                          Long Term
Decatur, Alabama                7/1/88        183     Care Facility      45.45     174   170     175      178     179
 (45.45% Interest)

Renaissance Place                                     Long-term
Katy, Texas                       5/1/88      130     Care Facility      50%       117   121     112      118     116

Renaissance Place                                     Long-term
Humble, Texas                     5/1/88      120     Care Facility      50%       115   116     115      113     113

     For a further description of the Partnership's purchase and sale of the properties, see Notes 1(f), 2, 3, 4, 5 and 12 to the Partnership's Audited Financial Statements.

LEGAL PROCEEDINGS

     At December 31, 1996, there were no material pending legal actions against the Partnership. As discussed in Note 9 to the Partnership's Audited Financial Statements, however, the Partnership does have certain contingent liabilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     No person or group is known by the Partnership to own beneficially more than 5% of the outstanding Units. No executive officers and directors of the MGP owned any Units as of the date of this Consent Solicitation Statement. As of such date, QualiCorp held 44 Units, which constitutes less than one-half of one percent of the issued and outstanding Units.

COMPARATIVE PER-UNIT DATA

     The following sets forth certain data concerning the historical net earnings, distributions and book value per Unit for the Partnership. The information presented below should be read in conjunction with the financial statements of the Partnership included elsewhere in this Consent Solicitation Statement.

                                                        Year Ended December 31,
                                          1993        1994           1995             1996

     Net Income (Loss) Per Unit          52.44        39.14          28.23              49.62
     Cash Distribution Per Unit          30.00        37.50          40.00              40.00
     Book Value Per Unit                825.04       826.68         814.91             824.53

INFORMATION CONCERNING THE UNITS

     In general the market for limited partnership units, especially real estate limited partnership units, is very limited. Nevertheless, the MGP becomes aware of some transfers of Units after they occur as a result of the review of transfer documents submitted to the Partnership from the purchaser or broker, which documents sometimes include the applicable sale price. To the extent the MGP becomes aware of sale prices for Units, such prices may, but do not necessarily, include various transfer fees and commissions.

     During the period from July 1995 until July 5, 1996, the MGP is aware of several trades, from a low price of $285 per Unit to a high price of $450 per Unit. The last transfer of the Units of which the MGP is aware occurred in January, 1997, for $650 per Unit. At February 12, 1997, the Partnership had 1,011 Limited Partners of record who held 10,907 Units.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, 1994 AND 1993

     LIQUIDITY AND CAPITAL RESOURCES. Cash and equivalents increased during the year to $269,249, an increase of $227,886 over 1995. This improvement was due primarily to improvement in the payments being received from the State of Illinois for its Medicaid program. Medicare receivables, however, increased during the year due to increased intermediary reviews of specific ancillary charges.

     Distributions from joint ventures increased during the year to $876,302, while total distributions during 1995 were $330,905. The Partnership spent $12,408 on improvements and equipment at its Edwardsville facility during 1996 and expects similar amounts to be spent in 1997.

     In 1996, the Partnership paid distributions to its limited partners totaling $40.00 per unit. This distribution equaled a 4% return on the initial investment of $1,000 per unit. Although the Partnership expects to continue to make distributions to its limited partners based on the cash flow generated from operations after considering cash required for debt obligations, necessary improvements to the property and working capital reserves, no assurance can be given that distributions will be made in the future.

     RESULTS OF OPERATIONS.

     FISCAL YEAR 1996 COMPARED TO 1995. Net income for 1996 was $581,970, as compared to $331,053 for 1995. The increase in earnings was due to an increase in the Partnership's share of joint venture income, which is derived from the results of operations of the Texas care facilities (the "Texas Joint Venture") and the Medical Park care facility in Alabama (the "Alabama Joint Venture") (together, the Alabama and Texas Joint Ventures are hereinafter referred to as the "Joint Ventures"). The operations of the wholly owned Edwardsville Care Center East facility improved during 1996 over 1995 due to better expense control on slightly higher revenue, even though ancillary volume was down in 1996 from 1995.

     Professional care of patients totaled $1,888,947 versus $1,981,961 due to lower salary and wages paid as well as lower ancillary contract service fees. The ancillary volume was impacted during the year due to fewer Medicare A patients being served in the Edwardsville Care Center East facility. General and Administrative costs were $136,455 higher in 1996 than 1995 due to higher management fees, property management fees paid to Qualicorp, Inc., higher salaries and wages, auditing, legal expense and cost reimbursement. Employee health and welfare expense declined between years due to lower incentive compensation, employee physical examination expense and tax rates.

     Other income (expense) improved from 1995 to 1996 due to significantly improved operating income of the Joint Venture partners and lower interest expense incurred on debt obligations. The Joint Venture operating income is derived from three nursing home properties. The Texas Joint Venture Humble facility's net income increased from $137,279 to $461,265 due to improved room and board rates and higher ancillary services. Revenue increased between years $751,219 while expenses increased only $427,233, of which $313,672 was due to ancillary contract expense. The Texas Joint Venture Katy property profit increased to $653,851, $30,727 over 1995 levels. This property has outstanding programs which are devoted to enabling patients to be discharged to their homes. Net Income for the Medical Park nursing home, which is devoted to providing high quality care, improved to $816,707 in 1996 from $714,840 in 1995.

     FISCAL YEAR 1995 COMPARED TO 1994. Net income for the year was $331,053, compared to $459,086 for 1994. The decrease in earnings was due to an operating loss of $215,675 at the Edwardsville East nursing facility. The facility had an operating income in the prior year of $36,082. During the year, net revenue from resident service increased $375,000. This increase was due in part to a higher level of care provided to residents through an expanded therapy program. In addition, the nursing home received a Medicaid rate increase in August 1995 of $4.11 per patient day.

     Professional care of residents increased $600,711 over the 1994 level due to higher labor costs of $162,000 and therapy services expenses of $484,000. Household and Plant expenses were $30,066 over 1994 due to higher maintenance, utilities and supply costs. General and Administrative costs decreased between years $19,087 due to lower insurance costs, partially offset by higher salary costs and fees.

     Other income (expense) was affected by the need to borrow operating funds. Net interest expense increased $97,000 over the previous year. The Partnership's share of joint venture income rose between years by $231,000 due to improved earnings at the Renaissance Place-Katy nursing home and Medical Park nursing home. The operating results at both facilities improved over the prior year due to increased Medicare utilization and expanded therapy programs. The Renaissance Place-Humble facility operating net income was $122,259 lower than 1994 due to higher salary costs, therapy costs, and maintenance expenses.

     FISCAL YEAR 1994 COMPARED TO 1993. Net income for the year was $459,086, compared to $614,975 for 1993. The decrease in earnings was due to a decrease in the Illinois Medicaid rate of $5.52 per patient per day in September 1993 for Edwardsville Care Center East along with higher labor and increased therapy services costs. In addition, general and administrative costs increased $81,814. This increase was due to increased workers compensation insurance charges which rose by almost $100,000 over the previous year.


     Other income (expense) was $423,004. This represented an increase of $71,586 over the previous year, even though the Partnership's share of joint venture income declined by $78,041 between years. This decline in joint venture earnings was due in part to increased cost in patient care for salaries and wages, and higher ancillary service costs in the Texas facilities. Interest income increased due to higher interest rates. Provider fees decreased due to changes made in the Illinois program.

EXPERTS

     The audited consolidated financial statements of the Partnership appearing in this Consent Solicitation Statement have been audited by Self & Maples, P.A. as set forth in their report thereon included in the Consent Solicitation Statement. Such financial statements have been included in this Consent Solicitation Statement in reliance upon the authority of such firm as experts in accounting and auditing.

                      INDEX TO FINANCIAL STATEMENTS
                                                                       Page

Independent Auditor's Report  ....................................     F-1

Balance Sheets For the Years Ended December 31, 1996 and
1995  ...........................................................      F-2

Statements of Operations For the Years Ended December 31,
1996, 1995 and 1994 .............................................      F-3

Statements of Partners' Capital For the Years Ended
December 31, 1996, 1995 and 1994  ...............................      F-4

Statements of Cash Flows For the Years Ended December 31,
1996, 1995 and 1994 .............................................      F-5

Notes to Financial Statements ...................................      F-7

Independent Auditors' Report of Additional Information...........      F-20

Schedule of Valuation and Qualifying Accounts and Reserves
For Allowances For Doubtful Accounts For the Years Ended
December 31, 1996, 1995 and 1994  ...............................      F-21

Schedule of Consolidated Supplementary Income Statement
Information For the Years Ended December 31, 1996, 1995
and 1994  .......................................................      F-22

Schedule of Real Estate and Accumulated Depreciation For
the Year Ended December 31, 1996  ...............................      F-23

The Texas Joint Venture Financial Statements for the
years ended December 31, 1996, 1995 and 1994.....................      F-24

The Alabama Joint Venture financial statements for the
years ended December 31, 1996, 1995 and 1994.....................      F-45

              MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                            FINANCIAL STATEMENTS

            FOR THE YEARS ENDED DECEBER 31, 1996, 1995 AND 1994

              MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                             Table of Contents



                                                           Page

   Independent Auditors'  Report                              1

   Financial Statements
      Balance Sheets                                          2
      Statements of Operations                                3
      Statements of Partners' Capital                         4
      Statements of Cash Flows                              5-6
      Notes to Financial Statements                        7-19

   Information Accompanying the Basic Financial Statements
      Independent Auditors' Report on Information
        Accompanying the Basic Financial Statements          20
      Schedule of Valuation and Qualifying Accounts
        and Reserves for Allowances for Doubtful Accounts 21 Schedule of Consolidated Supplementary Income
        Statement Information                                22
      Schedule of Real Estate and Accumulated Depreciation   23

                  INDEPENDENT AUDITORS' REPORT


To the Partners
Medical Income Properties 2B Limited Partnership

We have audited the balance sheets of edical Income Properties 2B Limited Partnership as of December 31, 1996 and 1995 and the related statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of edical Income Properties 2B Limited Partnership as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.




Oneonta, Alabama
January 24, 1997, except for Note 12, as to which the date is February 3, 1997

              MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                               BALANCE SHEETS
                         DECEMBER 31, 1996 AND 1995

                                                                 1996              1995

               ASSETS

Current assets
  Cash and cash equivalents                                   $  269,249       $  41,363
  Patient accounts receivable, net of allowance
     for doubtful accounts of $102,349
     in 1996 and $54,188 in 1995                                 616,404         780,238
  Estimated third-party payor settlements                        203,628         316,962
  Prepaid expense and other assets                                54,122          42,144
                                                               ---------       ----------
        Total current assets                                   1,143,403       1,180,707

  Investment in joint ventures                                 7,087,148       7,034,698
  Property and equipment, net of
     accumulated depreciation                                  2,855,196       2,988,787
  Deferred financing costs, net of
     accumulated amortization of
     $1,743 in 1996 and $1,525 in 1995                             1,744           1,962
                                                             -----------     -----------
          Total assets                                       $11,087,491     $11,206,154
                                                             ===========     ===========
       LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Current maturities of long-term debt                      $     63,388     $    57,447
  Accounts payable

                                                                 334,901         235,152
  Accrued payroll and payroll taxes                               73,433          47,516
  Accrued vacation                                                32,722          31,082
  Accrued insurance                                               10,657          28,384
  Accrued real estate taxes                                       75,096          76,143
  Accrued management fees                                         13,906          13,371
  Patient deposits and trust liabilities                          48,244          37,010
  Other accrued expenses                                           4,949             387
  Due to affiliates                                              840,835       1,137,913
                                                            ------------     -----------
       Total current liabilities                               1,498,131       1,664,405

Long-term debt, net of current maturities

                                                                 640,309         705,550
                                                            ------------      ----------
       Total liabilities                                       2,138,440       2,369,955
                                                            ------------      ----------
Partners' capital (deficit)
  Limited partners                                             8,993,158       8,888,206
  General partners                                               (44,107)        (52,007)
                                                            ------------       ---------
       Total partners' capital                                 8,949,051       8,836,199
                                                            ------------       ---------
       Total liabilities and partners' capital              $ 11,087,491     $11,206,154
                                                            ============     ===========

                          See accompanying notes to financial statements.
               MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                     1996          1995           1994


Revenues
   Net patient service revenue                    $3,443,725    $3,428,541    $3,053,550
   Other revenue                                       4,345         4,147         5,791
                                                  ----------    ----------     ---------
      Total revenue                                3,448,070     3,432,688     3,059,341
                                                  ----------    ----------     ---------
Operating expenses
   Professional care of patients                   1,888,947     1,981,961     1,381,250
   Dietary                                           276,675       265,966       263,409
   Household and plant                               323,317       342,433       312,367
   General and administrative                        853,203       716,748       735,835
   Employee health and welfare                       182,010       190,721       180,033
   Depreciation and amortization                     146,217       150,534       150,365
                                                  ----------    ----------     ---------
      Total operating expenses                     3,670,369     3,648,363     3,023,259
                                                  ----------    ----------     ---------
      Operating income (loss)                       (222,299)     (215,675)       36,082

Other income (expenses)
   Interest income                                      -              -          55,313
   Interest expense                                  (58,603)      (92,668)      (51,027)
   Provider fees                                     (65,880)      (65,700)      (55,397)
   Partnership share of joint
      venture income                                 928,752       705,096       474,115
                                                  ----------    ----------     ---------
      Total other income
        (expenses)                                   804,269       546,728       423,004
                                                  ----------    ----------     ---------
      Net income                                  $  581,970    $  331,053     $ 459,086
                                                  ==========    ==========     =========

Net income attributable
   to limited partners (93%)                      $  541,232    $  307,879    $  426,950
Net income attributable
   to general partners (7%)                           40,738        23,174        32,136
                                                  ----------    ----------     ---------
                                                  $  581,970    $  331,053    $  459,086
                                                  ==========    ==========    =========
Net income per limited
   partnership unit outstanding                   $    49.62   $    28.23     $    39.14
                                                  ==========   ===========    ==========
                       See accompanying notes to financial statements.


                            MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                                  STATEMENTS OF PARTNERS' CAPITAL
                     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                   Limited        Partners        General
                                                    Units          Amount         Partners       Total
                                                   -------        --------        --------       ------

Partners' capital
  (deficit) at
  December 31, 1993                                $ 10,907    $  8,998,669     $  (43,692)   $8,954,977

   Distributions to
   partners ($37.50 per
   limited partnership
   unit outstanding)                                   -           (409,011)       (30,786)     (439,797)

   Net income                                          -            426,950         32,136       459,086
                                                   --------    ------------      ---------     ---------

Partners' capital
  (deficit) at
  December 31, 1994                                 10,907        9,016,608       (42,342)     8,974,266

   Distributions to
   partners ($40.00 per
   limited partnership
   unit outstanding)                                   -          (436,281)       (32,839)      (469,120)

   Net income                                          -           307,879         23,174        331,053
                                                   -------      ----------        --------     ---------

Partners' capital
  (deficit) at
  December 31, 1995                                10,907        8,888,206       (52,007)       8,836,199

   Distributions to
   partners ($40.00 per
   limited parnership
   unit outstanding)                                  -          (436,280)       (32,838)       (469,118)

   Net income                                         -           541,232         40,738         581,970
                                                   -------      ----------        ------       ---------

Partners' capital
  (deficit) at
  December 31, 1996                               $10,907      $8,993,158       $(44,107)      $8,949,051

                             See accompanying notes to financial statements.



                  MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                                STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                            1996          1995            1994


Cash flows from operating activities:

  Cash received from patient care                        $ 3,708,915   $  3,186,524     $ 2,762,115
  Interest and dividends received                             -                -             55,313
  Other operating receipts                                     4,345          4,147           5,791
  Cash paid to suppliers and
    employees                                             (3,399,289)   (3,516,545)      (2,670,505)
  Interest paid                                              (58,603)      (92,668)         (51,027)
  Provider fees                                              (65,880)      (65,700)         (55,397)
                                                         -----------    ----------       ----------
  Net cash provided (used) by operations                     189,488      (484,242)          46,290


Cash flows from investing activities:

  Capital expenditures                                      (12,408)     (52,424)           (64,813)
  Distributions from joint
    ventures                                                876,302      330,905            276,354
                                                         ----------     --------         ----------
  Net cash provided (used) by
    investing activities                                    863,894      278,481            211,541
                                                          ---------     --------         ----------

Cash flows from financing activities:

  Principal payments on long-term
    obligations                                             (59,300)     (53,492)           (63,206)
  Distributions to partners                                (469,118)    (469,120)          (439,797)
  Net related party transactions                           (297,078)     644,286            110,592
                                                         ----------     --------         ----------
  Net cash provided (used) by financing
    activities                                             (825,496)     121,674           (392,411)
                                                         ----------     --------         ----------
Net increase (decrease) in cash and
  cash equivalents                                          227,886       (84,087)         (134,580)

Cash and cash equivalents, beginning
  of year                                                    41,363       125,450           260,030
                                                         ----------     ---------        ----------
Cash and cash equivalents, end of year                   $  269,249     $  41,363        $  125,450
                                                         ==========     =========        ==========


                         See accompanying notes to financial statements.

                        MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                                      STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                               1996          1995        1994

Reconciliation of net income to net cash provided by operating activities:

  Net income                                               $   581,970   $  331,053  $  459,086
                                                           -----------   ----------  ----------
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:

    Depreciation and amortization                              146,217      150,534     150,365
    Partnership share of joint
        venture income                                        (928,752)    (705,096)   (474,115)
    Provision for losses on accounts
        receivable                                              15,177        7,625      16,445
    (Increase) decrease in:
        Patient accounts receivable, net                       148,657      130,735    (321,421)
        Estimated third-party payor
          settlements                                          113,334     (258,259)    (58,703)
        Prepaid expenses and other assets                      (11,978)      23,537      (1,779)
    Increase (decrease) in:
        Accounts payable                                        99,749       26,905     116,354
        Accrued expenses                                        13,880      (74,560)     90,004
        Estimated third-party payor
          settlements                                             -        (122,118)     72,244
        Other liabilities                                       11,234        5,402      (2,190)
                                                           -----------   ----------  ----------
    Total adjustments                                         (392,482)    (815,295)   (412,796)
                                                           -----------   ----------  ----------
  Net cash provided (used) by
    operating activities                                   $   189,488   $ (484,242) $   46,290
                                                           ===========   ==========  ==========


                             See accompanying notes to financial statements.


             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS


Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)  Organization

              Medical Income Properties 2B Limited Partnership (the Partnership) is a Delaware limited partnership formed on April 29, 1987 that is engaged in the business of acquiring, operating and holding for investment purposes, income-producing, health care related properties, primarily nursing homes. The Partnership is one of a series of three partnerships as represented by the Partnership Prospectus (Prospectus) dated October 22, 1986, providing for the sale of 10,000 units at $1,000 per unit (with an option to increase to 20,000 units per partnership). The Partnership's first closing on the sale of units was on July 16, 1987. The offering closed on January 31, 1988. For the period April 29, 1987 (inception) to April 28, 1988, the Partnership was in the development stage. On March 1, 1988, the Partnership began acquiring property.

              The general partners are QualiCorp Management, Inc. (a wholly-owned subsidiary of QualiCorp, Inc.) and QualiCorp Capital, Inc.

         (b)  Allocation of Net Profits and Net Losses

              Net profits and net losses shall be determined and allocated as of December 31 of each year, as follows:

              . Net profits (losses) (exclusive of net profits (losses) attributable to the sale or disposition of Partnership properties) are allocated 93% to the limited partners and 7% to the general partners.

              . Net profits attributable to the sale or disposition of a Partnership property shall be allocated as follows:

                   . First, to limited partners with negative balances in their capital accounts in proportion to such negative balances, to the extent of the total of such negative balances;

                   . Second, 1% to the general partners and 99% to the limited partners until the capital account of each limited partner is equal to his capital investment; and

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

                   . Third, the balance, if any, 85% to the limited partners and 15% to the general partners.

              . Net losses attributable to the sale or disposition of a Partnership property shall be allocated in a manner similar to above, except that limited and general partner accounts would be reduced pro rata to the amount of their respective capital investments, then, pro rata to zero, and for any remaining loss, 93% to the limited partners and 7% to the general partners.

         (c)  Cash Distributions

              Cash distributions shall be made quarterly within 45 days after the end of the quarter. Cash flow shall be distributed 93% to the limited partners and 7% to the general partners. Sale or financing proceeds shall be distributed first to creditors and then to the limited partners to the extent of their original capital contribution and then the remainder shall be distributed 85% to the limited partners and 15% to the general partners.

         (d)  Per Unit Information

              Limited partnership information per unit is based on the number of units outstanding of 10,907 in 1996, 1995, and 1994.

         (e)  Patient Service Revenue

              Patient service revenue is recorded at the nursing homes' established rates with contractual adjustments ($1,888,312 in 1996, $1,832,743 in 1995, and $1,014,629 in 1994),
              provision for uncollectible accounts, (bad debt expense of $ 15,177 in 1996, $7,625 in 1995, and $16,445 in 1994) and
              other discounts deducted to arrive at net patient service revenue.

              Net patient revenue includes amounts estimated by management to be reimbursable by Medicare, Medicaid and other third-party programs under the provisions of cost and prospective payment reimbursement formulas in effect. Amounts received under these programs are generally less than the established billing rates of the nursing homes and the difference is reported as a contractual adjustment and deducted from gross revenue.

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

              The nursing homes recognize currently estimated final settlements due from or to third party programs. Final determination of amounts earned is subject to audit by the intermediaries. Differences between estimated provisions and final settlement will be reflected as charges or credits to operating revenues in the year the cost reports are finalized.

         (f)  Property and Equipment

              Property and equipment is stated at cost. Depreciation of the buildings is provided over their estimated useful lives of thirty years on the straight-line method. Equipment and other personal property are depreciated over five to seven years on the straight-line method.

         (g)  Income Taxes

              Taxable income is allocated to the individual partners and, therefore, no income taxes have been provided for in these financial statements.

         (h)  Cash Equivalents Policy

              For the purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

         (i)  Uninsured Cash Balances

              The Partnership maintains cash balances in several banks. Cash accounts at banks are insured by the FDIC for up to $100,000. The amount in excess of insured limits was approximately $1,360,579 (inclusive of unconsolidated joint ventures) at December 31, 1996. A portion of commingled funds discussed in Note 6., may be at risk, but the amount in excess of FDIC limits related to the Partnership is not determinable.

         (j)  Uses of Estimates

              Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

              from the estimates that were assumed in preparing the financial statements.

Note 2.  ACQUISITIONS

         On March 1, 1988, the Partnership acquired Edwardsville - East Nursing Home, located in Illinois, for $3,750,000 plus capitalized acquisition costs and fees of $276,595. The
         Partnership assumed $1,133,690 of debt with the purchase.

         The acquisition has been accounted for under the purchase method of accounting. Consequently, only operations subsequent to the acquisition date have been included in the accompanying financial statements.

Note 3.  INVESTMENTS IN JOINT VENTURES

         The Partnership has invested in two joint ventures with Medical Income Properties 2A Limited Partnership (MIP2A). These joint ventures are accounted for under the equity method.

         The Texas Joint Venture

         On May 1, 1988, the Partnership purchased 50% of Renaissance Place - Katy Nursing Home located in Texas for $2,736,250 plus capitalized acquisition costs and fees of $254,645. The seller took back a note for $300,000 ($150,000 was the Partnership's share) due May 1, 1993 that has subsequently been paid.

         On May 1, 1988, the Partnership purchased 50% of Renaissance Place - Humble Nursing Home located in Texas for $2,243,750 plus capitalized acquisition costs and fees of $114,406.

         The Alabama Joint Venture

         On July 1, 1988, the Partnership purchased 45.45% of Medical Park Nursing Home located in Alabama for $2,317,950 plus capitalized acquisition costs and fees of $172,379.

         The condensed balance sheet information for the investments in joint ventures as of December 31, 1996 and 1995 and operating statement information for each of the years in the three-year period ending December 31, 1996 is as follows:

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

Katy                                                    1996                      1995

Current assets                                       $ 2,501,874              $ 1,684,094
Long-term assets                                       4,771,630                5,048,138
                                                     -----------              -----------
   Total assets                                      $ 7,273,504              $ 6,732,232
                                                     ===========              ===========
Current liabilities                                      860,008                  684,328

Long-term liabilities                                        -                      -
Equity                                                 6,413,496                6,047,904
                                                     -----------              -----------
   Total liabilities
     and equity                                      $ 7,273,504              $ 6,732,232
                                                     ===========              ===========


Partnership's investment
   at December 31,
   1996 and 1995                                     $ 3,206,748              $ 3,023,952

            MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS





                                     1996              1995               1994
                                     ----              ----               ----

Revenues                        $ 5,039,616        $ 4,985,129        $ 3,700,538
Expenses                          4,385,765          4,362,005          3,505,169
                                -----------        -----------        -----------
   Net income                   $   653,851        $   623,124        $   195,369


Humble                                        1996                    1995
------                                        ----                    ----

Current assets                           $ 1,498,372              $ 1,140,926
Long-term assets                           3,377,314                3,651,762
                                         -----------              -----------
   Total assets                          $ 4,875,686              $ 4,792,688

Current liabilities                          677,478                  703,933
Long-term liabilities                        631,250                  691,850
Equity                                     3,566,958                3,396,905
                                         -----------              -----------
   Total liabilities
        and equity                       $ 4,875,686              $ 4,792,688
                                         ===========              ===========
Partnership's investment
  at December 31,
  1996 and 1995                          $ 1,783,479              $ 1,698,453
                                         ===========              ===========

                                    1996                1995             1994
                                    ----                ----             ----

Revenues                        $ 4,415,307         $ 3,664,088     $ 3,373,417
Expenses                          3,954,042           3,526,809       3,113,890
                                -----------         -----------     -----------
  Net income                    $   461,265         $   137,279     $   259,527
                                ===========         ===========     ===========

Medical Park                       1996                      1995
------------
Current assets                 $ 1,699,553              $ 2,370,621
Long-term assets                 5,369,994                5,308,640
                               -----------              -----------
   Total assets                $ 7,069,547              $ 7,679,261
                               ===========              ===========

Current liabilities                743,586                  713,232
Long-term liabilities            1,704,860                1,868,527
Equity                           4,621,101                5,097,502
                               -----------              -----------

Total liabilities
   and equity                 $ 7,069,547              $ 7,679,261

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS


Medical Park (con't.)
Partnership's investment
at December 31,
1996 and 1995                   $ 2,100,682              $ 2,317,207
                                ===========               ==========

                                    1996               1995            1994
                                    ----               ----            ----

Revenues                       $ 6,396,385         $ 5,907,763     $ 5,137,870
Expenses                         5,579,678           5,192,923       4,595,148
                               -----------         -----------     -----------
 Net income                    $   816,707         $   714,840     $   542,722
                               ===========         ===========     ===========

               See Note 9 for contingency.

Note 4.        PROPERTY AND EQUIPMENT

               Property and equipment consisted of the following at December 31:

                                                                 1996             1995

               Land                                         $    90,000     $    90,000
               Buildings and improvements                     3,812,869       3,817,099
               Furniture and equipment                          302,317         285,680
                                                            -----------     ------------
                 Total                                        4,205,186       4,192,779
               Accumulated depreciation
                   and amortization                         (1,349,990)      (1,203,992)
                                                           -----------      ------------
                   Net property and equipment              $ 2,855,196      $ 2,988,787

Note 5.        LONG-TERM DEBT

               Long-term debt consisted of the following at December 31:

                                                                                  1996             1995

               Industrial Revenue Bonds payable at
               a variable rate of interest (7.755%
               at December 31, 1996 and 8.225% at
               December 31, 1995) with monthly
               principal and interest payments
               of $9,645 through April 1, 2005.
               The interest rate is adjusted every
               May 1 and November 1, secured by
               real estate.                                                    $  703,697       $  762,997

               Less amounts due in one year
                  or less                                                          63,388           57,447
                                                                               ----------       ----------
                                                                               $  640,309       $  705,550
                                                                               ==========       ==========

            MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS



          The aggregate annual maturities of long-term debt for the succeeding five fiscal years are as follows:

                           1997                          $   63,388
                           1998                              68,482
                           1999                              73,986
                           2000                              79,932
                           2001                              86,356
                     Thereafter                             331,553
                                                          ---------
                                                         $  703,697
                                                         ==========

Note 6.        RELATED PARTY TRANSACTIONS

               QualiCorp, Inc. charged the Partnership $84,896 in 1996, $80,278 in 1995, and $86,348 in 1994 for administrative expenses (primarily salaries). QualiCorp, Inc. also charged the Partnership $132,974 for property management fees in 1996.

               Details of the amounts due to affiliates at December 31 are as follows:

                                                                           1996           1995

               Due to QualiCorp, Inc.                                 $  156,787     $   48,917
               Due to The Texas Joint Venture -
                  Katy                                                   184,075        184,075
                  Humble                                                  26,556         26,556
               Due to The Alabama Joint Venture -
                  Medical Park                                           473,417        382,517
               Due to affiliates of the general
                 partner                                                     -          495,848
                                                                      ----------     ----------
               Due to affiliates                                      $  840,835    $ 1,137,913
                                                                      ==========    ===========

               During the year ended December 31, 1995, the General Partners established a pooled investment account in which the General Partners and the partnerships in which they act as general partners could participate. This account was used by those entities to invest overnight cash balances, and borrow funds when an entity needed temporary access to funds. Each entity received its share of interest earned monthly, and was charged interest on any funds borrowed.

         The Articles of Limited Partnership of the partnerships involved state that no General Partner shall have the authority to cause those partnerships to make loans other than in connection with the purchase, sale or disposition of partnership property. The Articles of Limited Partnership of those partnerships also state

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

         that the partnerships' funds may not be commingled with any other entities' funds except as necessary for the operation of those partnerships.

         At December 31, 1995, the Partnership had borrowed $495,848 from the other entities, and had paid interest of $13,116 from this arrangement.

         See Footnote 12 for sale of affiliated assets.

Note 7.  INCOME TAXES

         No provision for income taxes is made in the financial statements since taxable income is reported in the income tax returns of the partners.

         Differences between the net income as reported in the financial statements and Federal taxable income arise from the nature and
         timing of certain revenue and expenses items.    The following
         is a reconciliation of reported net income and Federal taxable income.

                                       1996           1995         1994

         Net income as reported      $ xxx,xxx      $ 331,053   $ 459,086
         Adjustments:
          Depreciation differences      xx,xxx         41,967      59,055
          Bad debt reserve              xx,xxx         46,191      37,093
          Vacation accrual              xx,xxx         15,019      12,775
          Insurance deductible         xxx,xxx        (51,636)         -
          Nondeductible travel
           and entertainment            xx,xxx         16,165       7,134
                                     ---------      ---------   ---------

            Federal taxable income   $ xxx,xxx      $ 398,759   $ 575,143
                                     =========      =========   =========
         Federal taxable income
          per limited partnership
          unit outstanding             $xx.xx         $34.00       $49.04
                                       ======         ======       ======
Note 8.  CONTRACTUAL AGREEMENTS

         In 1988, the Partnership entered into a management agreement whereby the Manager is required to perform certain services.
         The agreement had an initial five-year term with one additional five-year option that was exercised in 1993. Fees were based on 6% of gross collected operating revenues through June 30, 1992. Thereafter they were based on 5% of gross collected operating

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS


         revenues, but not less than $140,000 in a calendar year and are increased by an inflation factor after 1992. The Manager has a right of first refusal to match a bona fide offer made by an outside party to purchase or lease the nursing home. The management agreement, as amended, contained a termination clause.

         The management agreement was amended on January 1, 1995. The amendment calls for a fixed monthly management fee of $13,371 with a cost of living factor equal to the greater of 4% per annum or the increase in the Consumer Price Index or such other measure mutually agreeable to the parties. The agreement expires December 31, 1998.
         The termination on sale clause was amended to base the fee on a sum equal to the discounted present value of the monthly management fee as of the date of termination of the agreement times the number of months remaining in the management agreement discounted to the date of termination at an annual interest rate of ten percent (10%). In addition, the parties agreed to terminate the Manager's right of first refusal.

         Commencing January 1, 1996, the Management Agreement was extended for a period of up to a maximum of eighteen months by one month for every month after January 1, 1996 in which the parties are engaged in the process of attempting to sell the Facilities. In the event of a sale of the Facilities, the termination on sale fee described above would be discounted to the date of termination at an annual rate of ten percent (10%) and then further discounted by a factor of thirty-three and one-third percent (33 1/3%).

         Management fees charged to the partnership were $166,875 in 1996, $160,456 in 1995, and $154,285 in 1994.

Note 9.  CONTINGENCY

         On May 1, 1990, the Texas Joint Venture, of which the
         Partnership owns 50%, began self insuring its workmen's compensation claims for two nursing home facilities located in Texas. Accrued liabilities have been estimated to cover all asserted and unasserted claims and assessments and funds have been escrowed to cover such claims.

         The Partnership maintains insurance or reserves which it believes are adequate to meet the needs of the Partnership. While the Partnership has been named as a defendant in several lawsuits, nothing has come to the attention of the Partnership which leads it to believe that it is exposed to a risk of

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

         material loss not covered by insurance or reserves.

         The real estate owned by The Texas Joint Venture and The Alabama Joint Venture is mortgaged as security on debt incurred by the Partnership's joint venture partner Medical Income Properties 2A Limited partnership (MIP2A). This debt is also secured by all other real estate owned by MIP2A. The total outstanding debt secured by all these properties is $3,805,555.

         Legal Response (Pending)


Note 10. CONCENTRATIONS IN REVENUE SOURCES

         The Partnership provides patient care services under various third party agreements. The principal sources of revenue under these contracts are derived primarily through the Medicaid and Medicare programs, as well as contracts with private pay patients who do not qualify for assistance from the other programs. The percentage of the Joint Venture's income from each of these sources for the years ended December 31, 1996, 1995, and 1994 is as follows:

                                            1996      1995       1994

          Private pay patients             12.05%     11.34%      11.71%
          Medicaid                         48.03%     47.47%      62.82%
          Medicare                         39.92%     41.19%      25.47%
                                          ------     ------      -------
             Total                        100.00%    100.00%     100.00%
                                          ======     ======      =======

         The percentage attributable to private pay patients includes only amounts due for services where the primary payer is a private source. The Medicaid and Medicare percentages include amounts due from those programs as well as the patient's financial responsibility incurred under these contracts.

Note 11. FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial Accounting Statement No. 107, Disclosures about Fair

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

         Value of Financial Instruments ("FAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate the value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather represents a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance. The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

              Long-term Debt: For variable rate notes, fair values are based on carrying values.

              The other financial instruments of the Company are short-term assets and liabilities whose carrying amounts reported in the balance sheet approximate fair value. These items include cash, accounts receivable and accounts payable.


Note 12. SUBSEQUENT EVENT

         On February 3, 1997, Medical Income Properties 2B Limited Partnership entered into a purchase agreement with Omega
         Healthcare Investors, Inc. to sell all of the real and personal property of the nursing home facilities.

         The purchase price is allocated among the facilities as follows:

           Edwardsville - East Nursing Home
               (120 beds)                            $ 2,383,000
           Medical Park Convalescent Center
               (183 beds) - 54.55% ownership           4,522,275
           Renaissance Place - Katy (130 beds) -
               50% ownership                           2,984,500
           Renaissance Place - Humble (120 beds) -
               50% ownership                           2,487,500
                                                     -----------
           Proceeds from sale                        $12,377,275
                                                     ===========

         Proceeds from the sale will be reduced by expenses incurred as a

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                      NOTES TO FINANCIAL STATEMENTS

         result of the sale, cash offsets for liabilities assumed by the buyer and existing indebtedness. These payments should approximate $3,965,000.

         The closing could take place as early as March 31, 1997 and can be extended by the Partnership until April 30, 1997. If conditions precedent to either party's obligation to close are not satisfied or waived, the closing can be extended to a date no later than July 31, 1997. Approximately $395,450 of these proceeds will be set aside in a joint signature account for the purpose of securing all of the seller's obligations under the purchase agreement. These funds will be available to the Partnership in the event that these obligations do not exceed the funds held in escrow.

         In addition, a separate amount of proceeds of approximately $500,000 will also be held in reserve by the Partnership pending final settlement of third-party cost reports and other contingencies.

         This agreement can be terminated by mutual consent of the parties and other conditions precedent.

         In conjunction with the above sale, Omega HealthCare Investors, Inc. has agreed to a similar purchase of assets from RWB Medical Properties Limited Partnership IV, of which an officer of QualiCorp, Inc. owns either directly or indirectly a 21.53% interest. This sale relates to a 131 bed nursing home in Pattterson, Louisiana and the purchase price for the assets is $5,350,000.

                        INDEPENDENT AUDITORS' REPORT
                          ON ADDITIONAL INFORATION



To the Partners
Medical Income Properties 2B Limited Partnership

Our report on our audit of the basic financial statements of Medical Income Properties 2B Limited Partnership for 1996 appears on page 1. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of Valuation and Qualifying Accounts and Reserves, Schedule of Consolidated Supplementary
Income Statement Information, and Schedule of Real Estate and Accumulated Depreciation are presented for purposes of additional analysis and are not required parts of the basic financial statements. Such information has been subjected to the auditing procedures applied to the audit of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.




Oneonta, Alabama
January 24, 1997, except for Note 12, as to which the date is February 3, 1997









             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP
                              SCHEDULE VIII
                  VALUATION AND QUALIFYING ACCOUNTS AND
              RESERVES FOR ALLOWANCES FOR DOUBTFUL ACCOUNTS
           FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                               1996        1995      1994
                                               ----        ----      ----

Balance at beginning of year                $ 54,188    $ 35,327   $25,015


Charged to patient service
  revenues                                    32,984      11,236   (6,133)

Write-offs                                    15,177       7,625    16,445
                                            --------     -------    ------
Balance at end of year                      $102,349    $ 54,188   $35,327








                         MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP
                                             SCHEDULE X
                     CONSOLIDATED SUPPLEMENTARY INCOME STATEMENT INFORMATION FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                   1996          1995           1994


Professional care of patients
    Nursing salaries and wages               $    986,150    $  1,016,764    $  854,741
    Ancillary service expense                     678,357         713,913       230,229
    Supplies                                       89,576         108,192       113,202
    Temporary labor                                   939           8,423        40,476

General and administrative
    Salaries and wages                             93,837          87,897        77,150
    Accounting and auditing                        46,552          42,807        42,463
    Insurance                                     150,623         161,912       198,425
    Property tax                                   73,649          76,239        76,446
    Management fees                               166,875         160,456       154,285
    Property management fees                      132,974            -             -
    Cost reimbursement                             84,896          80,278        86,348

Dietary
   Food cost                                      134,948         128,930       133,949

Household and plant
   Repairs and maintenance                         10,212          23,852        12,053
   Utilities                                      126,040         120,078       115,921

Depreciation                                 $    145,999    $    150,316    $  150,147
                                             ============    ============    ==========




     MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP
                    SCHEDULE XI
     REAL ESTATE AND ACCUMULATED DEPRECIATION
     FOR THE YEAR ENDED DECEMBER 31, 1996



                                  INITIAL COST       COSTS CAPITALIZED
                              TO PARTNERSHIP (A)       SUBSEQUENT TO
                                                     ACQUISITION
                                              BUILDING AND                 CARRYING          BUILDING AND             ACCUMULATED
   DESCRIPTION         ENCUMBRANCES  LAND     IMPROVEMENTS  IMPROVEMENTS    COST     LAND    IMPROVEMENTS     TOTAL  DEPRECIATION

EDWARDSVILLE - EAST     $703,697     $90,000   $3,660,000   $178,591       $276,595  $90,000 $4,115,186   $4,205,186  $1,349,990
                        ========     ========  ==========   ========       ========  ======= ==========   ==========  ==========

(A)  The initial cost to the Partnership represents the original purchase price of the properties.
(B)  The aggregate cost of real estate owned at December 31, 1996 for Federal Income tax purposes was approximately $4,140,355.
(C)  Reconciliation of real estate owned at December 31, 1996, 1995, and 1994:

                                               1996          1995          1994

Balance at beginning of period             $4,192,779    $4,140,355     $4,075,542
Additions                                      12,407        52,424         64,813
Reductions                                          0             0             0
                                           ---------------------------------------
Balance at end of period                   $4,205,186    $4,192,779      $4,140,355
                                           ========================================
                                           =======================================

(D) Reconciliation of accumulated depreciation

Balance at beginning of period             $ 1,203,992   $ 1,053,675   $   903,528
Depreciation expense                           145,998       150,317       150,147
Reductions                                           0             0             0
                                           ---------------------------------------
Balance at end of period                   $ 1,349,990   $ 1,2036,992  $ 1,053,675
                                           =======================================

                                                                LIFE ON WHICH
                                                                DEPRECIATION
                                                                  IN LATEST
                                                                STATEMENT OF
                                      DATE OF          DATE      OPERATION IS
                                  CONSTRUCTION       ACQUIRED     COMPUTED

EDWARDSVILLE - EAST                  1987            05/01/88    5 TO 30 YEARS

                       THE TEXAS JOINT VENTURE

                         FINANCIAL STATEMENTS

         FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                     THE TEXAS JOINT VENTURE

                        Table of Contents



                                                        Page

Independent Auditors' Report                               1

Financial Statements
   Balance Sheets                                          2
   Statements of Operations                                3
   Statements of Partners' Capital                         4
   Statements of Cash Flows                              5-6
   Notes to Financial Statements                        7-15

Information Accompanying the Basic Financial Statements
   Independent Auditors' Report on Information
     Accompanying the Basic Financial Statements          16
   Schedule of Valuation and Qualifying Accounts
     and Reserves for Allowances for Doubtful Accounts 17 Schedule of Consolidated Supplementary Income
     Statement Information                                18
   Schedule of Real Estate and Accumulated Depreciation   19



                     INDEPENDENT AUDITORS' REPORT


To the Partners
The Texas Joint Venture

We have audited the balance sheets of The Texas Joint Venture as of December 31, 1996 and 1995 and the related statements of operations, partners' capital and cash flows for each of the three years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Texas Joint Venture as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.





Oneonta, Alabama
January 24, 1997, except for Note 12, as to which the date is February 3, 1997




                       THE TEXAS JOINT VENTURE
                            BALANCE SHEETS
                      DECEMBER 31, 1996 and 1995

                                                              1996            1995
                                                              ----            ----
               ASSETS

Current assets
  Cash and cash equivalents                               $   770,794    $   447,196
  Marketable securities                                     2,190,840      1,409,670
  Patient accounts receivable, net of allowance
     for doubtful accounts of $106,750
     in 1996 and $132,796 in 1995                             849,065        717,552
  Interest receivable                                          16,304          4,826
  Estimated third-party payor settlements                     137,964        202,244
  Prepaid expenses and other assets                            35,279         43,532
                                                          -----------    -----------
     Total current assets                                   4,000,246      2,825,020

Property and equipment, net of
   accumulated depreciation                                 7,718,372      8,110,133
Due from affiliates                                           423,087        576,998
Deferred financing costs, net of
   accumulated amortization of
   $18,935 in 1996 and $13,651 in 1995                          7,485         12,769
                                                          -----------    -----------
     Total assets                                         $12,149,190    $11,524,920
                                                          ===========    ===========
    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Current maturities of long-term debt                   $     60,600   $    60,600
  Accounts payable                                            697,963       588,225
  Accrued payroll and payroll taxes                           164,591       139,197
  Accrued vacation                                            105,438        93,309
  Accrued insurance                                           200,788       200,952
  Accrued management fees                                      32,634        31,379
  Estimated third-party payor settlements                     149,694          -
  Patient deposits and trust liabilities                       97,367       117,005
  Other accrued expenses                                       28,411       157,594
                                                          -----------   -----------
     Total current liabilities                              1,537,486     1,388,261

Long-term debt, net of current maturities                     631,250       691,850
                                                         ------------   -----------
     Total liabilities                                      2,168,736     2,080,111
                                                         ------------   -----------
Partners' capital                                           9,980,454     9,444,809
                                                         ------------   -----------
     Total liabilities and partners' capital             $ 12,149,190   $11,524,920
                                                         ============   ===========

                           THE TEXAS JOINT VENTURE

                           STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             1996          1995          1994


Revenues
   Net patient service revenue                            $9,325,900    $8,647,019    $7,072,940
   Other revenue                                               2,102         2,198         1,015
                                                          ----------    ----------    ----------
     Total revenue                                         9,328,002     8,649,217     7,073,955
                                                          ----------    ----------    ----------
Operating expenses
   Professional care of
     patients                                              4,966,189     4,812,691     3,604,449
   Dietary                                                   628,473       616,733       586,512
   Household and plant                                       637,129       618,775       571,882
   General and administrative                              1,248,000     1,063,756     1,051,234
   Employee health and welfare                               350,952       355,508       324,545
   Depreciation and
     amortization                                            440,475       450,189       449,049
                                                          ----------    ----------    ----------
     Total operating expenses                              8,271,218     7,917,652     6,587,671
                                                          ----------    ----------    ----------
     Operating income                                      1,056,784       731,565       486,284
                                                          ----------    ----------    ----------
Other income (expenses)
   Interest income                                           126,921       107,160        39,215
   Interest expense                                          (68,589)      (78,322)      (70,603)
                                                          ----------    ----------    ----------
     Total other income (expense)                             58,332        28,838       (31,388)
                                                          ----------    ----------    ----------
      Net income                                          $1,115,116    $  760,403    $  454,896
                                                          ==========    ==========    ==========

                      See accompanying notes to financial statements.

                                THE TEXAS JOINT VENTURE

                             STATEMENTS OF PARTNERS' CAPITAL
                   FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                  MEDICAL INCOME PROPERTIES
                                                                     LIMITED PARTNERSHIPS
                                                                     --------------------
                                                               2A             2B            TOTAL
                                                               --             --            -----

Partners' capital at
  December 31, 1993                                       $ 4,591,062     $ 4,591,062    $ 9,182,124

  Distributions to
    partners                                                (189,999)        (189,999)      (379,998)

  Net income                                                 227,448          227,448        454,896

  Unrealized loss on
    marketable securities
    available for sale                                       (14,007)         (14,008)      (28,015)
                                                         -----------      -----------    ----------
Partners' capital at
  December 31, 1994                                        4,614,504        4,614,503     9,229,007

  Distributions to
    partners                                                (290,000)        (290,000)     (580,000)

  Net income                                                 380,202          380,201       760,403

  Unrealized gain on
    marketable securities
    available for sale                                        17,699           17,700        35,399
                                                         -----------      -----------    ----------
Partners' capital at
  December 31, 1995                                        4,722,405        4,722,404     9,444,809

  Distributions to
    partners                                                (290,000)        (290,000)     (580,000)

  Net income                                                 557,558          557,558     1,115,116

  Unrealized gain on
    marketable securities
    available for sale                                           264              265           529
                                                         -----------      -----------    ----------
Partners' capital at
  December 31, 1996                                      $ 4,990,227      $  4,990,227   $ 9,980,454
                                                         ===========      ============   ===========

                  See accompanying notes to financial statements.


                                        THE TEXAS JOINT VENTURE

                                       STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                                     1996        1995         1994


Cash flows from operating activities:

  Cash received from patient care                               $ 9,416,614   $ 8,404,007   $ 7,066,092
  Interest received                                                  77,586        91,364          -
  Other operating receipts                                            2,102         2,198         1,015
  Cash paid to suppliers and
    employees                                                    (7,831,212)   (7,362,426)   (5,972,586)
  Interest paid                                                     (68,589)      (78,322)      (70,603)
                                                                -----------   -----------   -----------
  Net cash provided (used) by operations                          1,596,501     1,056,821     1,023,918


Cash flows from investing activities:

  Capital expenditures                                             (43,430)      (301,045)     (352,677)
  Purchases of marketable securities                            (1,642,784)      (503,438)   (1,381,702)
  Maturities of marketable securities                              900,000        500,000          -
                                                                ----------    -----------   -----------
  Net cash provided (used) by investing
    activities                                                   (786,214)      (304,483)  (1,734,379)
                                                                ----------    -----------   -----------

Cash flows from financing activities:

  Payments on long-term debt and
    lease obligations                                             (60,600)       (65,177)     (71,908)
  Distributions to partners                                      (580,000)      (580,000)    (379,998)
  Net related party transactions                                  153,911       (410,680)      55,651
                                                                ---------    -----------   -----------
  Net cash provided (used) by financing
    activities                                                   (486,689)    (1,055,857)    (396,255)

Net increase (decrease) in cash
  and cash equivalents                                            323,598       (303,519)  (1,106,716)

Cash and cash equivalents, beginning
  of year                                                         447,196        750,715    1,857,431
                                                              -----------    -----------   -----------

Cash and cash equivalents, end of year                        $   770,794    $   447,196   $  750,715
                                                              ===========    ===========   ==========


                              See accompanying notes to financial statements.



                                        THE TEXAS JOINT VENTURE

                                        STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994


                                                                          1996          1995          1994
                                                                          ----          ----          ----
RECONCILIATION OF NET INCOME TO
NET CASH PROVIDED BY OPERATING ACTIVITIES

  Net income                                                          $  1,115,116   $  760,403   $  454,896
                                                                      ------------   ----------   ----------
  Adjustments to reconcile net income to net cash
  provided by operating activities:

    Depreciation and amortization                                          440,475      450,189       449,049
    Provision for losses on accounts
      receivable                                                            41,582      108,332        67,766
    (Increase) decrease in:
        Patient accounts receivable, net                                  (173,095)    (185,722)      (78,414)
        Interest receivable, securities
          premium amortization and
          securities discount accretion                                    (49,335)      (4,283)      (39,215)
        Estimated third-party payor
          settlements                                                       64,280     (177,135)        3,800
        Prepaid expenses and other assets                                    8,253        4,746        (2,972)
    Increase (decrease) in:
        Accounts payable                                                   109,738       37,306       187,004
        Accrued expenses                                                   (90,569)      66,161       (47,627)
        Estimated third-party payor
          settlements                                                      149,694         -             -
        Other liabilities                                                  (19,638)      (3,176)       29,631
                                                                      ------------   ----------   ----------
    Total adjustments                                                      481,385      296,418       569,022
                                                                      ------------   ----------   ----------
  Net cash provided (used) by operations                              $  1,596,501   $1,056,821   $ 1,023,918
                                                                      ============   ==========   ===========

Supplemental schedule of noncash investing and financing activities:

  Unrealized gain (loss) on marketable
    securities available for sale                                             529       35,399       (28,015)
  Securities valuation allowance                                             (529)     (35,399)       28,015

                                See accompanying notes to financial statements.


                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)  Organization

              The Texas Joint Venture was formed on April 29, 1988, and is engaged in the business of acquiring, operating and holding for investment purposes, income-producing, health care related properties, primarily nursing homes. The joint venture partners are Medical Income Properties 2A Limited Partnership and Medical Income Properties 2B Limited Partnership. Each partner owns 50% of the Joint Venture. Both partners are part of a series of three Delaware limited partnerships as represented by a Partnership Prospectus dated October 22, 1986. The Texas Joint Venture currently owns and operates two nursing homes in Texas.

         (b)  Allocation of Net Profits and Net Losses

              Net profits and net losses are shared equally by the partners.

         (c)  Cash Distributions

              Cash distributions are made quarterly within 45 days after the end of the quarter. Cash flow shall be distributed equally to the partners. Sale or financing proceeds will be distributed first to creditors and then to the partners equally.

         (d)  Patient Service Revenue

              Patient service revenue is recorded at the nursing homes' established rates with contractual adjustments ($3,502,579 in 1996, $4,015,882 in 1995 and $2,929,956 in 1994),
              provision for uncollectible accounts, (bad debt expense of $41,632 in 1996, $108,332 in 1995 and $67,766 in 1994) and
              other discounts deducted to arrive at net patient service revenue.

              Net patient revenue includes amounts estimated by management to be reimbursable by Medicare, Medicaid and other third-party programs under the provisions of cost and prospective payment reimbursement formulas in effect. Amounts received under these programs are generally less than the established billing rates of the nursing homes and the difference is reported as a contractual adjustment and deducted from gross revenue.

              The nursing homes recognize currently estimated final settlements due from or to third-party programs. Final determination of amounts earned is subject to audit by the intermediaries. Differences between estimated provisions

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


              and final settlement will be reflected as charges or credits to operating revenues in the year the cost reports are finalized.

         (e)  Property and Equipment

              Property and equipment are stated at cost. Depreciation of the buildings is provided over their estimated useful lives of thirty years on the straight-line method. Equipment and other personal property are depreciated over five to seven years on the straight-line method.

         (f)  Income Taxes

              Taxable income is allocated to the partners and, therefore, no income taxes have been provided for in these financial statements.

         (g)  Cash Equivalents Policy

              For the purposes of the statements of cash flows, the Joint Venture considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

         (h)  Uninsured Cash Balances

              The Joint Venture maintains cash balances in several banks. Cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $531,586 at December 31, 1996 and $274,391 at December 31, 1995. The 1995 amount includes the total of commingled funds discussed in Note 8., since the amount in excess of FDIC limits related to these funds is not determinable.

         (i)  Marketable Securities

              The classification of marketable securities is determined at the date of purchase. Gains or losses on the sale of securities are recognized on a specific identification basis. Marketable securities represent an investment of excess funds as a part of the Joint Venture's cash management policies. These securities are considered to be available for sale under Statement of Financial Accounting Standards No. 115 and are, thus, stated at fair value. Unrealized gains and losses are recognized as a component of partners' capital as is required by SFAS No. 115.

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


         (j)  Uses of Estimates

              Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Note 2.  ACQUISITIONS

         On May 1, 1988, the Joint Venture purchased Renaissance Place - Katy Nursing Home located in Texas for $5,472,500 plus capitalized acquisition costs and fees of $509,290. The seller took back a note for $300,000 due May 1, 1992, that has subsequently been paid.

         On   May  1,  1988,  the  Joint  Venture  purchased  Renaissance
         Place - Humble Nursing Home located in Texas for $4,487,500 plus capitalized acquisition costs and fees of $228,812.

Note 3.  MARKETABLE SECURITIES

         Marketable securities consist of U.S. Treasury securities. The following schedule summarizes marketable securities activity for the years ended December 31, 1996 and 1995.

                                                   1996           1995
                                                   ----           ----
         Beginning balance, amortized cost     $1,402,286     $1,394,565
         Purchase of marketable securities      1,642,784        503,438
         Redemption of investments               (900,000)      (500,000)
         Net amortization of premiums and
           accretion of discounts                  37,857          4,283
                                               ----------     ----------
         Amortized cost                         2,182,927      1,402,286

         Gross unrealized gain (loss)               7,913          7,384
                                               ----------     ----------

         Fair value                            $2,190,840     $1,409,670
                                               ==========     ==========

         The maturities of investment securities at December 31, 1996 were as follows:

         Due in one year or less               $  500,713
         Due in two years or less               1,682,214
                                               ----------
                                               $2,182,927
                                               ==========

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS

Note 4.  PROPERTY AND EQUIPMENT

         Property   and   equipment  consisted   of   the  following   at
         December 31:

                                                   1996           1995
                                                   ----           ----
         Land                                 $   950,000    $   950,000
         Buildings and improvements             9,550,624      9,525,253
         Furniture and equipment                1,136,348      1,118,289
                                              -----------    -----------
           Total                               11,636,972     11,593,542
         Accumulated depreciation              (3,918,600)    (3,483,409)
                                              -----------    -----------
           Net property and equipment         $ 7,718,372    $ 8,110,133

Note 5.  LONG-TERM DEBT

         Long-term debt at December 31 was as follows:

                                                   1996           1995
                                                   ----           ----
         Mortgage note with a variable
         rate of interest (9.25% at
         December 31, 1996 and 9.5% at
         December 31, 1995) with monthly
         principal and interest payments of
         $5,050 through April 26, 1998, with
         a balloon payment due May 26, 1998.   $  691,850     $  752,450

         Less amounts due in one year
            or less                                60,600         60,600
                                               ----------     ----------
                                               $  631,250     $  691,850

         The aggregate annual maturities of long-term debts are as follows:

                              1997            $  60,600
                              1998              631,250
                                              ---------
                                              $ 691,850

         The mortgage note is secured by all real estate owned by the Joint Venture, as well as the real estate owned by The Alabama Joint Venture. Both the Joint Venture and The Alabama Joint Venture are jointly owned by the Medical Income Properties 2A Limited Partnership (MIP2A) and the Medical Income Properties 2B Limited Partnership (MIP2B). The General Partner of MIP2A and MIP2B has guaranteed the debt, as well as pledged its stock and partnership interest. The management company (See Note 6) has also guaranteed the debt and entered into a negative pledge agreement whereby it will not pledge, transfer or encumber its stock while the loan is outstanding. All management fees are subordinate to the debt. The loan document contains restrictive covenants associated with ratio and earnings requirements. Management is not aware of any conditions that exist that would cause them to be in noncompliance with these requirements.

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


Note 6.  CONTRACTUAL AGREEMENTS

         On May 1, 1988, the Joint Venture entered into a management agreement whereby the Manager is required to perform certain services. The agreement had an initial five-year term with one additional five-year option that was exercised in 1993. Fees were based on 6% of gross collected operating revenues through June 30, 1992. Thereafter they were based on 5% of gross collected operating revenues, but not less than $324,000 in a calendar year and were increased by an inflation factor after 1992. These fees are subordinated to the outstanding mortgage debt (See Note 5). The Manager has a right of first refusal to match a bona fide offer made by an outside party to purchase or lease the nursing home. The management agreement, as amended, contained a termination clause.

         The management agreement was amended on January 1, 1995. The amendment calls for a fixed monthly management fee of $31,379 with a cost of living factor equal to the greater of 4% per annum or the increase in the Consumer Price Index or such other measure mutually agreeable to the parties. The agreement expires December 31, 1998. The termination on sale clause was amended to base the fee on a sum equal to the discounted present value of the monthly management fee as of the date of termination of the agreement times the number of months remaining in the management agreement discounted to the date of termination at an annual interest rate of ten percent (10%). In addition, the parties agreed to terminate the Manager's right of first refusal.

         Commencing January 1, 1996, the Management Agreement was extended for a period of up to a maximum of eighteen months by one month for every month after January 1, 1996 in which the parties are engaged in the process of attempting to sell the Facilities. In the event of a sale of the Facilities, the termination on sale fee described above would be discounted to the date of termination at an annual rate of ten percent (10%) and then further discounted by a factor of thirty-three and one-third percent (33 1/3%).

         Management fees charged to the Joint Venture were $391,610 in 1996, $376,548 in 1995, and $362,065 in 1994.

Note 7.  INCOME TAXES

         No  provision  for  income   taxes  is  made  in  the  financial
         statements since taxable income is reported in the tax returns of the partners.

         Differences between the net income as reported in the financial statements and Federal taxable income arise from the nature and timing of certain revenue and expense items. The following is a

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS

         reconciliation of reported net income and Federal taxable income.

                                              1996         1995         1994
                                              ----         ----         ----

          Net income as reported         $ 1,115,116    $ 760,403   $ 454,896
          Adjustments:
             Depreciation differences         37,528       56,349      74,970
             Bad debt reserve                (26,045)      75,856      16,294
             Nondeductible travel and
              entertainment                    9,231        9,770       6,430
             Accrued insurance                  -         (80,000)        -
             Vacation accrual                 12,128       23,280      15,272
                                         -----------    ---------   ---------
              Federal taxable income     $ 1,147,958    $ 845,658   $ 567,862
                                         ===========    =========   =========

Note 8.  RELATED PARTY TRANSACTIONS

         Details of the amounts due from affiliates at December 31 are as follows:

                                                   1996           1995
                                                   ----           ----

         Due from MIP2A                        $  212,456     $  212,456
         Due from MIP2B                           210,631        210,631
         Due from affiliates of the general
           partner                                   -           153,911
                                               ----------     ----------

            Due from affiliates                $  423,087     $  576,998
                                               ==========     ==========

         During the year ended December 31, 1995, the General Partners established a pooled investment account in which the General Partners and the partnerships in which they act as general partners could participate. This account was used by those entities to invest overnight cash balances, and borrow funds when an entity needed temporary access to funds. Each entity received its share of interest earned monthly, and was charged interest on any funds borrowed.

         The Articles of Limited Partnership of the joint venture partners state that no General Partner shall have the authority to cause the joint venture partners to make loans other than in connection with the purchase, sale or disposition of partnership property. The Articles of Limited Partnership also state the joint venture partners' funds may not be commingled with any other entities' funds except as necessary for the operation of the partnerships.

         At December 31, 1995, the Joint Venture had loaned $153,911 to the other entities, and had earned interest of $24,238 from this arrangement.

         See Footnote 12 for sale of affiliated assets.

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS

Note 9.  CONTINGENCY

         On May 1, 1990, the Joint Venture began self insuring its workmen's compensation claims for its two nursing home facilities. Accrued liabilities have been estimated to cover all asserted and unasserted claims and assessments and funds have been escrowed to cover such claims. The Joint Venture maintains insurance or reserves that it believes are adequate to meet the needs of the Joint Venture.

         While the Joint Venture Partners have been named as a defendant in several lawsuits, nothing has come to the attention of the Joint Venture that leads it to believe that it is exposed to a risk of material loss not covered by insurance or reserves.

         The real estate owned by The Texas Joint Venture is mortgaged as security on debt incurred by a joint venture partner - Medical Income Properties 2A Limited partnership (MIP2A). This debt is also secured by all other real estate owned by MIP2A. The total outstanding debt secured by all these properties is $3,805,555.

         Legal Response (Pending)


Note 10. CONCENTRATIONS IN REVENUE SOURCES

         The Joint Venture provides patient care services under various third party agreements. The principal sources of revenue under these contracts are derived primarily through the Medicaid and Medicare programs, as well as contracts with private pay patients who do not qualify for assistance from the other programs. The percentage of the Joint Venture's income from each of these sources for the years ended December 31, 1996, 1995, and 1994 is as follows:

                                            1996       1995       1994
                                            ----       ----       ----

          Private pay patients             15.07%     18.05%      19.42%
          Medicaid                         39.62%     38.99%      47.81%
          Medicare                         45.31%     42.96%      32.77%
                                          ------     ------      ------
             Total                        100.00%    100.00%     100.00%
                                          ======     ======      ======

         The percentage attributable to private pay patients includes only amounts due for services where the primary payer is a private source. The Medicaid and Medicare percentages include amounts due from those programs as well as the patient's financial responsibility incurred under these contracts.

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


Note 11. FAIR VALUE OF FINANCIAL INSTRUMENTS


         Financial Accounting Statement No. 107, Disclosures about Fair Value of Financial Instruments ("FAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate the value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather represents a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance. The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

              Investment   securities  available   from   sale:     These
              securities are being carried at fair market value as determined by quoted market prices.

              Long-term Debt:   For variable rate notes,  fair values are
              based on carrying values.

              The other financial instruments of the Company are short-term assets and liabilities whose carrying amounts reported in the balance sheet approximate fair value. These items include cash, accounts receivable and accounts payable.

Note 12. SUBSEQUENT EVENT

         On February 3, 1997, Medical Income Properties 2A Limited Partnership and Medical Income Properties 2B Limited Partnership, the general partners of The Texas Joint Venture, entered into a purchase agreement with Omega Healthcare Investors, Inc. to sell all of the real and personal property of the nursing home facilities.



         The purchase price is allocated among the facilities as follows:

             Edwardsville Care Center East (120 beds) $ 2,383,000 Medical Park Convalescent Center
               (183 beds) - 45.45% ownership               4,522,275
             Renaissance Place - Katy (130 beds) -
               50% ownership                               2,984,500
             Renaissance Place - Humble (120 beds) -
               50% ownership                               2,487,500
                                                         -----------
             Proceeds from sale                          $12,377,275

                               THE TEXAS JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS



         Proceeds from the sale will be reduced by expenses incurred as a result of the sale, cash offsets for liabilities assumed by the buyer and existing indebtedness. These payments should approximate $2,505,000.

         The closing could take place as early as March 31, 1997 and can be extended by the Partnership until April 30, 1997. If conditions precedent to either party's obligation to close are not satisfied or waived, the closing can be extended to a date no later than July 31, 1997. Approximately $365,000 of these proceeds will be set aside in a joint signature account for the purpose of securing all of the seller's obligations under the purchase agreement. These funds will be available to the Partnership in the event that these obligations do not exceed the funds held in escrow.

         In addition, a separate amount of proceeds of approximately $400,000 will also be held in reserve by the Alabama Joint Venture pending final settlement of third-party cost reports and other contingencies.

         This agreement can be terminated by mutual consent of the parties and other conditions precedent.

         In conjunction with the above sale, Omega HealthCare Investors, Inc. has agreed to a similar purchase of assets from RWB Medical Properties Limited Partnership IV, of which an officer of QualiCorp, Inc. owns either directly or indirectly a 21.53% interest. This sale relates to a 131 bed nursing home in Pattterson, Louisiana and the purchase price for the assets is $5,350,000.

                          INDEPENDENT AUDITORS' REPORT
                            ON ADDITIONAL INFORMATION


To the Partners
The Texas Joint Venture

Our report on our audits of the basic financial statements of The Texas Joint Venture for 1996 appears on page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of Valuation and Qualifying Accounts and Reserves for Allowances for Doubtful Accounts, Schedule of Consolidated Supplementary Income Statement Information, and Schedule of Real Estate and Accumulated Depreciation are presented for purposes of additional analysis and are not required parts of the basic financial statements. Such information has been subjected to the auditing procedures applied to the audits of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.




Oneonta, Alabama
January 24, 1997, except for Note 12, as to which the date is February 3, 1997





                               THE TEXAS JOINT VENTURE
                                     SCHEDULE VIII
                         VALUATION AND QUALIFYING ACCOUNTS
                 AND RESERVES FOR ALLOWANCES FOR DOUBTFUL ACCOUNTS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                         1996          1995          1994
                                                         ----          ----          -----

Balance at beginning of year                          $  132,796    $  56,941     $ 40,647

Charged to patient service
  revenues                                               (67,678)     (32,477)     (51,472)

Write-offs                                                41,632      108,332       67,766
                                                      ----------    ---------     --------
Balance at end of year                                $  106,750    $ 132,796     $ 56,941

                                  THE TEXAS JOINT VENTURE
                                            SCHEDULE X
                     CONSOLIDATED SUPPLEMENTARY INCOME STATEMENT INFORMATION
                      FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          1996           1995           1994


 Professional care of patients
   Nursing salaries and wages                        $ 2,442,501    $  2,469,846    $ 2,197,347
   Ancillary services expense                          1,830,025       1,714,698        940,266
   Supplies                                              138,992         151,705        107,170
   Temporary labor                                         4,380          83,851         32,084

 General and administrative
   Salaries and wages                                    236,614         207,708        192,944
   Accounting and auditing                                87,134          64,745         69,999
   Insurance                                             132,282          13,436         48,076
   Property tax                                          249,483         237,917        223,764
   Management fees                                       391,610         376,548        362,065

 Dietary
   Food                                                  298,273         291,648        279,660

 Household and plant
   Repairs and maintenance                                73,771         103,388         73,199
   Utilities                                             190,141         165,204        175,535

 Depreciation                                        $   435,191    $    444,905    $   443,765
                                                     ===========    ============    ===========



                                          THE TEXAS JOINT VENTURE
                                                   SCHEDULE XI
                                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                       FOR THE YEAR ENDED DECEMBER 31, 1996



                                           INITIAL COST               COSTS CAPITALIZED
                                        TO PARTNERSHIP (A)              SUBSEQUENT TO
                                                                        ACQUISITION
                                               BUILDING AND                 CARRYING            BUILDING AND             ACCUMULATED
   DESCRIPTION         ENCUMBRANCES   LAND     IMPROVEMENTS    IMPROVEMENTS    COST     LAND    IMPROVEMENTS    TOTAL   DEPRECIATION

RENAISSANCE PLACE-KATY  $       0    $850,000    $4,822 500      $503,346   $509,290  $650,000   $5,835,136   $6,485,136 $2,082,569
RENAISSANCE PLACE-HUMBLE  691,850     300,000     4,187,500       435,524    228,812   300,000    4,851,836    5,151,836  1,836,031


(A)  The initial cost to the Partnership represents the original purchase price of the properties.
(B)  The aggregate cost of real estate owned at December 31, 1996 for Federal Income tax purposes was approximately $11,636,972.
(C)  Reconciliation of real estate owned at December 31, 1996, 1995, and 1994:

                                                    1996          1995          1994

     Balance at beginning of period             $11,593,542   $11,292,495   $10,939,816
     Additions                                       43,430       301,047       352,679
     Reductions                                           0             0             0
                                                ---------------------------------------
     Balance at end of period                   $11,636,972   $11,593,542   $11,252,495
                                                =======================================

     (D) Reconciliation of accumulated depreciation

     Balance at beginning of period             $ 3,479,409   $ 3,038,503   $ 2,594,737
     Depreciation expense                           439,191       440,906       443,766
     Reductions                                           0             0             0
                                                ---------------------------------------
     Balance at end of period                   $ 3,918,600   $ 3,479,409   $ 3,038,503
                                                =======================================

                                                                     LIFE ON WHICH
                                                                     DEPRECIATION
                                                                       IN LATEST
                                                                      STATEMENT OF
                                         DATE OF           DATE       OPERATION IS
                                       CONSTRUCTION       ACQUIRED      COMPUTED

     RENAISSANCE PLACE-HUMBLE              1984           05/01/88     5-30 YEARS
     RENAISSANCE PLACE-KATY                1987           05/01/88     5-30 YEARS

                                       F-44

                       THE ALABAMA JOINT VENTURE

                         FINANCIAL STATEMENTS

         FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




                    THE ALABAMA JOINT VENTURE

                        Table of Contents



                                                        Page

Independent Auditors' Report                               1

Financial Statements
   Balance Sheets                                          2
   Statements of Operations                                3
   Statements of Partners' Capital                         4
   Statements of Cash Flows                              5-6
   Notes to Financial Statements                        7-15

Information Accompanying the Basic Financial Statements
   Independent Auditors' Report on Information
     Accompanying the Basic Financial Statements          16
   Schedule of Valuation and Qualifying Accounts
     and Reserves for Allowances for Doubtful Accounts 17 Schedule of Supplementary Income
     Statement Information                                18
   Schedule of Real Estate and Accumulated Depreciation   19


                     INDEPENDENT AUDITORS' REPORT


To the Partners
The Alabama Joint Venture

We have audited the balance sheets of The Alabama Joint Venture as of December 31, 1996 and 1995 and the related statements of operations, partners' capital and cash flows for each of the three years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Alabama Joint Venture as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.





Oneonta, Alabama
January 24, 1997, except for Note 12, as to which the date is February 3, 1997

                    THE ALABAMA JOINT VENTURE

                          BALANCE SHEETS
                    DECEMBER 31, 1996 AND 1995

                                                              1996               1995
                                                              ----               ----

               ASSETS

Current assets
  Cash and cash equivalents                               $  491,979        $   297,621
  Marketable securities                                      250,100            955,515
  Patient accounts receivable, net of
     allowance for doubtful accounts of
     $38,502 in 1996 and $42,684 in 1995                    511,724              643,798
  Interest receivable                                         1,320                2,213
  Estimated third-party payor settlements                   429,090              445,824
  Prepaid expenses and other assets                          15,340               25,650
                                                        -----------          -----------
     Total current assets                                 1,699,553            2,370,621

Property and equipment, net of accumulated
   depreciation and amortization                          4,383,681            4,372,881
Due from affiliates                                         980,471              925,792
Deferred financing costs, net of
   accumulated amortization of $14,780
   in 1996 and $10,655 in 1995                                5,842                9,967
                                                        -----------          -----------
      Total assets                                      $ 7,069,547          $ 7,679,261
                                                        ===========          ===========
    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Current maturities of long-term debt                      163,667              163,667
  Accounts payable                                          254,902              317,881
  Accrued payroll and payroll taxes                          86,000               70,764
  Accrued vacation                                           86,243               71,814
  Accrued insurance                                           8,489               11,812
  Accrued management fees                                    24,833               23,877
  Estimated third-party payor settlements                    58,291                 -
  Patient deposits and trust liabilities                     39,668               31,787
  Other accrued expenses                                     21,493               21,630
                                                        -----------          -----------
     Total current liabilities                              743,586              713,232

  Long-term debt, net of current maturities               1,704,860            1,868,527
                                                        -----------          -----------
     Total liabilities                                    2,448,446            2,581,759
                                                        -----------          -----------
Partners' capital                                         4,621,101            5,097,502
                                                        -----------          -----------
     Total liabilities and partners' capital            $ 7,069,547          $ 7,679,261
                                                        ===========          ===========

         See accompanying notes to financial statements.


                              THE ALABAMA JOINT VENTURE

                               STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                            1996         1995         1994


Revenues
   Net patient service revenue          $6,393,242   $5,903,666   $5,132,454
   Other revenue                             3,143        4,097        5,416
                                        ----------   ----------   ----------
      Total revenue                      6,396,385    5,907,763    5,137,870

Operating expenses
   Professional care of
     patients                            3,025,669    2,698,179    2,073,096
   Dietary                                 517,954      479,390      454,212
   Household and plant                     483,065      476,219      461,555
   General and administrative              753,975      727,852      764,525
   Employee health and welfare             253,917      236,830      236,575
   Depreciation and
     amortization                          232,160      252,043      262,019
                                         ---------   ----------   ----------
      Total operating expenses           5,266,740    4,870,513    4,251,982
                                         ---------   ----------   ----------
      Operating income                   1,129,645    1,037,250      885,888
                                         ---------    ----------   ----------
Other income (expenses)
   Interest income                          54,842        72,267       28,673
   Interest expense                       (184,787)     (211,684)    (188,846)
   Provider fees                          (182,993)     (182,993)    (182,993)
                                         ---------    ----------   ----------
      Total other income
        (expenses)                        (312,938)     (322,410)    (343,166)
                                         ---------    ----------   ----------
      Net income                        $  816,707    $  714,840   $  542,722
                                        ==========    ==========   ==========

                   See accompanying notes to financial statements.



                              THE ALABAMA JOINT VENTURE

                           STATEMENTS OF PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                      MEDICAL INCOME PROPERTIES
                                         LIMITED PARTNERSHIPS

                                       2A            2B             TOTAL
                                  -----------     ----------     ----------

Partners' capital at
  December 31, 1993               $ 2,245,570   $ 1,871,684    $ 4,117,254

  Distributions to
   partners                          (103,645)      (86,355)      (190,000)

  Net income                          296,055       246,667        542,722

  Unrealized loss on
    marketable securities
    available for sale                 (9,479)       (7,898)       (17,377)
                                  -----------   -----------    -----------
Partners' capital at
  December 31, 1994                 2,428,501     2,024,098      4,452,599

  Distributions to
   partners                           (49,095)      (40,905)       (90,000)

  Net income                          389,945       324,895        714,840

  Unrealized gain on
    marketable securities
    available for sale                 10,944         9,119         20,063
                                  -----------   -----------    -----------
Partners' capital at
  December 31, 1995                 2,780,295     2,317,207      5,097,502

  Distributions to
   partners                          (703,695)     (586,305)    (1,290,000)

  Net Income                          445,514       371,193        816,707

  Unrealized loss on
    marketable securities
    available for sale                 (1,695)      (1,413)         (3,108)
                                  -----------   -----------    -----------
Partners' capital at
  December 31, 1996               $ 2,520,419   $ 2,100,682    $ 4,621,101
                                  ===========   ===========    ===========



                   See accompanying notes to financial statements.



                              THE ALABAMA JOINT VENTURE

                               STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                 1996           1995        1994
                                                 ----           ----        ----

Cash flows from operating activities:

  Cash received from patient care            $6,600,341     $5,201,651  $5,105,784
  Interest received                              58,042         69,594      19,780
  Other operating receipts                        3,143          4,097       5,416
  Cash paid to suppliers and
    employees                                (5,052,207)    (4,479,328) (3,888,461)
  Interest paid                                (184,787)      (211,684)   (188,846)
  Provider fees                                (182,993)      (182,993)   (182,993)
                                             ----------     ----------  ----------

  Net cash provided (used) by operations      1,241,539        401,337     870,680
                                             ----------     ----------  ----------
Cash flows from investing activities:

  Capital expenditures                        (238,835)       (130,636)    (84,163)
  Purchases of marketable securities              -           (252,099)   (988,791)
  Maturities of marketable securities          700,000         293,993        -
                                             ---------       ---------  ----------
  Net cash provided (used) by investing
    activities                                 461,165         (88,742) (1,072,954)
                                             ---------       ---------  ----------

Cash flows from financing activities:

  Payments on long-term debt and
    lease obligations                         (163,667)       (165,037)  (169,444)
  Distributions to partners                 (1,290,000)        (90,000)  (190,000)
  Net related party transactions               (54,679)       (160,872)  (220,513)
                                            ----------       ---------  ----------
  Net cash provided (used) by
    financing activities                    (1,508,346)       (415,909)  (579,957)
                                            ----------       ---------  ---------

Net increase (decrease) in cash and
  cash equivalents                             194,358        (103,314)  (782,231)

Cash and cash equivalents, beginning
  of year                                      297,621         400,935   1,183,166
                                            ----------      ----------  ----------
Cash and cash equivalents, end of year      $  491,979      $  297,621  $  400,935
                                            ==========      ==========  ----------

                   See accompanying notes to financial statements.



                              THE ALABAMA JOINT VENTURE

                               STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                 1996        1995        1994
                                                 ----        ----        ----

RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES

  Net income                                $  816,707  $  714,840  $   542,722
                                            ----------  ----------  -----------
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:

    Depreciation and amortization              232,160     252,043      262,019
    Provision for losses on accounts
      receivable                                33,872      32,956       41,660
    (Increase) decrease in:
        Patient accounts receivable, net        98,202    (253,138)    (205,764)
        Interest receivable, securities
          premium amortization, and
          securities discount accretion          3,200          54       (8,894)
        Estimated third-party payor
          settlements                           16,734    (413,954)     137,435
        Prepaid expenses and other assets       10,310      29,869      (25,571)
    Increase (decrease) in:
        Accounts payable                       (62,979)    158,732       71,936
        Accrued expenses                        27,161     (56,318)      10,303
        Estimated third-party payor
          settlements                           58,291     (70,606)      31,885
        Other liabilities                        7,881       6,859       12,949
                                            ----------  ----------  -----------
    Total adjustments                          424,832    (313,503)     327,958
                                            ----------  ----------  -----------
  Net cash provided (used) by operations    $1,241,539  $  401,337  $   870,680
                                            ==========  ==========  ===========

Supplemental schedule of noncash investing and financing activities:

  Unrealized (gain) loss on marketable
    securities available for sale                3,108     (20,063)      17,377
  Securities valuation allowance                (3,108)     20,063      (17,377)



                   See accompanying notes to financial statements.



                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS



Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)  Organization

      The Alabama Joint Venture was formed on July 1, 1988, and is engaged in the business of acquiring, operating and holding for investment purposes, income-producing, health care related properties, primarily nursing homes. The joint venture partners are Medical Income Properties 2A Limited Partnership (MIP2A) and Medical Income Properties 2B Limited Partnership (MIP2B). Medical Income Properties 2A Limited Partnership owns 54.55% of the Joint Venture while Medical Income Properties 2B Limited Partnership owns 45.45% of the Joint Venture. Both partners are part of a series of three Delaware limited partnerships as represented by a Partnership Prospectus dated October 22, 1986. The Alabama Joint Venture currently owns and operates one nursing home in Alabama.

      (b)  Allocation of Net Profits and Net Losses

      Net profits and net losses are shared according to the partners' ownership percentages; 54.55% to Medical Income Properties 2A and 45.45% to Medical Income Properties 2B.

      (c)  Cash Distributions

      Cash distributions are made quarterly within 45 days after the end of the quarter. Cash flow is distributed to the partners according to their ownership percentages. Sale or financing proceeds will be distributed first to creditors and then to the partners according to their ownership percentages.

      (d)  Patient Service Revenue

      Patient service revenue is recorded at the nursing home's established rates with contractual adjustments ($1,615,337 in 1996, $1,536,130 in 1995 and $774,913 in 1994), provision for uncollectible accounts, (bad debt expense of $33,872 in 1996, $32,956 in 1995 and $41,660 in 1994)
      and other discounts deducted to arrive at net patient service revenue.

      Net patient service revenue includes amounts estimated by management to be reimbursable by Medicare, Medicaid and other third-party programs under the provisions of cost and prospective payment reimbursement formulas in effect. Amounts received under these programs are generally less than the established billing rates of the nursing homes and the difference is reported as a contractual adjustment and deducted from gross revenue.

                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


      The nursing home recognizes currently estimated final settlements due from or to third party programs. Final determination of amounts earned is subject to audit by the intermediaries. Differences between estimated provisions and final settlement are reflected as charges or credits to operating revenues in the year the cost reports are finalized.

      (e)  Property and Equipment

      Property and equipment are stated at cost. Depreciation of the buildings is provided over their estimated useful lives of thirty years on the straight-line method. Equipment and other personal property are depreciated over five to seven years on the straight-line method.

      (f)  Income Taxes

      Taxable income is allocated to the partners and, therefore, no income taxes have been provided for in these financial statements.

      (g)  Cash Equivalents Policy

      For the purposes of the statements of cash flows, the Joint Venture considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

      (h)  Uninsured Cash Balances

      The Joint Venture maintains cash balances in several banks. Cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $359,216 at December 31, 1996 and $161,873 at December 31, 1995. The 1996 and 1995 amounts do not include the total of commingled funds discussed in Note 8, since the amount in excess of FDIC limits related to these funds is not determinable.

      (i)  Marketable Securities

      The classification of marketable securities is determined at the date of purchase. Gains or losses on the sale of securities are recognized on a specific identification basis. Marketable securities represent an investment of excess funds as a part of the Joint Venture's cash management policies. These securities are considered to be available for sale under Statement of Financial Accounting Standards No. 115 and are, thus, stated at fair value. Unrealized gains and losses are recognized as a component of partners' capital as is required by SFAS No. 115.

      (i)  Uses of Estimates

      Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from

                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


      the estimates that were assumed in preparing the financial statements.


Note 2.  ACQUISITIONS

  On July 1, 1988, the Joint Venture purchased Medical Park Nursing Home (183 beds) located in Alabama for $5,100,000 plus capitalized acquisition costs and fees of $379,272.

Note 3.  MARKETABLE SECURITIES

  Marketable securities consist of U.S. Treasury securities. The following schedule summarizes marketable securities activity for the years ended December 31, 1996 and 1995.

                                                   1996           1995
                                                   ----           ----

         Beginning balance, at amortized cost  $  952,829     $  996,509
         Purchase of marketable securities          -            252,095
         Redemption of investments               (700,000)      (293,993)
         Net amortization of premiums and
           accretion of discounts                  (2,305)        (1,782)

         Amortized cost                           250,524        952,829
                                               ----------     ----------

         Gross unrealized gain (loss)                (424)         2,686
                                               ----------     ----------
         Fair value                            $  250,100     $  955,515
                                               ==========     ==========

    The maturities of investment securities at December 31, 1996 were as follows:

         Due in one year or less               $  250,524
                                               ==========

                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS

Note 4.  PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                   1996           1995
                                                   ----           ----

         Land                                  $  400,000     $  400,000
         Buildings and improvements             5,473,692      5,256,767
         Furniture and equipment                  585,827        563,917
                                               ----------    -----------
           Total                                6,459,519      6,220,684
         Accumulated depreciation
           and amortization                    (2,075,838)    (1,847,803)
                                               ----------    -----------
             Net property and equipment        $4,383,681    $ 4,372,881
                                               ==========    ===========
Note 5.  LONG-TERM DEBT

         Long-term at debt December 31 was as follows:

                                                   1996           1995
                                                   ----           ----
         Mortgage notes with interest
         at prime plus 1% (9.25% at
         December 31, 1996 and 9.5% at
         December 31, 1995) payable
         in 60 payments of $13,639 plus
         interest through April 26,
         1998, with a balloon pay-
         ment due May 26, 1998                 $1,868,527     $2,032,194

         Less amounts due in one year
            or less                               163,667        163,667
                                               ----------     ----------
                                               $1,704,860     $1,868,527
                                               ==========     ==========

         The aggregate annual maturities of long-term debts are as follows:

                              1997           $  163,667
                              1998            1,704,860
                                             ----------
                                             $1,868,527
                                             ==========

    The mortgage note is secured by all real estate owned by the Joint Venture, as well as the real estate owned by The Texas Joint Venture. Both the Joint Venture and The Texas Joint Venture are jointly owned by the Medical Income Properties 2A Limited Partnership (MIP2A) and the Medical Income Properties 2B Limited Partnership (MIP2B). The General Partner of MIP2A and MIP2B has guaranteed the debt, as well as pledged its stock and partnership interest. The management company (See Note 6) has also guaranteed the debt and entered into a negative pledge agreement whereby it will not pledge, transfer or

                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS


    encumber its stock while the loan is outstanding. All management fees are subordinate to the debt. The loan document contains restrictive covenants associated with ratio and earnings requirements. Management is not aware of any conditions that exist that would cause them to be in noncompliance with these requirements.

Note 6.  CONTRACTUAL AGREEMENTS

    On July 1, 1988, the Joint Venture entered into a management agreement whereby the Manager was required to perform certain services. The agreement had an initial five-year term with one additional five-year option. Fees were based on 6% of gross collected operating revenues through June 30, 1993. Thereafter they were based on 5% of gross collected operating revenues, but not less than $250,000 in a calendar year and were increased by an inflation factor after 1992. These fees are subordinated to the outstanding mortgage debt (See Note 5). The Manager has a right of first refusal to match a bona fide offer made by an outside party to purchase or lease the nursing home. The management agreement, as amended, contained a termination clause.

    The management agreement was amended on January 1, 1995. The amendment calls for a fixed monthly management fee of $23,877 with a cost of living factor equal to the greater of 4% per annum or the increase in the Consumer Price Index or such other measure mutually agreeable to the parties. The agreement expires December 31, 1998. The termination on sale clause was amended to base the fee on a sum equal to the discounted present value of the monthly management fee as of the date of termination of the agreement times the number of months remaining in the management agreement discounted to the date of termination at an annual interest rate of ten percent (10%). In addition, the parties agreed to terminate the Manager's right of first refusal.

    Commencing January 1, 1996, the Management Agreement was extended for a period of up to a maximum of eighteen months by one month for every month after January 1, 1996 in which the parties are engaged in the process of attempting to sell the Facility. In the event of a sale of the Facility, the termination on sale fee described above would be discounted to the date of termination at an annual rate of ten percent (10%) and then further discounted by a factor of thirty-three and one-third percent (33 1/3%).

    Management fees charged to the Joint Venture were $297,990 in 1996, $286,529 in 1995, and $275,509 in 1994.

                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS



Note 7.  INCOME TAXES

    No provision for income taxes is made in the financial statements since taxable income is reported in the income tax returns of the partners.

    Differences between the net income as reported in the financial statements and Federal taxable income arise from the nature and timing of certain revenue and expense items. The following is a reconciliation of reported net income and Federal taxable income.

                                          1996         1995         1994
                                          ----         ----         ----

          Net income as reported       $ 816,707    $ 714,840     $ 542,722



          Adjustments:
             Depreciation differences     (1,935)      27,157        49,037
             Bad debt reserve             (4,182)     (23,316)       41,000
             Nondeductible travel and
              entertainment                3,407        2,534         1,753
             Accrued insurance              -          (8,000)          -
             Vacation accrual             14,429        1,204         7,376
                                       ---------    ---------    ----------
              Federal taxable income   $ 828,426    $ 714,419    $  641,888

Note 8.  RELATED PARTY TRANSACTIONS

         Amounts due from affiliates at December 31 are stated as follows:

                                                   1996           1995
                                                   ----           ----

         Due from MIP2A                        $  507,054     $  447,954
         Due from MIP2B                           473,417        382,517
         Due from affiliates of the general
           partner                                   -            95,321
                                               ----------     ----------
            Due from affiliates                $  980,471     $  925,792
                                               ==========     ==========

    During the year ended December 31, 1995, the General Partners established a pooled investment account in which the General Partners and the partnerships in which they act as general partners could participate. This account was used by those entities to invest overnight cash balances, and borrow funds when an entity needed temporary access to funds. Each entity received its share of interest earned monthly, and was charged interest on any funds borrowed.

    The Articles of Limited Partnership of the joint venture partners state that

                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS

    no General Partner shall have the authority to cause the joint venture partners to make loans other than in connection with the purchase, sale or disposition of partnership property. The Articles of Limited Partnership also state the joint venture partners' funds may not be commingled with any other entities' funds except as necessary for the operation of the partnerships.

    At December 31, 1995, the Joint Venture had loaned $95,321 to the other entities, and had earned interest of $9,633 from this arrangement.

    See Footnote 12 for sale of affiliated assets.

Note 9.  CONTINGENCY

    The real estate owned by The Alabama Joint Venture is mortgaged as security on debt incurred by a joint venture partner - Medical Income Properties 2A Limited partnership (MIP2A). This debt is also secured by all other real estate owned by MIP2A. The total outstanding debt secured by all these properties is $3,805,555.

    Legal Response (Pending)


Note 10. CONCENTRATIONS IN REVENUE SOURCES

    The Joint Venture provides patient care services under various third party agreements. The principal sources of revenue under these contracts are derived primarily through the Medicaid and Medicare programs, as well as contracts with private pay patients who do not qualify for assistance from the other programs. The percentage of the Joint Venture's income from each of these sources for the years ended December 31, 1996, 1995, and 1994 is as follows:

                                            1996      1995        1994
                                            ----      ----        ----

          Patients and sponsors            10.28%     14.25%      19.54%
          Medicaid                         55.54%     49.53%      61.49%
          Medicare                         34.18%     36.22%      18.97%
                                          ------     ------      ------
             Total                        100.00%    100.00%     100.00%
                                          ======     ======      ======

    The percentage attributable to private pay patients includes only amounts due for services where the primary payer is a private source. The Medicaid and Medicare percentages include amounts due from those programs as well as the patient's financial responsibility incurred under these contracts.

Note 11. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial Accounting Statement No. 107, Disclosures about Fair Value of Financial Instruments ("FAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate the value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are

                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS

    not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather represents a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance. The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

         Investment securities available from sale:   These securities are being
         carried at fair market value as determined by quoted market prices.

         Long-term  Debt:   For variable  rate notes, fair  values are  based on
         carrying values.

         The other financial instruments of the Company are short-term assets and liabilities whose carrying amounts reported in the balance sheet approximate fair value. These items include cash, accounts receivable and accounts payable.

Note 12. SUBSEQUENT EVENT

    On February 3, 1997, Medical Income Properties 2A Limited Partnership and Medical Income Properties 2B Limited Partnership, the general partners of The Alabama Joint Venture, entered into a purchase agreement with Omega Healthcare Investors, Inc. to sell all of the real and personal property of the 183 bed nursing home known as Medical Park Convalescent Center.

    The purchase price allocated to Medical Park is $9,950,000. The closing could take place as early as March 31, 1997 and can be extended by the Partnership until April 30, 1997. If conditions precedent to either party's obligation to close are not satisfied or waived, the closing can be extended to a date no later than July 31, 1997. Approximately $362,000 of these proceeds will be set aside in a joint signature account for the purpose of securing all of the seller's obligations under the purchase agreement. These funds will be available to the Partnership in the event that these obligations do not exceed the funds held in escrow.

    In addition, a separate amount of proceeds of approximately $397,000 will also be held in reserve by the Alabama Joint Venture pending final settlement of third-party cost reports and other contingencies.

    Proceeds from the sale will be reduced by expenses incurred as a result of the sale, cash offsets for liabilities assumed by the buyer and existing indebtedness. These payments should approximate $3,516,000.


                              THE ALABAMA JOINT VENTURE

                            NOTES TO FINANCIAL STATEMENTS



    This agreement can be terminated by mutual consent of the parties and other conditions precedent.

    In conjunction with the above sale, Omega HealthCare Investors, Inc. has agreed to a similar purchase of assets from RWB Medical Properties Limited Partnership IV, of which an officer of QualiCorp, Inc. owns either directly or indirectly a 21.53% interest. This sale relates to a 131 bed nursing home in Pattterson, Louisiana and the purchase price for the assets is $5,350,000.




                        INDEPENDENT AUDITORS' REPORT
                          ON ADDITIONAL INFORMATION


To the Partners
The Alabama Joint Venture

Our report on our audits of the basic financial statements of The Alabama Joint Venture for 1996 appears on page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of Valuation and Qualifying Accounts and Reserves for Allowances for Doubtful Accounts, Schedule of Consolidated Supplementary Income Statement Information, and Schedule of Real Estate and Accumulated Depreciation are presented for purposes of additional analysis and are not required parts of the basic financial statements. Such information has been subjected to the auditing procedures applied to the audits of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.




Oneonta, Alabama
January 24, 1997, except for Note 12, as to which the date is February 3, 1997



                              THE ALABAMA JOINT VENTURE
                                    SCHEDULE VIII
                          VALUATION AND QUALIFYING ACCOUNTS
                  AND RESERVES FOR ALLOWANCES FOR DOUBTFUL ACCOUNTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                         1996         1995       1994
                                         ----         ----       ----

  Balance at beginning of year       $  42,684   $  66,000   $  25,000

  Charged to patient service
       revenue                         (38,054)    (56,272)       (660)

  Write-offs                            33,872      32,956      41,660
                                     ---------   ---------   ---------
  Balance at end of year             $  38,502   $  42,684   $  66,000
                                     =========   =========   =========

                              THE ALABAMA JOINT VENTURE
                                      SCHEDULE X
                      SUPPLEMENTARY INCOME STATEMENT INFORMATION
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996         1995         1994
                                            ----         ----         ----


   Professional care of patients
      Salaries and wages                $1,808,353   $ 1,657,908   $ 1,553,602
      Ancillary service expense            821,795       629,505       175,645
      Supplies                             109,716       123,550        88,497

   General and administrative
      Salaries and wages                   121,619       118,380       122,197
      Accounting and auditing               58,340        49,491        50,456
      Insurance                            180,348       155,990       215,447
      Property tax                          25,496        25,491        25,586
      Management fees                      297,990       286,529       275,509

   Dietary
      Food cost                            252,802       228,560       210,041

   Household and plant
      Repairs and maintenance               30,625        52,658       54,880
      Utilities                            128,941       112,945      103,983

   Depreciation                         $  228,035   $   247,918   $  257,894
                                        ==========   ===========   ==========

             THE ALABAMA JOINT VENTURE
                    SCHEDULE XI
     REAL ESTATE AND ACCUMULATED DEPRECIATION
     FOR THE YEAR ENDED DECEMBER 31, 1996



                                  INITIAL COST       COSTS CAPITALIZED
                              TO PARTNERSHIP (A)       SUBSEQUENT TO
                                                     ACQUISITION
                                              BUILDING AND                 CARRYING          BUILDING AND              ACCUMULATED
   DESCRIPTION         ENCUMBRANCES  LAND     IMPROVEMENTS  IMPROVEMENTS    COST     LAND     IMPROVEMENTS     TOTAL  DEPRECIATION

MEDICAL PARK           $1,868,527  $400,000   $4,700,000     $980,247     $379,272   $400,000   $6,059,519   $6,459,519  $2,075,838
                       ==========  ========   ==========     ========     ========   ========   ==========   ==========  ==========

(A)  The initial cost to the Partnership represents the original purchase price of the properties.
(B)  The aggregate cost of real estate owned at December 31, 1996 for Federal Income tax purposes was approximately $6,441,218
(C)  Reconciliation of real estate owned at December 31, 1996, 1995, and 1994:

                                               1996          1995          1994

Balance at beginning of period              $6,220,684    $6,090,048    $6,005,887
Additions                                      238,835       130,636        84,161
Reductions                                           0             0             0
                                            --------------------------------------
Balance at end of period                    $6,459,519    $6,220,684    $6,090,048
                                            ======================================

(D) Reconciliation of accumulated depreciation

Balance at beginning of period             $ 1,847,803   $ 1,594,024   $ 1,341,992
Depreciation expense                           228,035       253,779       252,032
Reductions                                           0             0             0
                                           ---------------------------------------
Balance at end of period                   $ 2,075,838   $ 1,847,803   $ 1,594,024
                                           =======================================

                                                               LIFE ON WHICH
                                                                DEPRECIATION
                                                                  IN LATEST
                                                                STATEMENT OF
                                      DATE OF          DATE      OPERATION IS
                                  CONSTRUCTION       ACQUIRED     COMPUTED

MEDICAL PARK                          1987           05/01/88     5 TO 30 YEARS

APPENDIX A





                            PURCHASE AGREEMENT

                     OMEGA HEALTHCARE INVESTORS, INC.

                                   AND

             MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP

                                   AND

                        QUALICORP MANAGEMENT, INC.

                        DATED:  JANUARY ___, 1997

                            TABLE OF CONTENTS

                                                                     Page

ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.01 The Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.02 Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . 1
1.03 Consumables  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.04 Delivery of Information to Certain Persons . . . . . . . . . . . . 2
1.05  Temporary Operation of the Facilities . . . . . . . . . . . . . . 2
1.06 Transition Agreement . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
2.01 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.01 The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

COSTS AND PRORATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.01 Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.02 Sales Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.03 Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.04 Surveys/UCC-1 Searches . . . . . . . . . . . . . . . . . . . . . . 5
4.05 Environmental Reports/Remediation  . . . . . . . . . . . . . . . . 5
4.06 Revenues and Expenses  . . . . . . . . . . . . . . . . . . . . . . 6
4.07 Taxes/Prorations . . . . . . . . . . . . . . . . . . . . . . . . . 6
4.08 Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
4.09 Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . 6
4.10 Recording Costs  . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.11 Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.12 Environmental Adjustment . . . . . . . . . . . . . . . . . . . . . 7
4.13 Prorations Regarding Contracts . . . . . . . . . . . . . . . . . . 7

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

POSSESSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
5.01 Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

SELLER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 7
6.01. Status of Seller  . . . . . . . . . . . . . . . . . . . . . . . . 8
6.02. Validity and Conflicts  . . . . . . . . . . . . . . . . . . . . . 8
6.03. Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
6.04. The Seller Financial Statements . . . . . . . . . . . . . . . . . 8
6.05. Absence of Adverse Change . . . . . . . . . . . . . . . . . . . . 9
6.06. The Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
6.07. Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . 9
6.08. Residents . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.09. Books and Records . . . . . . . . . . . . . . . . . . . . . . .  10
6.10. Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.11  Unions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.12. Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . .  11
6.13. Environmental Issues  . . . . . . . . . . . . . . . . . . . . .  11
6.14. Necessary Action  . . . . . . . . . . . . . . . . . . . . . . .  12
6.15.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .  12
6.16. Sensitive Payments  . . . . . . . . . . . . . . . . . . . . . .  12
6.17. The Facilities  . . . . . . . . . . . . . . . . . . . . . . . .  13
6.18 Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
6.19. The Facility Agreements . . . . . . . . . . . . . . . . . . . .  13
6.20. Patient Roster  . . . . . . . . . . . . . . . . . . . . . . . .  14
6.21. Operating Contracts . . . . . . . . . . . . . . . . . . . . . .  14
6.22. Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
6.23 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
6.24 Fringe Benefits  . . . . . . . . . . . . . . . . . . . . . . . .  15
6.25 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

PURCHASER REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .  15
7.01. Status of Purchaser . . . . . . . . . . . . . . . . . . . . . .  15
7.02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
7.03. Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
7.04. Necessary Action  . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

BROKER; INVESTMENT BANKER . . . . . . . . . . . . . . . . . . . . . .  17


ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SELLER COVENANT . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.01. Pre Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.02.  Closing- Date  . . . . . . . . . . . . . . . . . . . . . . . .  23
9.03. Post Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

PURCHASER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  26
10.02.  Closing Date  . . . . . . . . . . . . . . . . . . . . . . . .  28
10.03.  Post Closing  . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

MUTUAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
11.01. General Covenants  . . . . . . . . . . . . . . . . . . . . . .  30
11.02.  Hart-Scott-Rodino Filing  . . . . . . . . . . . . . . . . . .  31
11.03. HSR Consent/Regulatory Approval  . . . . . . . . . . . . . . .  31
11.04.  Public Announcements  . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
12.01.  PurchasEr Conditions  . . . . . . . . . . . . . . . . . . . .  32
12.02. Seller Conditions  . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
13.01. Termination  . . . . . . . . . . . . . . . . . . . . . . . . .  35
13.02.  Opportunity to Cure . . . . . . . . . . . . . . . . . . . . .  37
13.03 Termination . . . . . . . . . . . . . . . . . . . . . . . . . .  37
13.04  Right of First Refusal . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

OPERATIONAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . .  39
14.01. Employees: Schedule of Employee Benefits . . . . . . . . . . .  39
14.02.  Accounting Patient Trust Funds and Patient Prepaid Accounts .  40
14.03.  Indemnity for Trust Funds and Prepaid Funds . . . . . . . . .  40
14.04.  Accounts Receivable . . . . . . . . . . . . . . . . . . . . .  41
14.05 Alabama Workers' Compensation Rebate  . . . . . . . . . . . . .  41

ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
15.01.  Seller's Indemnification  . . . . . . . . . . . . . . . . . .  42
15.02.  New Operator  . . . . . . . . . . . . . . . . . . . . . . . .  43
15.03.  Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .  43
15.04  Basket . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
16.01. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
16.02.  Allocation of Purchase Price  . . . . . . . . . . . . . . . .  45
16.03.  Employee Recruitment  . . . . . . . . . . . . . . . . . . . .  45
16.04.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . .  45
16.05  Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . .  46
16.06.  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . .  46
16.08.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  46
16.9.  Knowledge Defined  . . . . . . . . . . . . . . . . . . . . . .  46
16.10  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
16.11  Third Party Beneficiary  . . . . . . . . . . . . . . . . . . .  47
16.12.  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . .  47
16.13.  Construction  . . . . . . . . . . . . . . . . . . . . . . . .  47
16.14.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
16.15.  Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
16.16  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  47
16.17  Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . .  48
16.18 Confidential  . . . . . . . . . . . . . . . . . . . . . . . . .  48
16.19  Arbitration of Disputes Following  . . . . . . . . . . . . . .  48

SCHEDULE OF EXHIBITS: . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT A-1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT A-2:  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT A-3:  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT A-4:  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 1.02: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 1.02 (A): . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 1.05 (c): . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 2.01: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 4.13: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.06: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.07: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.07(b):  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.10: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.11: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51



EXHIBIT 6.13  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.15: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.17: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.19: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.20: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.21: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.23  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.24  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.25  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02 (d): . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02 (f): . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02(g):  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02(h):  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 10.01(a): . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 10.02(f): . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.15: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.17: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.19: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.20: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.21: . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.23  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.24  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 6.25  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02(d):  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02(f):  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02(g):  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 9.02(h):  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 10.01(a): . . . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT 10.02(f): . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                       PURCHASE AND SALE AGREEMENT
                       ---------------------------


     This Purchase and Sale Agreement ("Agreement") is made and
entered into this    day of January, 1997 (the "Effective Date"),
by and between MEDICAL INCOME PROPERTIES 2B LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), QUALICORP MANAGEMENT, INC., a Delaware corporation ("General Partner") and OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Purchaser").

                            ARTICLE 1
                        PURCHASE AND SALE

     On the terms and subject to the conditions set forth herein, Seller does hereby agree to sell to Purchaser and Purchaser does hereby agree to acquire from Seller the following:

     1.01 THE FACILITIES. The real property owned by Seller and situated in the States of Alabama, Illinois and Texas and more particularly described in Exhibits A-1 through A-4 (the "Real
Property") and the improvements thereon that comprise the following skilled nursing facilities (the "Facilities"):

          Edwardsville Care Center East (100% interest owned by
             Seller)
          Edwardsville, Illinois
          Number of Licensed Beds: 120

          Medical Park Convalescent Center (54.55% interest owned
            by Seller)
          Decatur, Alabama
          Number of Licensed Beds: 183

          Renaissance Place-Katy (50% interest owned by Seller)
          Katy, Texas
          Number of Licensed Beds: 130

          Renaissance Place-Humble (50% interest owned by Seller)
          Humble, Texas
          Number of Licensed Beds: 120

     1.02 PERSONAL PROPERTY. All equipment, furniture, fixtures, inventory (including linens, dietary supplies and housekeeping supplies but specifically excluding food and other consumable inventories), contract rights, and other tangible personal property owned by Seller and located on the Real Property and Facilities, including, but not limited to, motor vehicles, entitlements, telephone numbers and those items of personal property listed on Exhibit 1.02 (collectively the "Personal Property"), it being understood by the parties that the only items of Personal Property reflected on Exhibit 1.02 are items which were acquired at an initial purchase price of greater than $100.00. Notwithstanding the foregoing, the "Personal Property" specifically excludes (i) cash, cash equivalents or accounts receivable relating to the period prior to the Closing Date, as defined below and (ii) those items of personal property identified on Exhibit 1.02(A).

     1.03 CONSUMABLES. The food and other consumable inventories located at the Facilities on the Closing Date (the
"Consumables").

     Hereinafter the Facilities, the Real Property, the Personal Property and the Consumables will sometimes be collectively referred to as the "Seller's Assets." Except as specifically set forth herein, Purchaser is not acquiring or assuming any of the liabilities whatsoever, including, without limitation, those of Seller with respect to the Seller's Assets. This shall be a sale and purchase of the Seller's Assets collectively and not separately. Purchaser is acquiring the Seller's Assets without any express or implied warranties, including the warranties of merchantability and fitness for a particular purpose, other than those specifically stated in this Agreement.

     1.04 DELIVERY OF INFORMATION TO CERTAIN PERSONS. Purchaser intends to enter into one or more master leases (collectively, the "Master Lease") with one or more corporations experienced in operating licensed nursing homes such as the Facilities (collectively, the "New Operator"). Purchaser is hereby authorized to deliver to one or more corporations that may become the New Operator as described herein all information which Seller makes available to Purchaser concerning the Facilities. Purchaser's entry into the Master Lease is not a condition to Purchaser's obligations hereunder.

     1.05  TEMPORARY OPERATION OF THE FACILITIES.

          (a) If as of the Closing Date Purchaser has entered into a Master Lease with respect to one or more of the Facilities, and the New Operator has not obtained the Regulatory Approvals required for the operation of one or more of the Facilities covered by the Master Lease, then if permitted by state law New Operator shall operate the Facilities under a management or operating agreement using Seller's licenses or if requested by the New Operator, Seller will enter into an interim operating agreement (the "Interim Operating Agreement") with the New Operator with respect to those Facilities covered by the Master Lease for which Regulatory Approvals have not been obtained. The Interim Operating Agreement shall (i) impose no financial obligations on Seller, except to the extent of funds advanced by the New Operator or funds received from the operation of the Facilities covered by the Interim Operating Agreement, (ii) shall terminate as to each Facility on the earlier of December 31, 1997 or the last day of the month during which all Regulatory Approvals applicable to that Facility are received , and (iii) otherwise be in form and substance reasonably satisfactory to both New Operator and Seller.

          (b) If as of the Closing Date Purchaser has not entered into a Master Lease with respect to one or more of the Facilities, then Purchaser, as lessor, and Seller, as lessee, will enter into an interim master lease (the "Interim Master Lease") with respect to those Facilities as to which Purchaser has not entered into a Master Lease. The Interim Master Lease shall be on Purchaser's standard form master lease, modified, however, to reflect that (i) Seller shall have no financial obligations thereunder, except to the extent of funds advanced by Purchaser or funds received from the operation of the Facilities covered by the Interim Master Lease, (ii) the rent payable under the Interim Master Lease shall be the cash flow generated from the operation of the Facilities, and (iii) the Interim Master Lease shall terminate as to each Facility covered thereby on the earlier of December 31, 1997 or the last day of the month during which Purchaser enters into a Master Lease with respect to that Facility and all Regulatory Approvals applicable to that Facility are received.

          (c) If an Interim Operating Agreement is entered into with Seller pursuant to Section 1.05(a), or if an Interim Master Lease is entered into with Seller pursuant to Section 1.05(b), simultaneously therewith Seller shall enter into an interim management agreement (the "Interim Management Agreement") with Atrium Living Centers, Inc., a Delaware corporation ("Atrium"), with respect to those Facilities covered by the Interim Operating Agreement or Interim Master Lease, as applicable. Within fifteen (15) days from the date hereof, Purchaser and Atrium shall agree upon the form of the Interim Management Agreement, and the form shall be attached to this Agreement as Exhibit 1.05(c). The Interim Management Agreement shall expire as to each Facility covered thereby on the date of termination of the Interim Operating Agreement or Interim Master Lease as to that Facility. The Interim Management Agreement shall provide for a monthly management fee payable to Atrium: (i) of four percent (4%) of Accrued Gross Income of the Facilities which Atrium is managing under the Interim Management Agreement if the number of Facilities which Atrium is managing, plus the number of Facilities which Atrium, Atrium Living Centers of Florida, Inc., a Florida corporation, or Atrium Living Centers of Alabama, Inc., an Alabama corporation, under the comparable Sections of Seller's Affiliates' Purchase Agreement is eight or more, or (ii) of five percent (5%) of Accrued Gross Income of the Facilities which Atrium is managing under the Interim Management Agreement if the number of Facilities which Atrium is managing, plus the number of Facilities which Atrium, Atrium Living Centers of Florida, Inc., a Florida corporation, or Atrium Living Centers of Alabama, Inc., an Alabama corporation, under the comparable Sections of Seller's Affiliates' Purchase Agreement is between four and seven, or (iii) Atrium's actual cost not to exceed eight percent (8%) of Accrued Gross Income of the Facilities which Atrium is managing under the Interim Management Agreement if the number of Facilities which Atrium is managing, plus the number of Facilities which Atrium, Atrium Living Centers of Florida, Inc., a Florida corporation, or Atrium Living Centers of Alabama, Inc., an Alabama corporation, under the comparable Sections of Seller's Affiliates' Purchase Agreement is one, two or three. The term "Accrued Gross Income of the Facilities" shall mean the monthly accrued gross revenues from all sources of each Facility less usual and customary contractual adjustments from gross revenues attributable to third-party payor rates or contracts with others, less allowances for collection of doubtful accounts or bad debts and less the amount of provider fees, if any, which are chargeable to a Facility for the same monthly period.

          1.06 TRANSITION AGREEMENT. On or before the Closing Date, or if New Operator has not been identified by that date, on or before the expiration of the term of the Interim Management Agreement, Seller and Atrium shall enter into a Transition Agreement with New Operator in form and substance reasonably satisfactory to Seller, Atrium and New Operator, providing for the smooth transfer of operations at the Facilities from the Seller to the New Operator.

                            ARTICLE II
                          PURCHASE PRICE

          2.01 PURCHASE PRICE. The purchase price for Seller's Assets shall be Twelve Million Three Hundred Seventy-Seven Thousand Two Hundred Twenty-Five and no/100 Dollars ($12,377,225) and shall be payable in cash at the Closing described in Article III below and subject to the adjustments as set forth in this Agreement. Three Hundred Ninety-Five Thousand Four Hundred Fifty and 00/100 Dollars ($395,450.00) of the purchase price shall be deposited in an account with ___________, or another FDIC insured bank selected by Seller with offices in Atlanta, Georgia and reasonably acceptable to Purchaser, to be held and disbursed in accordance with a Letter Agreement substantially in the form of
Exhibit 2.01 (the "Letter Agreement") for the purposes of securing all of Seller's or General Partner's obligations under this Agreement and other documents executed in connection herewith, which obligations survive the Closing including, without limitation, Seller's obligations under Section 15.01.
The purchase price shall be allocated among the Facilities as set forth in Paragraph 16.02.


                           ARTICLE III
                             CLOSING

          3.01 THE CLOSING. The purchase and sale of the Seller's Assets shall occur on the earlier of (i) the last day of the month during which satisfaction or waiver of the conditions

to Closing set forth in Paragraphs 12.01 and 12.02 occurs, or
(ii) March 31, 1997 (the Closing Date"). The Closing Date may be extended to April 30, 1997 by Seller upon written notice to Purchaser prior to March 31, 1997 solely for the purpose of obtaining (i) the approval of Seller's limited partners (the "Limited Partners"), or (ii) obtaining the approval of the transactions contemplated by Seller's Affiliates' Purchase Agreements (as defined below) by the limited partners of each of Seller's Affiliates (as defined below). Closing shall occur at such place as may be agreed upon by the parties. Notwithstanding the foregoing, although both parties are committed to using best efforts to close by the dates set forth above, if one or more of the conditions precedent to either party's obligation to close is not satisfied or waived by the dates set forth above, the Closing Date shall be automatically postponed until the last day of the month which is at least three (3) business days after the last condition precedent is satisfied or waived but, in any event, not later than July 31, 1997.

                            ARTICLE IV
                       COSTS AND PRORATIONS

          The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated among Seller and Purchaser as follows:

          4.01 TRANSFER TAXES. All State and County transfer or excise taxes due on the transfer of title to the Real Property and the Facilities to Purchaser and all assessments and taxes related to the recording of the deeds, shall be paid by Seller.

          4.02 SALES TAXES. Any sales tax due on the transfer of title to the Personal Property to Purchaser shall be paid by Seller.

          4.03 TITLE INSURANCE. Seller shall pay the cost of the "Title Commitments" and the premiums for ALTA extended coverage owner's policies of title insurance for the Facilities.

          4.04 SURVEYS/UCC-1 SEARCHES. Seller shall pay the cost of the "Surveys" and the "UCC Search Reports" (as such terms are defined below) for each of the Facilities.

          4.05 ENVIRONMENTAL REPORTS/REMEDIATION. Seller shall pay for the cost for a Phase I environmental assessment for each of the Facilities, for any additional assessments recommended in the original Phase I reports, and for the cost of remediation of any environmental condition revealed in such environmental assessments. Notwithstanding anything to the contrary contained in this Section 4.05, Purchaser may in its sole discretion waive the requirement of Seller to provide any additional assessments or reports recommended in the original Phase I environmental


assessments. Irrespective of any such waiver by Purchaser, Seller shall cause the original Phase I environmental assessments and any additional assessments or reports provided by Seller, to be certified to Purchaser and to New Operator, when New Operator is identified, for reliance by Purchaser and New Operator thereon. The delivery of such certification by Seller shall be a condition precedent to Purchaser's obligation to close the transaction contemplated by this Agreement.

          4.06 REVENUES AND EXPENSES. All revenues (including but not limited to payments due from the residents or patients of the Facilities) and expenses (including but not limited to payroll and employee benefits) related to the ownership or operation of the Seller's Assets shall be proprated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser or New Operator responsible therefor for the period from and after the Closing Date. All accounts receivable shall be handled in the manner provided for in Section 14.04 below. Purchaser has no duty to operate any Facility from and after the Closing Date, such operations to be accomplished solely by Seller during the term of the Interim Operating Agreement or Interim Master Lease (if applicable) and by the New Operator thereafter.

          4.07 TAXES/PRORATIONS. Real and Personal Property taxes, assessments and similar charges shall be prorated as of the Closing Date pursuant to the local custom of the State where the Facility is located, with Seller responsible therefor for the period prior to the Closing Date and with (i) Seller pursuant to the Interim Operating Agreement or Interim Master Lease, or (ii) New Operator pursuant to the Master Lease responsible therefor for the period from and after the Closing Date, as applicable to each of the Seller or New Operator.

          4.08 UTILITIES. Seller shall arrange for final statements with respect to all utilities serving the Real Property and each Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in the name of the (i) Seller pursuant to the Interim Operating Agreement or Interim Master Lease, or (ii) New Operator pursuant to the Master Lease from and after the Closing Date and the Seller or New Operator, as applicable, shall pay all fees due therefor from and after the Closing Date. Seller shall retain its right to any deposits which may have been made with any utility company and Purchaser shall replace or cause Atrium or New Operator, as applicable, to replace said deposits with funds of its own or, in the case of Atrium, funds advanced by Purchaser or New Operator.

          4.09 ATTORNEY'S FEES. Seller and Purchaser shall each pay their own attorneys' fees.

          4.10 RECORDING COSTS. All recording fees related to the recording of the deeds shall be paid in accordance with the local custom of the State in which the Facility is located.

          4.11 RELEASES. Seller shall pay the cost of obtaining and recording any releases necessary to delivery title to the Seller's Assets in accordance with the terms of this Agreement.

          4.12 ENVIRONMENTAL ADJUSTMENT. An amount to be determined by the parties shall be deducted from the purchase price at Closing to cove potential costs to be incurred by Purchaser for any remediation of environmental problems at, on or affecting the Facilities, including without limitation, the removal of any asbestos from the Facilities ("Environmental Adjustment"). In the event that Seller and Purchaser do not agree prior to February 15, 1997 on the amount of the Environmental Adjustment, either party may terminate this Agreement and neither party shall have any further rights or obligations hereunder.

          4.13 PRORATIONS REGARDING CONTRACTS. All amounts paid by Seller prior to the Closing Date for contracts for goods or services to be received or incurred for the benefit of the Facilities after the Closing Date ("Prepaid Contracts") shall be a credit to Seller at Closing. Exhibit 4.13 sets forth a list of such Prepaid Contracts as of the date of this Agreement and
Exhibit 4.13 shall be updated by Seller as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, Purchaser assumes no liability for payables of the Facilities prior to the Closing Date or after the Closing Date if applicable to goods or services provided to the Facilities prior to the Closing Date, and Seller shall pay all such amounts.

                            ARTICLE V
                            POSSESSION

     5.01 POSSESSION. At Closing Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of the patients and residents of the Facilities and any liens and encumbrances permitted hereunder. Seller shall retain possession of the Consumables and the inventory during the term of the Interim Operating Agreement or Interim Master Lease, if any, and shall deliver a like quantity and quality of Consumables and inventory to New Operator upon the termination date of the Interim Operating Agreement or Interim Master Lease, as applicable.

                            ARTICLE VI
             SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller hereby warrants and represents to Purchaser and to any assignee of Purchaser of this Agreement or Purchaser's rights under Seller's warranties, representations, covenants and indemnifications under this Agreement that, except as otherwise specifically set forth in the Seller Disclosure Schedule addressed and delivered to Purchaser as provided for in Section
9.01 (w) below:

     6.01. STATUS OF SELLER. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business as a foreign partnership in the States of Alabama, Illinois and Texas.

     6.02. VALIDITY AND CONFLICTS. This Agreement is and all documents to be executed by Seller pursuant hereto will be, the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof have been (i) approved by all necessary action of the General Partner of Seller as may be required under the General Partner's articles of incorporation and bylaws, and (ii) approved by all necessary action of Seller as may be required under Seller's Partnership Agreement ("Charter Documents"), except that the approval of Limited Partners is required as specified in
Section 9.01(u) below ("Seller's Limited Partners' Approval"), and do not and will not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's Charter Documents or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which any of Seller's assets may be bound or affected.

     6.03. AUTHORITY. Subject to the Regulatory Approvals, Seller has full partnership power and authority to execute and to deliver this Agreement and all related documents, and, subject to Seller's Limited Partners' Approval, to carry out the transactions contemplated herein and therein. Seller has full partnership power and authority (i) to own and operate the Facilities as the same are presently owned and operated by it and
(ii) to conduct its business as the same is now being conducted.

     6.04. THE SELLER FINANCIAL STATEMENTS. True and correct copies of the financial statements for the Seller and for the Facilities, as requested by Purchaser and relating to the operations of the Facilities and of the Seller for the years 1993, 1994 and 1995 and for the fiscal quarter ended September 30, 1996 (the "Seller Financial Statements") have been previously delivered to Purchaser. Except as otherwise noted therein or in Seller Disclosure Schedule, the Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, fairly represent the financial condition, and accurately set forth in all material respects as and to the extent required by GAAP the results of the operations of the Seller and/or the Facilities for the periods covered thereby subject to customary year end adjustments. Any

financial statements prepared by Seller subsequent to the date of the Seller Financial Statements or the date hereof will fairly represent the financial condition, and will accurately set forth in all material respects the results of the operations of the Facilities for the periods covered thereby and will be provided to Purchaser within ten (10) days after the completion thereof.

     6.05. ABSENCE OF ADVERSE CHANGE. Since the date of the Seller Financial Statements there has not been any material adverse change in the financial condition, business, assets, liabilities, results of operations or prospects of the Seller or of the Facilities, taken as a whole, whether in the ordinary course of business or otherwise.

     6.06. THE LICENSES. Seller has all material licenses, permits and authorizations necessary for the lawful operation of the Facilities, as presently operated ( the "Seller Licenses"). True and correct copies of the licenses issued most recently by the applicable health care authority with respect to the operation of the Facilities are attached hereto as Exhibit 6.06. Seller has not received written or verbal notice of any action or proceeding which has been initiated or is proposed to be initiated by the appropriate state or federal agency having jurisdiction thereof, to either revoke, withdraw or suspend any of the Seller Licenses or to terminate the participation of any of the Facilities in either the Medicare or Medicaid Programs or any judicial or administrative agency judgment or decision not to renew any of the Seller Licenses or any licensure or certification action of any other type.

      6.07.    COMPLIANCE WITH LAW.

          (a) Set forth in Exhibit 6.07 is a list of the most recent licensure or certification survey for each of the Facilities, copies of which have been delivered to Purchaser as of the date hereof. Each of the Facilities and its and their current operation and use are in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, and orders and with all applicable municipal health, and building laws and regulations (including, without limitation, the building and life safety codes) where the failure to comply therewith would have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

          (b) To the best of Seller's knowledge, there are no outstanding cited deficiencies or other written requirements imposed by any governmental authority having jurisdiction over any of the Facilities requiring conformity to any applicable statute, regulation, ordinance or bylaw, which have not been corrected as of the date hereof or which shall not have been corrected on or prior to the Closing except to the extent that either a waiver has been issued by the appropriate authority, in which case a copy of such waivers shall be included in Exhibit 6.07(b), or if not so corrected will not have a material adverse effect on the financial condition or results of the operations of the affected Facility;

          (c) Seller has not received written or, to Seller's knowledge, verbal notice from any licensing or certifying, agency supervising or having authority over the Facilities, requiring them to be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided thereat so as to conform to or comply with any existing law, code or standard except where the requirement either (i) has been fully satisfied prior to the date hereof, (ii) will be satisfied by Seller prior to the Closing Date, (iii) will be in the process of being satisfied in the ordinary course of Seller's business pursuant to the terms of a Plan of Correction or other documentation submitted to and approved by the appropriate authority or (iv) will be the subject of a valid written waiver issued by the applicable licensing or certifying agency; and

          (d) Seller has no knowledge that any of the Facilities participating in the Medicare or Medicaid Programs is not in substantial compliance with all Conditions and Standards of Participation in those Programs, except as set forth in
     Exhibit 6.07(b).

     6.08. RESIDENTS. Except for notice provisions that are required by law or which are contained in the admissions agreement provided to Purchaser, there are no agreements not terminable at will with residents or patients of any of the Facilities operated by Seller which provide for the provision of the care routinely provided at said Facility for the duration of the resident's stay at said Facility for no consideration nor will Seller enter into any such agreements between the date hereof and the Closing Date.

     6.09. BOOKS AND RECORDS. All of the books and records of the Facilities, including resident records, patient trust fund records and records concerning all resident prepaid accounts, are true and correct in all material respects.

     6.10. TITLE. Seller has good title to the percentage interest in each Facility as set forth in Section 1.01 of this Agreement (and undivided fee title with respect to the Real Property of the Facilities in which Seller owns a 1 00% interest as set forth in Section 1.01 of this Agreement) of the Seller's Assets free and clear of all liens, charges and encumbrances other than the liens provided for in Section 9.02 (e) and those liens, charges, encumbrances and other items reflected in the Title Commitment, the Survey and the UCC Search. Except as disclosed in Exhibit 6.10, Seller is not leasing any of Seller's Assets.

     6.11 UNIONS. Except as set forth in Exhibit 6.11, there are no union contracts in effect between Seller, on the one hand, and the employees of any of the Facilities, on the other hand. To the knowledge of Seller, none of Seller's employees who are not currently members of a labor union are actively seeking the formation of a labor union at any of the Facilities. Seller is not a party to any labor dispute. The Seller Disclosure Schedule shall contain a summary of all grievances brought by members of any union representing employees of any of the Facilities for the last three (3) years.

     6.12. TAXES AND TAX RETURNS. All tax returns, reports and filings of any kind or nature, as to or affecting the Facilities, required to be filed by Seller prior to date of execution of this Agreement have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements and all taxes due with respect to Seller have been timely paid.

     6.13. ENVIRONMENTAL ISSUES. To the best of Seller's knowledge, except in accordance, and in compliance, with any and all applicable local, state and federal governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters, and hazardous materials, substances or wastes (as defined from time to time under any applicable Environmental
Laws), Seller has not released into the environment or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environmental or discharged, laced or disposed of at, on or under any of the Facilities other than to the extent the same will not have a material adverse affect on the condition, financial or otherwise, of the affected Facility. To the best of Seller's knowledge, with respect to the Facilities, (i) except to the extent permitted by applicable Environmental Laws, no hazardous materials, substances or wastes are located on or at the Facilities or have been released into the environment or discharged, placed or disposed of in, on or under the Facilities,
(ii) except to the extent permitted by applicable Environmental Laws, no underground storage tanks are or have been located at the Facilities, (iii) none of the Facilities is located on property which was used as a dump for waste material, and (iv) each of the Facilities complies with, and at all times during the period of its operation by Seller has complied with, all Environmental Laws in all material respects. Seller has not received any written notice from any governmental authority or any written complaint from any third party with respect to its alleged noncompliance with, or potential liability under, any Environmental Laws at any of the Facilities which remains unresolved as of the date hereof. All written assessments prepared by or on behalf of Seller of the hazardous waste conditions at the Facilities which are in the possession of Seller have been made available to Purchaser. Notwithstanding the foregoing, the foregoing representations and warranties are subject to any environmental condition existing at any of the Facilities of which Purchaser receives notice pursuant to the information provided to it in any environmental assessment

prepared in connection with the purchase of the Facilities or in the Phase I Environmental Assessment Reports identified on
Exhibit 6.13 which were previously delivered to Purchaser.

     6.14. NECESSARY ACTION. Except for the Regulatory Approvals (as defined below) and Seller's Limited Partners' Approval, Seller has duly and properly taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Seller (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Seller in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transaction contemplated herein and therein. Except for Regulatory Approvals and Seller's Limited Partners' Approval, no other action by or on behalf of Seller is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Seller in connection herewith or the transactions contemplated herein. Other than consents for the assignment of any Operating Contracts as provided for in Section 6.21 below, no consent of any other third party is or will be necessary nor any other action by or on behalf of Seller is or will be necessary, to authorize the execution, delivery and performance of tills Agreement and any documents and agreements executed by Seller in connection herewith or consummation of the transactions contemplated herein and Regulatory Approvals for which Purchaser is responsible under the terms hereof. Seller agrees to cooperate with Purchaser and/or New Operator if either or both of them determine that HSR Consent is necessary.

     6.15. LITIGATION. Except as set forth in Exhibit 6.15, there is no, nor has Seller or its General Partner received, written notice of any, litigation, administrative investigation or other proceeding pending or, to the best of Seller's or its General Partner's knowledge based on written notice with respect thereto, threatened by any governmental authority having jurisdiction over the Facilities where the amount claimed exceeds $10,000 in any single action or $25,000 in the aggregate.
Neither Seller nor its General Partner is a party to nor is Seller or its General Partner nor any of the Facilities bound by any orders, judgments, injunctions, decrees or settlement agreements under which it or they may have continuing obligations as of the date hereof or as of the Closing Date and which are likely to materially restrict or affect the present business operations of any or all of the Facilities. To Seller's knowledge, the right or ability of Seller to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person.

     6.16. SENSITIVE PAYMENTS. Neither Seller nor its General Partner has (i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (iii) given or


received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social Security Act, 42 USC Section 1320a-7b(b) or any analogous state statute or (iv) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

     6.17. THE FACILITIES. Each of the Facilities is duly licensed to operate the number of beds set forth opposite its name in Article I and, in the case of all of the Facilities, is duly certified to participate in Medicare and Medicaid. The Personal Property is all of the property necessary for the lawful operation of the Facilities at their current occupancy levels. There is no action pending, or to the knowledge of Seller, recommended by the appropriate state or federal agencies having jurisdiction thereof which, if decided adversely to Seller, would have a material adverse effect on the affected Facility, its operations or business. To the best of Seller's knowledge, the building and improvements constituting each Facility have been constructed in compliance with the requirements of all laws at the time of construction and all ordinances, rules, regulations and restrictions of record applicable thereto, and all bills for labor and materials in connection with the construction thereof have been paid in full or irrevocably provided for. Except as disclosed in Exhibit 6.17, Seller has no knowledge of any latent or patent material defect or deficiency with regard to the structures, roofs, soils, furniture, fixtures or equipment of any facility which would materially impair the use or value of such Facility, and the same are in good working order and condition. Seller has no knowledge of any latent or patent material defect or deficiency, with regard to the plumbing, mechanical, electrical or other systems of any Facility which would materially impair the use or value of such Facility, and the same are in good working order and condition.

     6.18 INVENTORIES. At Closing each of the Facilities shall have an inventory of perishable and non-perishable food, central supplies, linens, housekeeping supplies, kitchen supplies, and nursing supplies sufficient in condition and at such quantity levels as may be required under all applicable laws and, to the extent there exists no applicable laws which specifically identify the condition and/or required quantity levels for any such supplies or inventory, then such inventory and supplies shall be in such condition and at such levels as is customarily maintained by Seller.

     6.19.     THE FACILITY AGREEMENTS.  Attached hereto as
Exhibit 6.19 is a true and correct copy of the form of admission agreement entered into by Seller with each of the current residents/patients of the Facilities. At Closing Seller shall deliver to Purchaser duly executed assignments of all admission agreements (the "Admission Agreements") in effect for each of the Facilities as provided for in Section 9.02 (h) below.



     6.20. PATIENT ROSTER. Attached hereto as Exhibit 6.20 is a true and correct patient roster which identifies by Facility each of the residents and patients of the Facilities, the daily rate paid by each of the patients and residents, and with respect to the private pay residents and patients, the date through which each of them has paid.

     6.21. OPERATING CONTRACTS. Set forth in Exhibit 6.21 is a true and correct list of the operating contracts to which Seller is a party in connection with its operations at the Facilities (the "Operating Contacts"). Each of the Operating Contracts is in full force and effect and none of the Operating Contracts has been modified or amended except as set forth in
Exhibit 6.2 1. Seller is not in default of any of its material obligations under the Operating Contracts nor has Seller any knowledge of any material default or any action or omission which, with the passage of time or the giving of notice or both, would constitute a material default under the Operating Contracts by any other party thereto. At Closing Seller shall deliver to Purchaser a duly executed assignment of any of the Operating Contracts which Purchaser elects to assume pursuant to Section 10.01(e). In the event the consent of the other contracting party shall be required for said assignment, Seller shall timely request in writing said consent; provided, however, if Seller is unable to secure any such consent, the delivery of such consent shall not be deemed a condition precedent to the Closing unless the Operating Contract for which Seller failed to obtain the consent is material to the operations of the Facilities by Purchaser following the Closing. If Seller is unable to secure any such consent with respect to an Operating Contract which is material to the operations of the Facilities, the lack of said consent shall be deemed the failure of a Purchaser's condition precedent hereunder and, in such event, Purchaser shall have the right to either waive the requirement for said consent or terminate this Agreement by written notice delivered to Seller within five (5) business days following, Purchaser's receipt of written notice from Seller that said consent cannot be obtain.

     6.22. DISCLOSURE. Subject to the terms of the Seller Disclosure Schedule, as it may be amended pursuant to this Agreement, no representation or warranty by or on behalf of Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     6.23 INSURANCE. Seller's Assets have been continuously covered since January 1, 1994 by insurance policies covering physical damage, general liability, professional liability and worker's compensation, which policies are on an occurrence basis. Attached as Exhibit 6.23 are descriptions of each such policy and certificates of insurance evidencing such coverage.


     6.24 FRINGE BENEFITS. Attached as Exhibit 6.24 is a list of all fringe benefits applicable to any and all employees of the Facilities ("Employees"). Unless designated on Exhibit 6.24, all of the fringe benefits are applicable to all Employees and there are no other fringe benefits applicable to any Employees other than listed on Exhibit 6.24.

     6.25 ERISA. Except as set forth in Exhibit 6.25, Seller has in effect no employee pension or defined benefit plans, profit sharing plans, defined contribution plans, retirement plans, or other like plans or programs covering any of the Employees, and Seller has made no commitments or agreements to place in effect or extend any such plans for the benefit of the Employees.
Seller has not contributed to, and has no withdrawal liability with respect to any multi-employer plan as that term is defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the best of Seller's knowledge, Seller is in compliance with ERISA and no "reportable event" within the meaning of ERISA has occurred. Attached hereto as part of
Exhibit 6.25 are copies of any such benefits plans and any actuarial studies in Seller's possession relating to any such benefit plans contained in Exhibit 6.25.

     Notwithstanding anything contained herein to the contrary, except for those representations and warranties that by their terms relate to a specific period of time and except as may be expressly stated in the Seller Disclosure Schedule, as it may be amended hereunder, all of the foregoing representations and warranties shall be materially applicable, true, correct and complete, both as of the date hereof and as of the Closing Date, and Seller shall, as stated in Section 9.02 (a) of this Agreement, certify in writing at Closing that each and all said representations and warranties are materially true, correct and complete as of and with respect to that date.

                           ARTICLE VII
             PURCHASER REPRESENTATIONS AND WARRANTIES

     Purchaser hereby warrants and represents to Seller that, except as otherwise specifically set forth in the Purchaser
Disclosure Schedule addressed and delivered to Seller as provided for in Section 10.01 (i) below:

     7.01. STATUS OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     7.02. VALIDITY AND CONFLICTS. This Agreement is, and all documents to be executed by Purchaser pursuant hereto will be, the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The

execution of this Agreement and the consummation of the transactions contemplated herein have been approved by the Board of Directors of Purchaser and do not and will not result in a breach of the terms and conditions of nor constitute a default under or violation of the Charter Documents or Bylaws of Purchaser or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is now a party or by which any of their assets may be bound or affected, subject, however, to Purchaser obtaining the HSR Consent, if required, and Regulatory Approvals for which it is responsible under the terms hereof.

     7.03. AUTHORITY. Subject to obtaining the HSR Consent, if required, and Regulatory Approvals which Purchaser is required to use its best efforts to secure, and Purchaser's board of directors approving this Agreement, and the transactions contemplated hereby, Purchaser has full corporate power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein.

     7.04. NECESSARY ACTION. Purchaser has duly and properly taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Purchaser (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Purchaser in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transactions contemplated herein and therein, which action shall include, but not be limited to, obtaining the consent of the Board of Directors of Purchaser and the HSR Consent, if required, and Regulatory Approvals. No consent of any other third party is or will be necessary nor any other action by or on behalf of Purchaser is or will be necessary, to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Purchaser in connection herewith or consummation of the transactions contemplated herein, other than Regulatory Approvals (as defined below). Each party shall mutually cooperate in the procurement of any Regulatory Approvals; provided, however, nothing herein shall be construed as a guarantee by either Purchaser or Seller that it will be able to secure the Regulatory Approvals, and the foregoing Purchaser's representation and warranty shall be limited to the representation and warranty that it will use its best efforts to secure the Regulatory Approvals as provided in Section 11.03 below.

     Notwithstanding anything contained herein to the contrary, except for those that by their terms relate to a specific period of time, all of the foregoing representations and warranties shall be materially applicable, true, correct and complete, both as of the date hereof and as of the Closing Date, and Purchaser shall, as stated in Section 10.02 (b) of this Agreement, certify in writing at Closing that each and all said representations and warranties are materially true, correct and complete as of and with respect to that date.


                           ARTICLE VIII
                    BROKER; INVESTMENT BANKER

Seller has utilized the services of The Robinson-Humphrey Company, Inc., an investment banker, in connection with this Agreement and the transactions contemplated herein. Except for the fee payable to The Robinson-Humphrey Company, Inc., the payment of which is the sole responsibility of Seller, each party hereby represents, covenants and warrants to the other that it has employed no other broker, finder or investment banker in connection with the transaction contemplated herein. Each party agrees to pay any commission, finder's fee or investment banker's fee which may be due on account of the transaction contemplated herein to any broker, finder or investment banker employed by it, and to indemnify the other party hereto against any claim for any commission, finder's fee or investment banker's fee made by any broker, finder or investment banker allegedly employed by it and from and against any and all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney's fees and costs.

                            ARTICLE IX
                         SELLER COVENANT

     9.01. PRE CLOSING. Seller covenants that between the date hereof and the Closing and during the term of the Interim Operating Agreement or Interim Master Lease, if any, except as contemplated by this Agreement or with the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed:

          (a) Within five (5) days following the Effective Date, Seller shall order (i) an update to each title insurance policy previously delivered to Purchaser by Seller as set forth in Exhibit 9.01(a) through the national office of Lawyers Title Insurance Corporation (the "Title Company"), for each facility with a value equal to the amount of the Purchase Price allocated by Seller to such facility (the "Title Commitments"), (ii) a UCC- I search report in the name of Seller and each of the Facilities conducted at the state and county level ("UCC Search Reports"), and (iii) order an ALTA/ACSM survey of each of the Facilities prepared by a surveyor acceptable to Purchaser (the "Surveys"). The Title Commitments shall run in favor of Purchaser, but shall commit the Title Company to provide lessee's policies for New Operator if ordered by Purchaser prior to December 31, 1997. Purchaser or New Operator shall be responsible for payment of the additional premium, if any, attributable to the commitment to issue a lessee's policy or any policy issued pursuant thereto. The Surveys shall show thereon:
     (a) the location of all boundaries, existing fences, easements, pipelines, rights-of-way, and public roads and highways which are of record or visible on the ground, (b) vicinity map showing the Real Property surveyed in reference to nearby highways or major street intersections, (c) flood

     zone designation (with proper annotation based on Federal Flood Insurance Rate Maps or the state or local equivalent, by scaled map location and graphic plotting only), (d) all setback, height and bulk restrictions of record or disclosed by applicable zoning or building codes (in addition to those recorded in subdivision maps), (e) exterior dimensions of all buildings at ground level, (f) exterior footprint of all buildings, or gross floor area of all buildings at ground level, (g) all substantial physical improvement (in addition to buildings) such as signs, parking structures, swimming pools, etc., (h) parking areas and, if striped, the striping and the type (e-g. handicapped, motorcycle, regular etc.) and the number of parking spaces, (i) indication of access to a public way such as curb cuts and driveways marked, 0) location of all utilities serving or exiting on the Real Property as evidenced by on-site observation or as determined by records provided by Seller, utility companies and/or other appropriate sources (with reference to the source of information), (k) the number of acres and net square footage contained within the boundaries of the Real Property, (1) the location and dimensions of any protrusions from and encroachments on the Real Property, and (m) such other requirements as may be necessary including, without limitation, evidence that each Facility complies with the applicable zoning classification for the associated Real Property in order to permit the Title Company to issue the Title Insurance Policies without the so-called "standard exceptions". The Surveys shall be certified to the Purchaser, Seller, and the Title Company. The surveyor shall include in its certification its Registration Number, address, telephone number, the job number and that the Survey meets all ALTA/ACSM requirements and that the Survey was made on the ground as per the field notes shown thereon and that, except as shown thereon, there are no visible easements, rights-of-way, party walls, conflicts, or visible encroachments by any improvements onto an easement or neighboring property or by any improvements on adjoining property onto the Real Property and that the Real Property has direct access to an adjacent public street;

          (b) Seller will operate the Facilities only in the ordinary course and with due regard to the proper maintenance and repair of the Real Property or Personal Property in order to maintain and repair the Real Property and the Personal Property substantially in the same condition as they were in at the date hereof, ordinary wear and tear, insured casualty loss and taking by eminent domain excepted;

          (c) Seller will take all reasonable action to preserve the goodwill and the present occupancy levels of the Facilities;

          (d) Except in the ordinary course of business, Seller will not make any material change in the operation of the Facilities nor sell or agree to sell any items of machinery, equipment or other fixed assets of any of the Facilities nor otherwise enter into any agreements materially affecting @y of the Facilities;

          (e) Seller will use its reasonable efforts to retain the goodwill of the employees at each of the Facilities and will provide Purchaser and New Operator (or Atrium, if applicable) with notice in the event of any known union organizing activities or if contract negotiations are commenced at the Facilities after the date hereof;

          (f) Seller will maintain in force the existing insurance coverage or comparable insurance coverage, in all material respects, with respect to the Facilities;

          (g) Except in the ordinary course of business, Seller will not increase the compensation or bonuses payable or to become payable to any of the employees at any of the Facilities or grant any severance benefits to any such employees other than in accordance with the provisions set forth in the Seller Disclosure Schedule;

          (h) Seller will not enter into any written employment agreements with any current or prospective employees of the Facilities;

          (i) Without the prior written approval of Purchaser, Seller will not, except in the ordinary course of business, enter into any lease, tenancy, contract or other commitment affecting any of the Sellees Assets or incur any additional indebtedness or amend, -extend or renew any current debt instruments, whether in the ordinary course of business or otherwise, unless, however, neither Purchaser, New Operator nor any of the Facilities shall be obligated, following, the Closing for any such indebtedness or debt instruments;

          (j) Seller will provide Purchaser within ten (10) days following the mutual execution of this Agreement with copies of the following, documents relating to the Real Property and each of the Facilities to the extent the same are in Seller's possession or reasonable control (collectively, the "Property Documents"): all environmental reports, structural reports and geological reports, governmental licenses, permits and approvals, service and maintenance contracts not previously delivered as part of the Operating Contracts, existing surveys of the Real Property including any as-built surveys for the improvements, wetland reports, soils reports, architectural drawings, plans and specifications, engineering tests and reports. In the event Purchaser or its accountants or New Operator and its accountants determines that any additional documents or information will

     be necessary in order for Purchaser or New Operator to comply with any requirements of the Securities and Exchange Commission ("SEC") applicable to Purchaser or New Operator, Seller agrees to cooperate in good faith in order to obtain copies of the same, provided that said cooperation shall be at no cost or expense to Seller;

          (k) During normal business hours, Seller will provide Purchaser and New Operator and their agents with access on 24 hours notice to the Real Property and the Facilities, provided Purchaser, New Operator and their agents do not interfere with the operation of the Facilities and at such times Seller shall permit Purchaser, New Operator and their agents to inspect the books and records related to each Facility (which may be unaudited) covering a period of not less than two years prior to the date hereof and conduct an audit of said books and records and inspect the physical and structural condition of each Facility, the Real Property and the Personal Property, all with a representative of Seller being present. Said books and records shall include, but not be limited to, leases, accounts payable records, rent rolls, operating statements, inventory of personal property and all other contracts and agreements which relate to Seller's Assets;

          (1) Seller will file all returns, reports and filings of any kind or nature, with respect to the Facilities, or will secure timely extensions for the filing thereof, required to be filed by Seller including, but not limited to, state and federal tax returns and Medicare and Medicaid cost reports and to timely pay all taxes or other obligations which are due and payable with respect thereto, except to the extent that the same are being duly contested in good faith in accordance with applicable law and such contest does not materially affect Seller or the Facilities;

          (m) Seller will operate the Facilities in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, and orders as now in effect (including, without limitation, all applicable building, zoning, and life safety codes with respect thereto) where the failure to comply therewith would have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof, as presently operated;

          (n) Seller will take all reasonable action to achieve substantial compliance, with any laws, regulations, ordinances, standards and orders applicable to the Facilities which are enacted or issued after execution of this Agreement and prior to the Closing where the failure to comply therewith would have a material adverse effect on the

     business, property, condition (financial or otherwise) or operation thereof, as presently operated;

          (o) Seller will provide Purchaser with (i) true and correct copies of financial statements for Seller and for the Facilities for the entire calendar year 1996 as soon as available, and (ii) copies of monthly financial statements for each of the Facilities prepared in the ordinary course of business between the date hereof and the Closing Date, it being acknowledged that such monthly financial statements are not prepared in accordance with GAAP;

          (p) Seller will provide Purchaser with copies of all licensure or certification surveys for the Facilities received by Seller and the related Plans of Correction prepared by Seller between the date hereof and the Closing Date;

          (q) Seller will pay as and when due the accounts payable related to the Facilities which arise in the ordinary course of their business, except to the extent that the amount owing is being duly contested by Seller and such contest does not materially affect Seller or the Facilities;

          (r) Unless specifically prohibited by law, Seller will use its best efforts to cause all of the conditions to Closing set forth in Sections 12.01 and 12.02 which are with Seller's control to be satisfied prior to the Closing Date and Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or which would cause any representation, warranty or covenant made by Seller in this Agreement or in any certificate, list, exhibit, or other instrument fumished or to be fumished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Closing Date;

          (s) Seller and the General Partner and any officer, director, employee, advisor or others authorized to act on any of their behalf (i) will not, directly or indirectly, initiate, solicit, authorize or encourage discussions relating to any alternative acquisition proposal or similar transaction, involving any of the Seller's Assets, including, without limitation, a merger or other business combination or the purchase of any ownership interests in the Seller, other than the transactions contemplated by this Agreement (any such proposal shall be referred to as an "Acquisition Proposal"); (ii) will not participate in negotiations in connection with or in furtherance of any Acquisition Proposal or permit any other person other than Purchaser and its representatives to have any access to the Facilities, or furnish to any person other than Purchaser and its representatives any non-public information with respect to the Seller's Assets; (iii) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties, other than Purchaser, conducted on or before the date of this Agreement

     with respect to any Acquisition Proposal; and (iv) will immediately provide to Purchaser written notice of any Acquisition Proposal which notice shall include the name of the party seeking to initiate, continue or renew activities, discussions or negotiations regarding an Acquisition Proposal; provided, however, that nothing contained in this
     Section 9.01(s) shall prohibit Seller or the General Partner from taking any action otherwise prohibited by this Section
     9.01 (s) if Seller or the General Partner determines, upon the receipt of a written opinion of its outside counsel, that it is necessary to take such action in order to fulfill its fiduciary duties to the Limited Partners;

          (t) Seller will provide to Purchaser copies of all material documents which relate to, and, upon request, with verbal or written updates concerning the status of, any litigation filed as of the date hereof or filed from and after the date hereof by or against Seller or its General Partner and which may affect the Facilities after the date of this Agreement but prior to the Closing Date where the amount claimed or assessed is judged by the General Partner as likely to exceed $10,000.00; provided, however, neither Seller nor its General Partner shall be required to deliver any documents to Purchaser which, by reason of said delivery, would result in the waiver or relinquishment of the attorney-client privilege held by Seller or its General Partner;

          (u) Seller and the General Partner (i) as promptly as practicable, but in no event later than five (5) business days after the date the SEC clears the Consent Solicitation (as that term is defined below), will take all actions necessary in accordance with applicable law and the Partnership Agreement to solicit and seek to obtain the requisite consent of the Limited Partners as required by applicable law and the terms of the Partnership Agreement to consider and vote upon the approval of this Agreement and the transactions contemplated by this Agreement; (ii) will recommend that the Limited Partners approve this Agreement and the transactions contemplated by this Agreement; (iii) will use their best efforts to seek to obtain such approval, including, without limitation, by having the Consent Solicitation (as defined below) cleared by the SEC for mailing to the Limited Partners; (iv) within fourteen (14) days after the date of this Agreement, will prepare and file with the SEC a consent solicitation statement (the "Consent Solicitation') with respect to the solicitation by the General Partner of the counsel of the Limited Partners to this Agreement and the transactions contemplated by this Agreement; and (v) will cause the Consent Solicitation (A) to comply as to form in all material respects with the applicable provisions of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder and (B) to include the recommendation of the General Partner that the Limited Partners approve this Agreement and the transactions contemplated by this

     Agreement; Seller will provide Purchaser with a copy of the Consent Solicitation at the time Seller sends the Consent Solicitation to its Limited Partners; Seller will provide Purchaser with a draft of the Consent Solicitation and any proposed amendments thereto prior to their submission to the SEC for Purchaser's review and comment;

          (v) Seller will not agree to do or to cause to be done any of the acts which it has covenanted not to do under this
     Section 9.01; and

          (w) Within fifteen (15) days following the mutual execution of this Agreement, Seller will deliver to Purchaser a disclosure schedule addressed to Purchaser which sets forth in reasonable detail any exceptions to any of the representations and warranties made by Seller hereunder (the "Seller Disclosure Schedule").

     9.02. CLOSING- DATE. On the Closing Date, Seller will deliver to Purchaser the following:

          (a) A certificate of General Partner dated as of the Closing Date, certifying on behalf of Seller in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Sections 12.01 (a) and (b);

          (b) A certificate from General Partner certifying that a majority in interest of the limited partners of the Sellers have authorized and approved the sale of the Facilities;

          (c) Certificates of Organization and Certificates of Authority to Transact Business in a foreign state with respect to Seller issued within the 30 days prior to the Closing Date by the Secretary of State (or other authorized official) in each of the States where the Facilities are located and in the State of Seller's incorporation or formation;

          (d) An opinion or opinions of counsel to Seller dated as of the Closing Date in substantially the form attached hereto as Exhibit 9.02 (d);

          (e) Subject to Section 10.01 (a) below, fee simple title to the percentage interest owned by Seller in the Facilities as set forth in Section 1.01, to be conveyed by Warranty Deed as referred to in Section 9.02 (f) below, free and clear of all liens and encumbrances other than the following:

               (i) Liens for real and personal property taxes which are not yet due and payable; and

               (ii) Such liens, encumbrances and restrictions as may be approved or deemed approved by Purchaser pursuant to
     Section I 0.0 1 (a).

          (f) A duly executed Warranty Deed in form and substance reasonably acceptable to Purchaser with respect to each parcel of Real Property and a Bill of Sale in form and substance in accordance with Exhibit 9.02 (f) attached hereto with respect to all of the Personal Property for each of the Facilities;

          (g) A counterpart of an assignment and assumption agreement with respect to the Operating Contracts described in Section 6.21 to the extent Purchaser or New Operator elects to assume the same in accordance with the provisions of Section 10.01, but only if the Operating Contracts are assumable by Purchaser, which agreement shall be in the form and substance of Exhibit 9.02 (g) attached hereto;

          (h) A counterpart of an assignment and assumption agreement with respect to the Admission Agreements described in Section 6.19, in the form and substance of Exhibit 9.02
     (h) attached hereto;

          (i) Such other documents or instruments as may be reasonably necessary to convey title to the Seller's Assets to Purchaser in accordance with the terms hereof;

          (0) Possession of the Seller's Assets in such condition and repair as shall comply with the terms hereof;

          (k) The original certificates of title to any motor vehicles included within the Personal Property;

          (1)   The Benefits Schedule (as defined in Section
     14.01); and

          (m) A counterpart of the Letter Agreement (as defined in Section 2.01).

     In addition, on the Closing Date, the Seller shall take the following actions:

          (n)       Pay the closing costs for which it is
     responsible under Article IV; and

          (o) Adjust the Purchase Price by a credit to Purchaser for &..- accrued Benefit Pay (as defined below) and accrued sick pay of each Facility in accordance with the provisions of Section 14.01.

          9.03. Post Closing. Seller covenants and agrees that after the Closing Date it will:

          (a) At no cost to Seller, reasonably cooperate with Purchaser in the event Purchaser is required to include audited financial statements with respect to the Facilities in its filings with the SEC.

          (b) Take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the transfer and conveyance of Seller's Assets, as contemplated herein.

          (c) Seller shall retain and not disburse to any general or limited partner, Five Hundred Thousand and 00/100 Dollars ($500,000.00) less any amounts paid out to satisfy any Claims (as defined below) against Seller in liquid assets (i) until the Medicare/Medicaid Release Date (as defined in the Letter Agreement), and (ii) after the Medicare/Medicaid Release Date, an amount which the parties shall reasonably determine appropriate to assure Purchaser, or its assigns, that Seller will be able to satisfy its obligations under Section 15.01 with respect to any Claims which are not yet resolved. Funds maintained in the joint signature account pursuant to Section 2.01 of this Agreement shall not be included toward Sellers obligation to maintain liquid assets as set forth in the preceding sentence. Notwithstanding anything in this Section 9.03(c) to the contrary, Seller may use such funds for payment of operational payables and expenses of the Facilities and the expenses of winding up its business, provided however, in no event shall the amount of such funds retained be an amount less than Four Hundred Thousand and 00/100 Dollars ($400,000.00).

          (d) File the annual cost reports for the Facilities within the periods required by Medicare, Medicaid and any other third party payor and provide any additional documentation to support the amounts claimed under such cost reports within such time periods.

                            ARTICLE X
                       PURCHASER COVENANTS


     10.01. Pre-Closing. Purchaser covenants that between the date hereof and the Closing except as contemplated by this Agreement or with the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed:

          (a) Within ten (10) days after its receipt of the Title Commitments and all documents referred therein to as any exception to title, the Surveys and the UCC Search Report, Purchaser shall advise Seller in writing, of its objections, if any, to, each Title Commitment, Survey and UCC Search Report. Seller agrees to use reasonable best faith efforts to cure any defects in title, and in any event will from the proceeds of the sale pay any encumbrances which may be satisfied by the payment of money. Within ten
     (10) days after Seller's receipt of Purchaser's title objections, UCC search and Survey objections, Seller shall advise Purchaser whether it will be able to correct the defects to which Purchaser has objected. If Seller notifies Purchaser that Seller, using reasonable best faith efforts, is unable to correct some or all of the title, survey or lien defects objected to by Purchaser, Purchaser shall have five (5) days to advise Seller of its decision to close, notwithstanding the defects, or of its election to terminate this Agreement, in which case neither party shall have any first rights or obligations hereunder. Any matter reflected on the Title Commitments or Surveys provided to Seller which has not been objected to by Purchaser in accordance with the terms hereof, shall be deemed accepted by Purchaser. If Purchaser elects to purchase the Facilities notwithstanding Seller's inability to correct any matter objected to, then all such matters so objected to shall be deemed accepted by Purchaser hereunder:

          (b) Purchaser acknowledges receipt of the Phase I Environmental Assessment Reports identified on Exhibit 6.13. Seller will promptly order updates of those Phase I Environmental Assessment Reports identified on Exhibit 6.13 and has previously ordered Phase I Environmental Assessment Reports as to those Facilities which are not covered by the Phase I Environmental Assessment Reports identified on
     Exhibit 6.13. Within five (5) business days of receipt of the updated Phase I Environmental Assessment Reports and the new Phase I Environmental Assessment Reports, Purchaser will notify Seller in writing of any additional Environmental studies or investigations which Purchaser requires. The updated Phase I Environmental Assessment Reports and the new Phase I Environmental Assessment Reports will be from companies reasonably acceptable to Purchaser and will be certified to Purchaser and to the New Operator as soon as the New Operator is identified.

          (c) Purchaser will proceed with all due diligence to conduct such investigations with respect to Seller's Assets as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments,

     seismic assessments, wetlands reports, review of all Property Documents provided by Seller, investigations of each of the Facility's operating books an records and structural inspections, provided, however, no studies or investigations conducted at the Real Property will be physically intrusive on the Real Property or the Facilities unless Seller consents thereto (the "Feasibility Review") and, provided further that, Purchaser shall maintain the confidentiality of any documents or information obtained by it during the course of its Feasibility Review and shall return the same to Seller in the event the transaction provided for herein fails close for any reason whatsoever. Notwithstanding the foregoing, Purchaser may disclose any such documents and information to its lawyers, accountants, lenders, appraisers and other professionals advising Purchaser so long as each of them agrees to treat such documents and information confidentially. Any access to the Real Property and/or the Facilities which is provided to the Purchaser in order to conduct its Feasibility Review shall be subject to the terms and conditions of Section 9.01 (k) above;

          (d) Purchaser will proceed with all due diligence to obtain the HSR Consent, if required, and Regulatory Approvals for which it is responsible under the terms hereof, including without limitation, obtaining from the applicable governmental licensing authorities assurances, reasonably satisfactory to Purchaser, that Purchaser will receive all necessary operating licenses, as provided in
     Section 12.01 (c) below;

          (e) Within ten (1 0) days after receipt of the exhibits as set forth in Section 16.15 hereof, Purchaser will advise Seller in writing which, if any of the Operating Contracts it or New Operator will assume as of the Closing Date and which of the Operating Agreements it is electing to assume are deemed by Purchaser to be material to the operations of the Facilities for purposes of Section 6.21 above;

          (f) Unless specifically prohibited by law, Purchaser will use its best efforts to cause all of the conditions to Closing set forth in Sections 12.01 and 12.02 which are within its control to be satisfied prior to the Closing Date and Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or which is intended to cause any representation, warranty or covenant made by Purchaser in this Agreement or in any certificate, list, exhibit, or other instrument fumished or to be fumished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Closing Date;

          (g) Purchaser (i) will furnish such information concerning Purchaser as is necessary in order to cause the Consent Solicitation, insofar as it relates to Purchaser, to be prepared in accordance with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder; and (ii) will promptly advise Seller if at any time prior to any meeting of the Limited Partners any information provided by Purchaser to Seller in the Consent Solicitation becomes inaccurate or incomplete in any material respect and will provide to Seller the information needed to correct such inaccuracy or omission;

          (h) Purchaser will not agree to do or to cause to be done any of the acts which it has covenanted not to do under this Section 10.01;

          (i) Within fifteen (15) days following the mutual execution of this Agreement, Purchaser will deliver to Seller a disclosure schedule addressed to Seller which sets forth in reasonable detail any exceptions to any of the representations and warranties made by Purchaser hereunder (the "Purchaser Disclosure Schedule"); and

          (j) Purchaser will proceed with all due diligence to secure the Regulatory Approvals and HSR Consent, if required, for which it is responsible under the terms hereof.

     10.02. CLOSING DATE. On the Closing Date, Purchaser will deliver or cause New Operator to deliver the following:

          (a) The purchase price in accordance with Article 11 and any other adjustments set forth in this Agreement and subject to Section 12.01 (d) hereof;

          (b) A certificate of a responsible officer of Purchaser dated as of the Closing Date certifying on behalf of Purchaser in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Sections
     12.02 (a) and (b);

          (c) Resolutions of Purchaser's Board of Directors, certified by the Secretary of Purchaser authorizing and approving the transactions contemplated herein;

          (d) A counterpart of an assignment and assumption agreement with respect to the Operating Contracts described in Section 6.21 to the extent New Operator elects to assume

     the same in accordance with the provisions of Section 1 0.0
     1;

          (e) A counterpart of an assignment and assumption agreement with respect to the Admission Agreements described in Section 6.20;

          (f) An opinion or opinions of counsel to Purchaser dated as of the Closing Date in substantially the form attached hereto as Exhibit 10.02;

          (g) Pay the closing costs for which it is responsible under Article IV;

          (h) A counterpart of the Letter Agreement (as defined in Section 2.01).

     10.03. POST CLOSING. After the Closing Date, Purchaser will:

          (a) Provide Seller, or cause New Operator to provide Seller, with access during normal business hours to the Facilities and any books or records which Seller may need to file or to defend tax returns or other governmental filings or any litigation or administrative actions filed prior to or subsequent to the Closing Date which relate to the period prior to the Closing Date as well as for purposes of pursuing collection of third party payments due Seller for the period prior to the Closing- Date; Seller shall have the ability to photocopy accounts receivable records and such other records of residents and the Facilities as may be commercially reasonable and provided that Seller shall limit its documentary and photocopy requests to periods relating, prior to the Closing Date;

          (b) Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement;

          (c) Cause New Operator and/or Atrium to retain all patient records for the Facilities which are in existence 8 of the Closing for a period of not less than three (3) years and, upon reasonable advance notice to Purchaser, allow Seller access to said patient records and;

          (d) For two (2) months after the Closing Date, cause New Operator to use commercially reasonable efforts to collect, for the account of Seller, the accounts receivable for each Facility for the period prior to and including the Closing Date. Seller shall provide New Operator with a completed aged trial balance of the accounts receivable as


     of the Closing Date, on or as soon as reasonably practical after the Closing Date. On the 15th day of the calendar month immediately following the applicable calendar month during such two (2) month period, following the provision to New Operator of such trial balance of accounts receivable, New Operator shall provide Seller with a detail of the accounts receivable collected, if any, during the preceding calendar month, accompanied by copies of remittance advises and shall pay to Seller the aggregate amount collected on behalf of Seller. Without Seller's consent, New Operator shall not compromise or settle for less than full value of any of the accounts receivable. New Operator's obligation hereunder will be to collect the accounts receivable in the ordinary and normal course of business in accordance with customary practices and new Operator shall not have any obligation to institute litigation, employ counsel or any collection agency, employ any other extraordinary means of collection or take any other action or proceeding against any resident or patient of the Facilities or any other person liable for such accounts receivable. Seller agrees that it shall not institute litigation or employ a collection agency against any person to collect any such accounts receivable while such person is a resident or patient of any Facility. Sellers' commitment with respect to litigation does not apply to collection efforts with respect to Medicare, Medicaid or third party payors, including, anyone who may have misappropriated the funds of any resident. Purchaser agrees to cause New Operator to provide reasonable access, at reasonable times, for Seller's designated agents, to the Facilities' books and records and personnel to assist Seller in Seller's efforts to collect its accounts receivables so long as such access is not disruptive to the normal operations of the Facilities.

                            ARTICLE XI
                         MUTUAL COVENANTS

     11.01. GENERAL COVENANTS. Following the execution of this Agreement, Seller and Purchaser agree:

          (a) If any event should occur which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

          (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement;

          (c) To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

          (d) To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event having a material adverse effect the consummation of the transactions contemplated herein, or which would constitute a material breach of any of the representations, warranties or covenants of such party contained herein;

          (e) To promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby;

     11.02. HART-SCOTT-RODINO FILING. If Purchaser determines that a filing, is required under the HSR Act as a consequence of the transactions contemplated herein or as a consequence of the Master Lease, Seller agrees to cooperate with such filing.

     11.03. HSR CONSENT/REGULATORY APPROVAL. Purchaser and Seller will use their best efforts to obtain prior to the Closing Date all consents, approvals and licenses necessary to permit the consummation of the transactions contemplated by this Agreement but not limited to, such licensure and certification approval in the States of Alabama, Illinois and Texas as may be necessary to enable Purchaser to lawfully own and/or New Operator to operate the Facilities from and after the Closing Date (the "Purchase Regulatory Approvals"), and Purchaser, with Seller's cooperation, will use its best efforts to obtain prior to the Closing Date the consent as may be required under HSR Act (as that term is defined above) (the "HSR Consent"). Purchaser will use its best efforts to cause New Operator to obtain such licensure and certification approval in the States of Alabama, Illinois and Texas as may be necessary to enable New Operator to lawfully operate the facilities from and after the Closing Date (the "New Operator Regulatory Approvals") and to obtain the HSR Consent. The Purchaser Regulatory Approvals and the New Operator Regulatory Approvals are collectively referred to as the "Regulatory Approvals".

     11.04. PUBLIC ANNOUNCEMENTS. Each party shall consult with the other, and shall use best efforts to agree upon, the form and content, prior to issuing any press release, public announcement or statement with respect to this Agreement or the transactions contemplated hereby.

                           ARTICLE XII
                            CONDITIONS

     12.01. PURCHASER CONDITIONS. All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing Date (or such earlier date as may be provided for below) of each of the following conditions any one or more of which may be waived in writing by Purchaser:

           (a) The representations and warranties of Seller contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transaction contemplated herein shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were then again made, other than any representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

           (b) Seller shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date, including without limitation, the provisions of Section 9.02 here of.

          (c) If a Master Lease has been entered into, Purchaser, Seller and the New Operator shall have received the Regulatory Approvals and shall have satisfied any and all conditions to the effectiveness thereof; provided, however, notwithstanding anything to the contrary contained herein, with respect to any licenses which may be required for Purchaser's operation of the Facilities as skilled nursing facilities by the New Operator, it shall not be a condition to Purchaser's obligations hereunder to obtain prior to the Closing Date a license "'in-hand" but rather that Purchaser or New Operator shall have received prior to the Closing Date assurances from the applicable governmental licensing authorities assurances, reasonably satisfactory to Purchaser, that New Operator will receive a license following the Closing with an effective date as of September 1, 1997 or earlier. If Purchaser is unable to obtain said assurances for the issuance of operating licenses for the Facilities, Purchaser agrees to permit Seller a reasonable opportunity to attempt to obtain, on behalf of Purchaser, said assurances for the operating licenses before this condition shall be deemed not satisfied. Following the expiration of the Feasibility Period, Purchaser agrees to provide to Seller, upon Seller's request (which requests shall not be made more often than weekly), an update as to Purchaser's progress in obtaining licensure approval.

           (d) Purchaser shall be satisfied in its sole discretion with the results of its Feasibility Review, including but not limited to Purchaser's review and approval of (i) the physical condition of the Real Property and the structural condition of the Facilities, (ii) the financial performance and financial prospects of each of the Facilities, (iii) the results of the Phase I Reports to be obtained by Seller with respect to the Real Property and the Facilities, (iv) all Property Documents required to be


     delivered by Seller hereunder, (v) the zoning of each of the Facilities in order to confirm that the development of the Facilities and the current operation thereof are in compliance with all applicable zoning laws and that said zoning laws would impose no conditions which would limit the right or ability of Purchaser to rebuild or repair the same in the event of any damage or destruction thereto, and (vi) the MAI appraisals which Purchaser intends to obtain with respect to each of the Facilities. In the event Purchaser has not advised Seller in writing on or before thirty (30) days after the execution of this Agreement (such thirty (30) day period referred to as the "Feasibility Period") of its objections to the results of its Feasibility Review and its election to terminate this Agreement by reason of a failure of this condition, then Purchaser shall deposit Two Hundred Three Thousand Four Hundred and 00/100 Dollars ($203,400.00) with the Title Company as an amount money deposit (the "Deposit"). The Deposit shall be applied at Closing to the purchase price of each Facility on a pro rata basis that the purchase price of each Facility bears to the total purchase price allocated as set forth in Section 16.02 hereof (the "Allocated Deposit"). Nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement, which representations and warranties shall be separate from and unaffected by Purchaser's Feasibility Review except as to any representations or warranties which, during the course of Purchaser's Feasibility Review, Purchaser obtains knowledge of the falsity or inaccuracy and advises Seller in writing thereof.

          (e) Other than with respect to a default identified in the Seller Disclosure Schedule as of the date of this Agreement or any defaults identified after the date of this Agreement in amendments to the Seller Disclosure Schedule, Seller shall not be in default, where said default cannot be cured by the Closing Date, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which materially affects or relates to the Real Property, the Personal Property or the Facilities. In the event there are any amendments or updates to the Seller Disclosure Schedule, Seller shall notify Purchaser in writing and should Purchaser reasonably determine that any such amendment would have a material adverse affect on any of the Facilities or the operation thereof by Purchaser, Purchaser shall have the right, exercised by written notice delivered to Seller within five
      (5) business days following Purchaser's receipt of said amendment or update, to terminate this Agreement.

           (f) A title insurance policy or marked-up title commitment for each Facility providing for extended owners coverage and issued without the so-called "standard exceptions" shall have been issued to Purchaser with respect


     to each of the Facilities subject only to those exceptions not otherwise objected to or deemed accepted by Purchaser pursuant to Section 10.01 (b) and containing such endorsements as may be necessary in order to address any objections of Purchaser to the Title Commitment as provided above and with a total value equal to the amount of the purchase price allocated to each parcel of Real Property as provided herein (the "Title Insurance Policies").

          (g) Purchaser shall have approved the Surveys within the ten (10) day period provided for in Section 10.01 (a).

          (h) Purchaser shall have approved the results of the UCC Searches within the ten (10) day period provided for in
      Section 10.01 (a).

           (i) Concurrently with or prior to the Closing hereunder, (A) if requested by New Operator, Seller shall have entered into the Interim Operating Agreement, (B) if requested by Purchaser, Seller shall have entered into the Interim Master Lease, and (C) if an Interim Operating Agreement or Interim Master Lease has been entered into, Seller shall have entered into the Interim Management Agreement with Atrium.

          (j) Concurrently with the Closing hereunder, Purchaser and RWB Medical Income Properties I Limited Partnership, RWB Medical Properties IV Limited Partnership and Medical Income Properties 2A Limited Partnership (collectively referred to as the "Seller's Affiliates") shall have closed the purchase of the facilities owned by each of Seller's Affiliates by Purchaser in accordance with the terms and conditions of those certain Purchase Agreements by and between Purchaser and each of Seller's Affiliates of even date herewith ("Seller's Affiliates' Purchase Agreements"). Any default by Purchaser hereunder shall be a default by Purchaser under the Seller's Affiliates' Purchase Agreements and an default by Seller hereunder shall be a default by Seller under the Seller's Affiliates' Purchase Agreements.

     12.02. SELLER CONDITIONS. All obligations of Seller under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions any one or more of which may be waived by Seller in writing:

          (a) The representations and warranties of Purchaser contained in this Agreement or in any Certificate or document delivered in connection with this Agreement or the transaction contemplated herein shall be true and correct at and as of the Closing Date as though such representations and warranties were then again made, other than any


     representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

          (b) Purchaser shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

                           ARTICLE XIII
                           TERMINATION

     13.01. TERMINATION. This Agreement may be terminated by Purchaser or Seller upon the following conditions:

          (a)  By mutual consent of the parties;

          (b) By Purchaser if the conditions to Closing set forth in Section 12.01 have not been satisfied or waived by the Closing Date or such earlier date as may be provided for therein;

          (c) By Seller if the conditions to Closing set forth in Section 12.02 have not been satisfied or waived by the Closing Date;

          (d) By Purchaser or Seller at any time after the date that the Limited Partners ultimately and finally fail to approve this Agreement and the transactions contemplated by this Agreement in accordance with applicable law and the Partnership Agreement or if such approval is not obtained prior to July 15, 1997;

          (e) (1) By Purchaser in the event of a material adverse change in the information contained in Seller's Disclosure Schedule or representations and warranties as a result of the amending or updating thereof by Seller due to events occurring subsequent to the execution of this Agreement and which were (i) not otherwise required to be disclosed hereunder, and (ii) not caused by Seller's failure to perform pursuant to Section 9.01;

               (i) By Seller in the event of a material adverse change in the information contained in Purchaser's Disclosure Schedule or representations and warranties as a result of the amending or updating thereof by Purchaser due to events occurring subsequent to the execution of this Agreement and which were (i) not otherwise required to be disclosed hereunder, and (ii) not caused by Purchaser's failure to perform pursuant to Section 1 0.01;

          (f) By Purchaser in event that prior to the Closing Date a material portion of any of the Real Property or the Facilities is damaged or destroyed by fire or other casualty or has been taken or condemned by any public or quasi-public authority under the power or eminent domain; provided, however, that in the event the estimated cost to repair any such damage is less than or equal to One Hundred Thousand Dollars ($100,000.00) per Facility and such loss or damage does not or will not at Closing materially interfere with the operation of the Facility, then neither party shall have the right to terminate this Agreement, and Seller shall expeditiously repair the damage, and provided further that if Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in connection therewith and the amount of any deductible under any insurance policy covering such casualty shall be a credit against the Purchase Price at Closing. In event Purchaser exercises its termination rights hereunder, parties shall have no further rights or obligations hereunder; and/or

          (g) By a non-defaulting party, in the event of a material breach by the other party;

          (h) By Purchaser if (i) the General Partner. shall have withdrawn, modified or amended its recommendations of this Agreement and the transactions contemplated by this Agreement; (ii) the General Partner shall have recommended that the Limited Partners accept or approve an Acquisition Proposal by a person other than Purchaser or an affiliate of Purchaser; or (iii) a public announcement with respect to a proposal, plan or intention to effect an Acquisition Proposal shall have been made by any person other than Purchaser or an affiliate of Purchaser and Seller shall have failed to publicly reject or oppose such proposed Acquisition Proposal within ten (10) days of the public announcement of such proposal, plan or intention; and/or

               (i) By Purchaser if Seller shall receive and approve an Acquisition Proposal by the earlier of (i) the date of the Limited Partners Approval or (ii) June 30, 1997.

     13.02. OPPORTUNITY TO CURE. Neither party to this Agreement may claim termination or pursue any other remedy referred to in this Section 13 on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing Date shall be postponed if necessary to afford such opportunity to cure. Notwithstanding anything contained in this
Section 13.02 to the contrary, Seller shall have no opportunity to cure Seller's default pursuant to Section 13.01(h) or 13.01(i).

     13.03 TERMINATION.

          (a) In the event of termination of this Agreement by mutual consent of the parties under Section 13.01 (a), Purchaser shall be entitled to immediate return of the Deposit, and neither party shall have any further rights or obligations hereunder.

          (b) In the event that Purchaser terminates this Agreement under Section 13.0 1 (b), following a material default by Seller not cured following written notice within the applicable cure period, Purchaser shall be entitled to the immediate return of the Deposit and shall be entitled to commence an action for damages for Seller's default. Further, if Seller's default occurs after the Limited Partners have approved the transaction contemplated by this Agreement, Purchaser shall also be entitled to seek specific performance of Seller's obligations hereunder.

          (c) In the event that Seller terminates this Agreement under Section 13.01(c), following a material default by Purchaser not cured following written notice within the applicable cure period, Seller shall receive the Deposit as liquidated damages, and neither party shall have any further rights or obligations hereunder.

          (d) In the event that either party terminates this Agreement under Section 13.01 (d), Purchaser shall be entitled to immediate return of the Deposit and Seller will pay Purchaser, as Purchaser's sole remedy, in immediately available funds not later than two (2) days after receiving a written demand from Purchaser an amount equal to the lesser of (i) One Hundred and Twenty Five Thousand Dollars ($125,000.00), or (ii) Purchaser's documented out-of-pocket expenses (including attorney's' fees) incurred in connection with this Agreement and the transaction contemplated herein; provided, however, that the maximum amount payable to Purchaser under clauses (i) and (ii) of this section 13.03(d) and the comparable sections in Seller's Affiliates' Purchase Agreements shall not exceed One Hundred and Twenty-Five Thousand Dollars ($125,000.00).

          (e) (i) In the event that Purchaser terminates this Agreement under Section 13.01(e)(I), Purchaser shall be entitled to immediate return of the Deposit and neither party shall have any further rights or obligations hereunder; provided, however, that if the material adverse change is the result of acts by Seller, Seller shall also pay Purchaser an amount equal to the lesser of (i) One Hundred and Twenty Five Thousand Dollars ($125,000.00), or
     (ii) Purchaser's documented out-of-pocket expenses (including attorney's' fees) incurred in connection with

     this Agreement and the transaction contemplated herein;
     provided, however, that the maximum amount payable to Purchaser under clauses (i) and (ii) of this section
     13.03(e) and the comparable sections in Seller's Affiliates'
     Purchase Agreements shall not exceed One Hundred and Twenty-
     Five Thousand Dollars ($125,000.00).

               (ii) In the event that Seller terminates this Agreement under Section 13.01 (e)(II), Seller shall receive the
Deposit as liquidated damages, and neither party shall have any further rights or obligations hereunder.

          (f) In the event that Purchaser terminates this Agreement under Section 13.01 (f), Purchaser shall be entitled to immediate return of the Deposit, and neither party shall have any further rights or obligations hereunder.

          (g) (i) In the event that Seller terminates this Agreement under section 13.01 (g), Seller shall receive the Deposit as liquidated damages, and neither party shall have any further rights or obligations hereunder.

               (ii) In the event that Purchaser terminates this Agreement under Section 13.01(g), Purchaser shall have the same rights and remedies as set forth in Section 13.03(b) following a termination of this Agreement by Purchaser under Section 13.0 1
(b).

          (h) In the event that Purchaser terminates this Agreement under either Sections 13.01(h) or 13.01(i), Purchaser shall be entitled to the immediate return of the Deposit and Seller will pay to Purchaser as Purchaser's sole remedy, in immediately available funds, an amount equal to Four Hundred Six Thousand Eight Hundred and 00/100 Dollars ($406,800.00) as liquidated damages on the earlier to occur of the consummation of an Acquisition Proposal with another party, or one hundred twenty (120) days after the termination.

     13.04 RIGHT OF FIRST REFUSAL. If this Agreement is terminated because Seller's Limited Partners fail to approve it, or if this Agreement is terminated because the limited partners of one or more of Seller's Affiliates fails to approve the Seller's Affiliates' Purchase Agreement, and if at the time of termination Seller has not accepted an Acquisition Proposal, Purchaser shall have a right of first refusal to purchase any Facility on the same terms as set forth in a bona fide offer from a third party for the purchase of such Facility received by Seller prior to December 31, 1997. Seller shall provide written notice of the receipt of such bona fide offer and a copy of such offer (with name(s) of purchasing party redacted if necessary) within five (5) business days of Seller's receipt thereof. Purchaser shall have seven (7) business days from receipt of such

notice to inform Seller in writing of Purchaser's intent to enter into a purchase agreement on the same terms as the bona fide offer. Failure of Purchaser to inform Seller in writing of its intentions within such seven (7) day period shall be deemed a rejection of such bona fide by Purchaser. Seller agrees that Purchaser may record an affidavit of interest in the real estate records of the county in which any Facility is located evidencing Purchaser's right of first refusal as set forth herein, but Purchaser shall discharge that affidavit of interest promptly on the earlier of December 31, 1997 or upon Seller's acceptance of a bona fide offer from a third party as to which Purchaser has not exercised its right of first refusal. If Purchaser fails to discharge the affidavit of interest within the time set forth above, and thereafter does not discharge it within ten (10) days of receipt of written notice from Seller of its failure to do so, Purchaser shall promptly pay Seller $100,000.00 as liquidated damages. The right of first refusal provided for in this Section
13.04 is in addition to, and not a limitation on, Seller's remedies under Section 13.03(h).

                           ARTICLE XIV
                      OPERATIONAL PROVISIONS

     14.01.    EMPLOYEES: SCHEDULE OF EMPLOYEE BENEFITS.

          (a) At Closing Seller shall deliver to Purchaser a schedule (the "Benefits Schedule") which reflects all accrued vacation pay due to and/or coming due to the employees of each of the Facilities as of the Closing Date (the "Benefit Pay"). At Closing the Purchase Price shall be adjusted as set forth in Section 9.02(o) of this Agreement for such Benefit Pay, Purchaser shall pay, or cause New Operator or Atrium to pay, from and after the Closing Benefit Pay to the employees of the Facility as and when due in accordance with Purchaser's personnel policies. New Operator agrees to honor, for purposes of its benefit package, the length of service each employee at a Facility has with Seller. The provisions of this Section 14.01 shall survive the Closing.

          (b) At Closing the Purchase Price shall be adjusted as set forth in Section 9.02(o) of this Agreement for accrued sick pay due to and/or coming due to the employees of each of the Facilities as of the Closing Date. Such adjustment shall be in the amount obtained by multiplying (i) the total amount of sick pay incurred by each Facility for the calendar year ending 1996 by (ii) a fraction, the numerator of which is the number of days Seller owned the Facilities in the calendar year 1997 and the denominator of which is
     365. Purchaser shall pay, or cause New Operator or Atrium to pay, from and after the Closing sick pay to the employees of the Facility as and when due in accordance with Purchaser's personnel policies. New Operator agrees to honor, for purposes of its benefit package, the length of service each employee at a Facility has with Seller. The provisions of this Section 14.01 shall survive the Closing.

     14.02. ACCOUNTING PATIENT TRUST FUNDS AND PATIENT PREPAID ACCOUNTS. At the Closing Seller shall provide New Operator with an accounting of all patient trust funds (the "Patient Trust Funds") being held by Seller as of the Closing Date and of all fees and expenses which have been prepaid by residents/patients and have not been applied as of the Closing Date (the "Patient Prepaid Funds"). Such accounting shall set forth the names of the residents/patients or prospective residents/patients for whom such funds are held, the amounts held on behalf of each resident/patient or prospective resident/patient and the Seller's warranty that the accounting is true, correct and complete. Seller shall, by separate check, deliver to New Operator or Atrium, as manager under the Atrium Management Agreement, at the Closing Date, such Patient Trust Funds and Patient Prepaid Funds and, subject to Section 14.03 below, New Operator or Atrium shall thereafter be responsible for such Patient Trust Funds and Patient Prepaid Funds, to the extent so transferred by Seller.

     14.03. INDEMNITY FOR TRUST FUNDS AND PREPAID FUNDS. Notwithstanding the foregoing, Seller will indemnify and hold New Operator and Atrium harmless from all liabilities, claims and demands in the event the amount of the Patient Trust Funds and Patient Prepaid Funds transferred to New Operator or Atrium, as provided in Section 14.02, did not represent the full amount of such Patient Trust Funds and Patient Prepaid Funds then or thereafter shown to have been delivered to Seller and outstanding as of the Closing Date. New Operator or Atrium, as appropriate, will indemnify, defend and hold Seller harmless from all liabilities, claims and demands in the event a claim is made against Seller by a patient with respect to his/her Patient Trust Funds and/or Patient Prepaid Funds but only if said Patient Trust Funds and/or Patient Prepaid Funds with respect to the patient making said claim were actually transferred to New Operator or Atrium pursuant to the terms of Section 14.02 above.

     14.04. ACCOUNTS RECEIVABLE. Seller shall retain its right, title and interest in and to all unpaid amounts and accounts receivable with respect to the Facilities which relate to any period prior to the Closing Date, including, but not limited to, amounts or accounts receivable arising from rate adjustments, Medicare or Medicaid or any other third party payor under payments, insurance proceeds, rebates or any other monies which relate to the period prior to the Closing Date even if such adjustments or payments occur after the Closing Date. Seller shall remain liable for any overpayments made to Seller prior to the Closing Date whether such overpayment is received by Seller prior to or after the Closing Date for which payment is due to Medicare, Medicaid or any other third party payor after the Closing Date. If, following the Closing Date, Purchaser or New Operator receives payment from any federal or state agency or

other third party payor or from any patient or resident, which represents payment for services rendered by Seller prior to the Closing Date, then Purchaser shall promptly forward, or cause New
Operator to promptly forward, such payments to Seller in accordance with the following provisions:

          (a) If such payments either specifically indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period prior to the Closing Date, a copy of the applicable remittance advice and the payment received shall be forwarded to Seller by New Operator; and

          (b) If such payments indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period on or after the Closing Date, they shall be retained by New Operator.

          (c) If such payments indicated on the accompanying remittance advice, or if the parties agree, that they relate to periods both prior to and after the Closing Date, the
     portion thereof     which  relates to the period on and
     after the Closing Date shall be retained by New Operator and the balance shall be remitted to Seller.

          (d) Any payments received by New Operator during the first forty-five (45). days after the Closing Date which fail to designate the period to which they relate, will first be the property of Seller to reduce the pre-Closing Date balances, with any excess applied to balances due for services rendered by New Operator after the Closing Date. Thereafter all non-designated payments will first be applied to any post-Closing Date balances, with the excess, if any, remitted to Seller.

     14.05 ALABAMA WORKERS' COMPENSATION REBATE. Purchaser acknowledges that Seller may be due a certain rebate from the State of Alabama for prepayments of worker's compensation . insurance if the Facilities located in Alabama remain under their current worker's compensation insurance program until October 1, 1997. Purchaser agrees to use its best efforts to cause New Operator to maintain such worker's compensation insurance program and to forward to Seller any payments received by New Operator after the Closing Date for the portion of such rebates applicable to the period prior to the Closing Date in accordance with the procedures set forth in Section 14.04.

                            ARTICLE XV
                         INDEMNIFICATION

     15.01. SELLER'S INDEMNIFICATION. Subject to the limitations contained herein and in Section 15.04, Seller shall indemnify and hold Purchaser and its assigns, including New
Operator, harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands,

assessments, and judgments, including, but not limited to, reasonable attorney's fees and reasonable. costs and expenses of litigation, arising out of or in any manner related to any of the following:

          (a) Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of Seller's Assets and the operation of the Facilities which exist immediately prior to the Closing Date, including, but not limited to, any obligations under the Operating Contracts which Purchaser assumes at Closing and all sick pay and/or vacation pay, retirement and severance benefits and bonuses which are claimed by any employee of Seller to have accrued prior to the Closing Date provided, however, that Seller shall have no liability, for any accrued vacation or sick pay for employees whose accrued vacation and sick pay was taken into account in computing the adjustment to the Purchase Price under Section 14.01.

          (b)    Any of the Operating Contracts which New
     Operator does not assume in writing;

          (c) Any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentations in any certificate fumished or to be fumished to Purchaser or New Operator hereunder;

          (d) Any failure by Seller in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

          (e) Any sums due by Seller for Medicare and Medicaid adjustments arising from the operation of Facilities conveyed pursuant to this Agreement.

     For purposes of Section 15.01(a), an obligation shall be deemed to "exist" immediately prior to the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

     Notwithstanding the foregoing, Seller's liability for all claims under Section 15.01(c) shall not exceed in the aggregate Eight Hundred Ninety-Five Thousand Four Hundred Fifty and 00/ 100 Dollars ($895,450.00), except for claims relating to title to Seller's Assets, Seller's authority to enter into this Agreement or the transactions contemplated by this Agreement or acts of willful dishonesty or fraud by Seller. There shall be no limit, except as provided in Section 15.04, on Seller's liability for claims under Sections 15.01 (a), (b), (d) or (e).

     15.02. NEW OPERATOR. Subject to the limitations contained in Section 15.03, Purchaser shall indemnify and hold Seller harmless from and against any and all damages, losses,

liabilities, costs, actions, suits, proceedings, demands, assessments, and judgments, including, but not limited to, reasonable attorney's fees and reasonable costs and expenses of litigation, arising out of or in any manner related to any of the following:

          (a) Except as otherwise provided in this Agreement, any and all obligations relating, to the ownership of Seller's Assets and the operation of these Facilities from and after the Closing Date, including, but not limited to, any obligations under the Operating Contracts which New Operator elects to assume and all holiday and sick pay, retirement and severance benefits and bonuses, which are claimed by any employee of New operator to have accrued following the Closing Date;

          (b) Any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentations in any certificate furnished or to be furnished to Purchaser hereunder; and

          (c) Any claim that Purchaser or New Operator failed to pay the employees vacation or sick pay which accrued prior to the Closing Date with respect to employees whose accrued vacation and sick pay was taken into account in computing the adjustment to the Purchase Price under Section 14.101.

     15.03. PROCEDURE. In the event a party (the "Indemnified Party") asserts that the other party (the "Indemnitor") is subject to an indemnification claim pursuant to Sections 15.01 or 15-02 ("Claim"), the Indemnified Party shall promptly notify the Indemnitor in writing of such Claim arising, which notice shall describe the Claim in sufficient detail in order to permit the Indemnitor to evaluate the nature and cause of the Claim. In the event the asserted Claim arises or is in connection with a claim, suit, or demand filed by a third party, the Indemnitor shall be entitled to defend against such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party may continue to employ counsel of its own, but such costs shall be borne by the Indemnified Party as long as the Indemnitor continues to so defend. If the Indemnitor fails to respond or does not admit responsibility for indemnification, the Indemnified Party may take such necessary steps to defend itself and any reasonable costs associated therewith may be included as part of the asserted Claim for indemnification. For all Claims that are not Claims arising from a third party, Indemnitor shall notify the Indemnified Party as to its assertion of whether such Claim is covered by this Article, including specific reasons for non-coverage, within 30 days of receipt of written notice from the Indemnified Party describing, the Claim in reasonable detail.

     15.04  BASKET.  Notwithstanding anything contained in this
Section 15 to the contrary, Purchaser shall be responsible for the first Twenty-Five Thousand Dollars ($25,000.00) of Claims against each Facility, except for Claims relating to title to Seller's Assets, Seller's authority to enter into the transactions contemplated by this Agreement or any claims for money by third party payors or reimburses. In no event shall a Claim against a Facility be included in or applied against the basket of another Facility.

                           ARTICLE XVI
                          MISCELLANEOUS

     16.01. NOTICES. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery, hand delivery or facsimile transmission to the following address:

                     To Seller and      John H. Stoddard
                     General Partner:   RWB Management Corp.
                                        7000 Central Park-Way, Suite
                                        850
                                        Atlanta, Georgia
                                        Telephone No.: 770-668-1080
                                        Facsimile No.: 770-668-0136

                     With copy to       Leon H. Rittenbera, Jr.,
                     (which shall not   Esquire
                     constitute         Baldwin & Haspel
                     notice):           2200 Energy Central
                                        1100 Poydras Street
                                        New Orleans, Louisiana 70163
                                        Telephone No.: (504) 585-7711
                                        Facsimile No.: (504) 585-7751

                     To Purchaser:      Omega Healthcare Investors, Inc.
                                        901 West Eisenhower, Suite
                                        110
                                        Ann Arbor, Michigan 48103
                                        Attn: F. Scott Keliman
                                        Telephone No.: (313) 747-9790
                                        Facsimile No.: (313) 996-0020

                     With copy to       Dykema Gossett PLLC
                     (which shall not   1577 N. Woodward, Suite 300
                     constitute         Bloomfield Hills, NE 48304
                     notice):           Attn: Fred J. Fechheimer
                                        Telephone No.: 810/540-0743
                                        Facsimile No.: 810/540-0763


     Notices shall be deemed given three (3) business days after deposit in the mail as provide herein or upon actual receipt if sent by overnight delivery, facsimile transmission or hand delivery.

     16.02. ALLOCATION OF PURCHASE PRICE. The purchase price shall be allocated among the four (4) Facilities as follows:


                     Medical Park Convalescent  $4,522,275
                     Center:                    $2,984,500
                     Renaissance Place-Katy:    $2,487,500
                     Renaissance Place-Humble   $2,383,000
                     Edwardsville Care Center
                     East


The allocation of the purchase price for each of the Facilities shall be further allocated between the value of the Real Property and the Personal Property as mutually agreed upon the parties prior to the Closing Date and each party agrees to timely file tax form 8594 in accordance with the allocations so agreed to.

     16.03. EMPLOYEE RECRUITMENT. As a matter which shall survive the Closing hereunder, neither Seller nor any of its subsidiaries or affiliates shall, for a period of 120 days following the Closing Date, solicit any of the employees or independent contractors of Purchaser at any of the Facilities or induce any such persons to terminate their employment or contractual relationships with Purchaser.

     16.04. ASSIGNMENT. No party may assign, directly or indirectly, its rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, Purchaser shall also have the right, on written notice to Seller, to (i) assign its rights hereunder to the New Operator as required to enter into and cause the term of the Master Lease to commence, or (ii) assign its ownership interest in any of the Facilities to any third party.

     16.05 SOLE AGREEMENT. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, the disclosure schedules for each of the parties, the documents executed and delivered pursuant hereto and the Confidentiality


Agreements constitute the entire agreement between the parties hereto with respect to -the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

     16.06. CAPTIONS. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     16.07. SEVERABILITY. Should any one or more of the provisions of this agreement determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     16.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     16.9. KNOWLEDGE DEFINED. To the extent that any of the representations and warranties contained in this Agreement are limited by the phrases "to the knowledge of' or "Purchaser has no knowledge of" or words or phrases of similar import, the same shall mean to the actual knowledge of any of the corporate officers or directors or general partners of the party or its subsidiaries making said representation or warranty. To the extent that any of the representations and warranties contained in this Agreement refer to verbal notice to a party such notice shall be deemed to have been received if delivered to any officer of such party or to an officer of one of its subsidiaries. Notwithstanding anything in this Section 16.9 to the contrary, the phrase "Seller's knowledge" or such similar phrases shall include the actual knowledge of any of the corporate officers or directors of Atrium and the actual knowledge of any administrator(s) of any of the Facilities.

     16.10 EXPENSES. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and other transactions contemplated hereby.

     16.11 THIRD PARTY BENEFICIARY Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement. Notwithstanding the foregoing, the New Operator is an intended Third Party Beneficiary of this Agreement.

     16.12. ATTORNEYS' FEES. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party in any action resulting therefrom shall be entitled to collect from the

other its reasonable costs and attorneys' fees, including its costs and fees on appeal.

     16.13. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation."

     16.14. SURVIVAL. The representations, warranties, covenants or conditions set forth herein shall survive the Closing for a period of one year after the Closing; provided, however, that in the event that, at anytime during that one year period, any claim is made for a breach thereof, the same shall survive until a final non-appealable resolution thereof. Purchaser and New Operator shall make no claims for indemnification against Seller under Section 15.01(c) of this Agreement after one (1) year after the Closing Date except for claims related to title to Seller's Assets, Seller's authority to enter into the transactions contemplated by this Agreement and any claims for money by third party payors or reimbursers.

     16.15. EXHIBITS. The parties acknowledge that a number of exhibits have been attached to this Agreement in blank with references thereon that said exhibits shall be provided by Seller. Within fifteen (15) days following the mutual execution of this Agreement, Seller agrees to deliver to Purchaser, for Purchaser's review and approval, complete copies of said exhibits. Within five (5) days following, receipt of said exhibits, Purchaser shall review the exhibits provided and notify Seller of its approval or disapproval thereof, provided that any such approval shall not be unreasonably withheld. If Purchaser disapproves any such exhibits, Purchaser shall have the right to terminate this Agreement by written notice to Seller.

     16.16 GOVERNING LAW. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. SELLER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATE OF MICHIGAN AND THE STATE WHERE THE FACILITY IS LOCATED, AND AGREES THAT ALL DISPUTES CONCERNING THIS AGREEMENT MAY BE HEARD, AT PURCHASER'S OPTION, IN THE STATE AND FEDERAL COURTS LOCATED IN EITHER OF THE STATES OF MICHIGAN OR THE STATE WHERE THE FACILITY IS LOCATED. EACH PARTNER OF THE SELLER AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON SUCH PARTNER UNDER ANY METHOD

PERMISSIBLE UNDER THE LAWS OF THE STATE OF MICHIGAN OR THE STATE
WHERE THE FACILITY IS LOCATED AND IRREVOCABLY WAIVES ANY
OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE
OF MICHIGAN OR THE STATE WHERE THE FACILITY IS LOCATED.

     16.17 EXCLUSIVITY. Prior to the Closing Date and subject to the fiduciary duties of Seller or its General Partner, Seller and its partners, affiliates, agents and employees shall not negotiate with or discuss the sale, financing or other disposition of the Facilities, or take any steps to initiate, consummate, encourage or document the sale, financing or other disposition of any of the Facilities to any other person or entity until the earlier of (i) date on which Purchaser notifies Seller that Purchaser is withdrawing from the transactions contemplated hereby or (ii) material breach by Purchaser that is not cured by Purchaser within any applicable grace and cure period, upon expiration of such grace and cure period.

     16.18 CONFIDENTIAL. The terms of that certain letter by and between Seller and Purchaser dated November 19, 1996 relating to the confidentiality of certain information is incorporated herein. However, subject to the provisions of Section 11.04, each party may issue such press releases or public statements relating to the transactions contemplated hereby as it determines appropriate or required by law.

     16.19 ARBITRATION OF DISPUTES FOLLOWING If a controversy shall arise between the parties hereto following Closing relating to this Agreement, any other agreement between the parties, any instrument or document delivered pursuant to or in connection with the Agreement, or the transactions contemplated by this Agreement (hereinafter, a "Controversy") which the parties are unable to settle between themselves, the Controversy shall be determined by arbitration. Such arbitration shall be conducted by three arbitrators selected in accordance with the procedures of the American Arbitration Association and in accordance with its rules and procedures. The decision of the arbitrators shall be final and binding, and enforceable in any court of competent jurisdiction. Such decision shall set forth in writing, the basis for the decision, and in rendering such decision, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement and any other agreements, documents and instruments executed pursuant to or in connection with this Agreement. The expense of the arbitration shall be divided equally between Seller and Purchaser unless otherwise specified in award. The prevailing party, as determined by the arbitrators, shall be entitled to recover its costs and expenses including attorney fees. Such arbitration shall be conducted in Atlanta, Georgia. In any such arbitration, the parties shall be entitled to conduct discovery in the same manner as permitted under Federal Rules of Civil Procedure 27 through 37. No provision in this Section 16.19 shall limit the right of any party to this Agreement to obtain provisional or ancillary

remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of such a remedy does not waive the right of any party to arbitration. The
Section shall not apply to any Controversy which may arise between the parties prior to the Closing.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth therein.

                         SELLER:

                         MEDICAL INCOME PROPERTIES 2B LIMITED
                         PARTNERSHIP, a Delaware limited
                         partnership

                         By: QualiCorp Management, Inc., a
                             Delaware corporation
                         Its:  Managing General Partner

                              By: ________________________
                                   John H. Stoddard
                                   Its: President

                         GENERAL  PARTNER:

                         QUALICORP MANAGEMENT, INC., a Delaware
                         corporation

                         By: ________________________
                              John H. Stoddard
                              Its: President


                         PURCHASER:

                         OMEGA HEALTHCARE INVESTORS, INC.,
                         a Maryland corporation

                         By: ________________________

                         Its: ________________________

SCHEDULE OF EXHIBITS:

 EXHIBIT A-1:     Legal Description of Real Property
 EXHIBIT A-2:     (Edwardsville Care Center East)
 EXHIBIT A-3:     Legal Description of Real Property (Medical
 EXHIBIT A-4:     Park Convalescent Home)
 EXHIBIT 1.02:    Legal Description of Real Property (Renaissance
 EXHIBIT 1.02     Place-Katy)
 (A):             Legal Description of Real Property (Renaissance
 EXHIBIT 1.05     Place-Humble)
 (c):             Inventory of Personal Property
 EXHIBIT 2.01:    Inventory of Excluded Personal Property
 EXHIBIT 4.13:    Form of Management Agreement
 EXHIBIT 6.06:    Escrow Agreement
 EXHIBIT 6.07:    Prepaid Contracts
 EXHIBIT 6.07(b): Copies of Licenses and Permits
 EXHIBIT 6.10:    List of Most Recent Licensure or Certification
 EXHIBIT 6.11:    Surveys
 EXHIBIT 6.13     Waivers for Cited Deficiencies
 EXHIBIT 6.15:    Seller's Assets Which are Subject to Leases
 EXHIBIT 6.17:    Union Contracts
 EXHIBIT 6.19:    Phase I Environmental Reports Delivered by
 EXHIBIT 6.20:    Seller
 EXHIBIT 6.21:    Litigation
 EXHIBIT 6.23     Facility Defects
 EXHIBIT 6.24     Form of Admission Agreement
 EXHIBIT 6.25     Patient Roster
 EXHIBIT 9.02(d): List of Operating Contracts
 EXHIBIT 9.02(f): Insurance Policies and Certificates
 EXHIBIT 9.02(g): Fringe Benefits
 EXHIBIT 9.02(h): Benefit Plans
 EXHIBIT          Form of Legal Opinion from Seller's Counsel
 10.01(a):        Bill of Sale
 EXHIBIT          Form of Operating Contracts Assignment and
 10.02(f):        Assumption Agreement
                  Form of Admission Agreements Assignment and
                  Assumption Agreement
                  List of Title Policies Delivered by Seller
                  Form of Legal Opinion from Purchaser's Counsel

APPENDIX B

KILPATRICK STOCKTON LLP
1100 PEACHTREE STREET
ATLANTA, GEORGIA  30309
(404) 815-6500
(404) 815-6555 - Telecopy



                            February 12, 1997




Board of Directors
Medical Income Properties 2B Limited Partnership
7000 Central Parkway
Suite 850
Atlanta, Georgia  30328

To the Members of the Board:

     We understand that Medical Income Properties 2B Limited Partnership (the "Partnership") has entered into Asset Purchase Agreement (the "Proposed Transaction") with Omega Healthcare Investors, Inc. ("Omega"), pursuant to which the Buyer shall acquire substantially all of the operating assets of the Partnership in exchange for cash and the assumption of certain liabilities. In addition, we understand that, after consummation of the Proposed Transaction, the Partnership intends to make certain distributions to its limited partners (the "Limited Partners") consisting of such cash proceeds and the Partnership's net working capital (upon collection), all as offset by the Partnerships obligations, including the repayment of its outstanding indebtedness, the payment of transaction-related expenses and the payment of other expenses of the Partnership. A detailed description of the Proposed Transaction, including the detailed description of the consideration to be received by the Partnership (the "Consideration"), is provided in the Asset Purchase Agreement (the "Agreement").

     We have been requested by the Partnership to render our opinion (the "Opinion") with respect to the fairness, from a financial point of view, to the Limited Partners of the Consideration to be received by the Limited Partners in the Proposed Transaction.

     In arriving at our Opinion, we reviewed and analyzed: (1) the Agreement, (2) financial and operating information with respect to the business, operations and prospects of the Partnership furnished to us by QualiCorp Management, Inc., the managing general partner of the Partnership ("QualiCorp"), (3) a comparison of the historical financial results and present financial condition of the Partnership with those of other companies which we deemed relevant, (4) an analysis of financial and stock market information for selected publicly-traded companies which we deemed comparable to the Partnership, and (5) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions which we deemed relevant. In addition, we held discussions with the management of QualiCorp concerning the business and operations, assets, present condition and future prospects of the Partnership and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the financial and other information used by us in arriving at our Opinion without independent verification. In arriving at our Opinion, we have not conducted a physical inspection of the properties and facilities of the Partnership. We have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Partnership. Our Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     We have acted as financial advisor to QualiCorp in connection with the Proposed Transaction, and we will receive a fee for our services which is in significant part contingent upon the consummation of the Proposed Transaction. In addition, the Partnership has agreed to indemnify us for certain potential liabilities arising out of the rendering of this Opinion.

     Based upon and subject to the foregoing, we are of the Opinion as of the date hereof that, from a financial point of view, the Consideration to be received by the Limited Partners in the Proposed Transaction is fair to the Limited Partners.

                         Very truly yours,




                         THE ROBINSON-HUMPHREY COMPANY, INC.